UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.          )

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Seagate Technology Public Limited Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 11, 2012

Dear Fellow Shareholder:

We would like to invite you to attend the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM") of Seagate Technology plc ("Seagate" or the "Company"), which will be held at 9:30 a.m. Irish Time on Wednesday, October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland.

The purpose of the 2012 Annual General Meeting is to: (i) elect the twelve board members listed in this Proxy Statement; (ii) approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan; (iii) determine the price range at which the Company can re-issue treasury shares off-market; (iv) authorize the holding of the next Annual General Meeting outside of Ireland; (v) hold an advisory vote on executive compensation; and (vi) ratify, in a non-binding vote, the appointment of Ernst & Young as our independent auditors for our 2013 fiscal year and authorize, in a binding vote, the Audit Committee of the board of directors to set the auditors' remuneration.

We will also present the Company's Irish Statutory Accounts for the fiscal year ended June 29, 2012 and the reports of the directors and auditors thereon.

The board of directors (the "Board") recommends that you vote for each of the twelve director nominees nominated by our Board and that you vote "for" all of the other proposals to be put forward at the meeting.

The proxy materials are being furnished to the shareholders of Seagate in connection with the solicitation of proxies by the Board for use at the 2012 Annual General Meeting, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of 2012 Annual General Meeting of Shareholders.

Your vote is important. Please take a moment to vote your shares in accordance with the instructions provided, even if you plan to attend the meeting, or appoint a proxy to vote your shares by using the Internet or by telephone, as described in the attached Proxy Statement, so that your shares may be represented at the 2012 Annual General Meeting.

The Notice of 2012 Annual General Meeting of Shareholders included in this Proxy Statement includes instructions on how to vote your shares.

Thank you for your continued support.

Sincerely,

Stephen J. Luczo Chairman, President and Chief Executive Officer

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 24, 2012

        Notice is hereby given that the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM") of Seagate Technology plc ("Seagate" or the "Company") will be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland on Wednesday, October 24, 2012, at 9:30 a.m. Irish Time. The purposes of the 2012 Annual General Meeting are:

  (1)
  By separate resolutions, to elect as directors the following individuals who shall retire in accordance with the Articles of Association and, being eligible, offer themselves for election:

(a) Stephen J. Luczo	(b) Frank J. Biondi, Jr.	(c) Michael R. Cannon
(d) Mei-Wei Cheng	(e) William T. Coleman	(f) Jay L. Geldmacher
(g) Dr. Seh-Woong Jeong	(h) Lydia M. Marshall	(i) Kristen M. Onken
(j) Dr. Chong Sup Park	(k) Gregorio Reyes	(l) Edward J. Zander
  (2)
  To approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan;

  (3)
  To determine the price range at which the Company can re-issue treasury shares off-market;

  (4)
  To authorize holding the 2013 Annual General Meeting of Shareholders of the Company at a location outside of Ireland;

  (5)
  To approve, in a non-binding advisory vote, the Company's named executive officer compensation;

  (6)
  To ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending June 28, 2013 and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration; and

  (7)
  To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

        The foregoing items, including the votes required in respect of each (including in the case of Proposal 3, which is being proposed as a special resolution), are more fully described in (and the full text of each proposal is set out in) the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders.

        During the 2012 Annual General Meeting, management will present the Company's Irish Statutory Accounts for the fiscal year ended June 29, 2012 ("fiscal year 2012"), and the reports of the directors and auditors thereon.

        Seagate's Board has set September 4, 2012 as the record date for the 2012 AGM. Only registered holders of Seagate's ordinary shares at the close of business on that date are entitled to receive notice of the 2012 AGM and to attend and vote at the 2012 AGM.

        In connection with the 2012 AGM, and in accordance with Seagate's Articles of Association, we will be relying on the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") instead of a paper copy of our Proxy Statement, our Irish Statutory Accounts for fiscal year 2012, and our Annual Report on Form 10-K for fiscal year 2012 (collectively, the "Proxy Materials"). We believe that this process allows us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distribution of our Proxy Materials. The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Materials, as well as a form of proxy card or voting instruction card. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        This Proxy Statement contains additional information on how to attend the meeting and vote your shares in person. To vote your shares, you will need the number included in the box on the proxy card accompanying this Proxy Statement. Any registered shareholder entitled to attend and vote at the 2012 AGM may appoint one or more proxies, who need not be a registered shareholder(s) of the Company.

        THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF ONE OR MORE SHAREHOLDERS WHO HOLD SHARES REPRESENTING NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. THIS PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY. Our Proxy Materials are available free of charge to shareholders at www.proxyvote.com.

By order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary 38/39 Fitzwilliam Square Dublin 2 Ireland +353 1 234-3136

September 11, 2012

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
OCTOBER 24, 2012

 GENERAL INFORMATION

        The board of directors (the "Board") of Seagate Technology plc ("Seagate" or the "Company") is soliciting your proxy for use at the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM"), to be held on Wednesday, October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 9:30 a.m. Irish Time, and at any postponement or adjournment of the meeting. The Proxy Statement and related materials are first being distributed and made available to the shareholders of the Company on or about September 11, 2012. Seagate is incorporated and organized under the laws of Ireland, and maintains its registered office in Ireland at 38/39 Fitzwilliam Square, Dublin 2, Ireland. Seagate's telephone number at that address is +353 (1) 234-3136.

        You may contact our Investor Relations department by telephone in the United States at +1 (408) 658-1222; by e-mail at stx@seagate.com; or by mail at Seagate Technology plc, Investor Relations, 10200 S. De Anza Boulevard, Cupertino, California 95014. Our website address is www.seagate.com. Information contained on, or accessible through, our website is not a part of this Proxy Statement.

        References in this Proxy Statement to "we", "our", "Seagate", "us" and "the Company" are to Seagate Technology plc and/or, where appropriate, its predecessor, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

        Who Can Attend and Vote; Votes Per Share.    Our only outstanding class of voting securities is our ordinary shares, par value $0.00001 per share. All persons who are registered holders of our ordinary shares at 5 p.m. Eastern Time on September 4, 2012, the record date for the 2012 AGM (the "Record Date"), will be entitled to notice of, and to vote at, the 2012 AGM. As of the close of business on the Record Date, there were 392,070,802 outstanding ordinary shares.

        Each shareholder of record will be entitled on a poll to one vote per ordinary share on all matters submitted to a vote of shareholders, so long as those shares are represented at the 2012 AGM in person or by proxy. Your shares will be represented if you attend and vote at the 2012 AGM or if you submit a properly completed proxy. You can attend and vote at the meeting even if you have completed and submitted a form of proxy.

        Meeting Attendance.    If you wish to attend the 2012 Annual General Meeting in person, you will need to bring your proof of identification along with your proof of share ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record, you may bring a bank or brokerage account statement as your proof of ownership of Seagate shares. For directions to the meeting, please contact our Investor Relations department by telephone at +1 (408) 658-1222 or by email at stx@seagate.com.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 24, 2012:

        Internet Availability of Proxy Materials.    On or around September 11, 2012, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), directing shareholders to a website, www.proxyvote.com, where they may access our proxy materials free of charge, including this Proxy Statement, our Irish Statutory Accounts for the fiscal year ended June 29, 2012 ("fiscal year 2012"), and our Annual Report on Form 10-K for fiscal year 2012 (collectively, the "Proxy Materials"). The Notice of Internet Availability directs shareholders to a website where they may access the Proxy Materials and view instructions on how to vote online. If you prefer to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. You will need the 12-digit control number on your Proxy Card in order to access the Proxy Materials on www.proxyvote.com. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        How to Vote; Submitting Your Proxy.    The Board recommends that you vote your shares:

  •
  "FOR" Proposal 1 to elect the twelve (12) director nominees;

  •
  "FOR" Proposal 2 to approve the Seagate Technology plc Amended and Restated Seagate Employee Stock Purchase Plan;

  •
  "FOR" Proposal 3 to authorize the price range at which Seagate can re-issue treasury shares off-market;

  •
  "FOR" Proposal 4 to authorize holding the 2013 Annual General Meeting of Shareholders at a location outside of Ireland;

  •
  "FOR" Proposal 5 to approve, in a non-binding advisory vote, the compensation of our named executive officers; and

  •
  "FOR" Proposal 6 to ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors for our 2013 fiscal year and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration.

        By completing and submitting your proxy, you are legally designating the individual or individuals named by you in the proxy card or, if you do not name your proxy or proxies, Dr. Chong Sup Park and/or Kenneth M. Massaroni (the "Proxy Holders") to vote your shares in accordance with the instructions you have indicated on the proxy. If you sign and return your proxy without designating any individual named by you and do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal. It is not expected that any additional matters will be brought before the 2012 AGM, but if other matters are properly presented at the 2012 AGM or any adjournment or postponement thereof, the Proxy Holders will have your authority to vote your shares in their discretion on such matters.

        Shares Registered Directly in the Name of the Shareholder.    If you hold our ordinary shares registered directly in your name in our register of shareholders, you may vote by Internet or telephone, by returning a signed proxy card, or by voting in person at the 2012 AGM. Specific instructions for registered shareholders are set forth in the proxy card enclosed herewith.

        Shares Registered in the Name of a Nominee.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee in "street name", you are considered the beneficial owner of those shares, and these Proxy Materials are being forwarded to you by your broker, bank, or nominee, who is the holder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank, or nominee has enclosed with these Proxy Materials, or will send to you, a voting instruction form for you to use to direct how your shares should be voted. If you do not receive the voting instruction form, please contact your broker, bank or other nominee directly. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank. As a beneficial owner of ordinary shares, you are also invited to attend the 2012 AGM. In order to be admitted to the 2012 AGM, you must bring a letter or account statement showing that you beneficially own the shares held by the broker, bank or nominee. However, since you are not the shareholder of record, you may not vote those shares in person at the 2012 AGM unless you request and receive a valid proxy from your broker, bank, or nominee.

        Revoking Your Proxy.    If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the 2012 AGM by: (1) sending a signed revocation thereof to Seagate Technology plc at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary, which we must receive by 5:00 p.m., Irish Time, on October 22, 2012; (2) submitting a later dated proxy, which we must receive by mail by 5:00 p.m., Irish Time, on October 22, 2012, or online or by telephone by 11:59 p.m., Eastern Time, on October 22, 2012; or (3) voting your shares in person at the 2012 AGM.

        If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy, since attending the 2012 AGM alone will not revoke any proxy.

        Proxy Solicitation.    We will bear all costs and expenses of soliciting proxies from shareholders. We have retained a proxy solicitation firm, Morrow and Co. ("Morrow"), to aid us in the solicitation process. We will pay Morrow its customary fee, estimated to be $8,500, plus reasonable out-of-pocket expenses incurred in the solicitation process. Seagate or its agent will distribute proxy materials to brokers, custodians, nominees, fiduciaries and other record holders and request that they forward materials to the beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such record holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to vote over the Internet, you are responsible for any Internet access charges you may incur. Our directors, officers and selected other employees may also solicit proxies by telephone, facsimile, or e-mail or in person. No additional compensation will be paid to directors, officers, or other employees of Seagate for their services in soliciting proxies for the 2012 AGM.

        Quorum, Voting Requirements and Broker Non-Votes.    In order to establish a quorum at the 2012 AGM, there must be one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the Company entitled to vote at the meeting. For purposes of determining a quorum, abstentions and "broker non-votes" are counted as present and entitled to vote. Generally, brokers have discretionary power to vote your shares with respect to "routine" matters, but they do not have discretionary power to vote your shares on "non-routine" matters. A "broker non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner is not entitled to vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. For each of the proposals being considered at the 2012 AGM, approval of the proposal requires the affirmative vote of a simple majority of the votes cast, except for Proposal 3

(determination of the price range at which the Company can re-issue shares off-market that it acquires as treasury shares), which requires the affirmative vote of not less than 75% of the votes cast.

        With respect to Proposal 1, the affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the election of each of the director nominees, each of whose election is subject to a separate vote. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next annual general meeting of shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, Irish law requires a minimum of two directors at all times. Therefore, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Articles of Association, hold office until his or her successor shall be elected.

        Abstentions and "broker non-votes". If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. We believe that proposals 3, 4 and 6 will be considered routine, which means that the bank or brokerage firm that holds your shares may vote your shares in its discretion on these proposals if you do not provide voting instructions to your bank or brokerage firm. This is known as "broker discretionary voting." However, we note that proposals 1 (the election of directors), 2 (the approval of the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan), and 5 (the non-binding advisory vote on executive compensation) are considered "non-routine" matters. Accordingly, if you do not provide instructions on how your shares are to be voted on proposals 1, 2, or 5, the bank or brokerage firm will not be entitled to vote your shares with respect to these proposals. This is called a "broker non-vote."

        Abstentions and "broker non-votes" will not be considered votes properly cast at the 2012 Annual General Meeting. Because all of the proposals will be determined based only on the votes properly cast at the 2012 Annual General Meeting, abstentions and "broker non-votes" will not have any effect on the outcome of these proposals.

        We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

        Voting Procedures and Tabulation.    We have selected an inspector of elections to act at the 2012 AGM and to make a written report thereof. Prior to the 2012 AGM, the inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. The inspector will ascertain the number of ordinary shares outstanding, determine the ordinary shares represented at the 2012 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

        The Company's Irish Statutory Accounts for fiscal year 2012, including the reports of the directors and auditors thereon, will be presented at the 2012 Annual General Meeting. The Company's Irish Statutory Accounts have been approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the 2012 Annual General Meeting. The Company's Irish Statutory Accounts are available with the Proxy Materials at www.proxyvote.com.

PROPOSAL 1(A) – 1(L) – ELECTION OF DIRECTORS

(Ordinary Resolutions)

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated twelve nominees for election at the 2012 AGM. Our Board's nominees are Messrs. Luczo, Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes and Zander, Ms. Marshall, Ms. Onken, and Drs. Jeong and Park.

        Each of the Board's nominees is currently serving as a director of Seagate.

        Under our Articles of Association, the Board may have not less than two or more than twelve members. We currently have twelve directors serving on our Board, each of whom will stand for election at the 2012 AGM. The holders of ordinary shares have the right to elect twelve members to the Board to serve until the 2013 Annual General Meeting of Shareholders (the "2013 AGM").

        If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next Annual General Meeting of Shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company's Articles of Association, hold office until his or her successor shall be elected.

        If any nominee becomes unwilling or unable to serve as a director, then the Board will either propose a substitute nominee (and the Proxy Holders will vote for the appointment of the proposed nominee) or determine to reduce the size of the Board.

Director Changes

  •
  Kristen M. Onken joined the Board, effective as of December 1, 2011.

  •
  William Coleman, Jay Geldmacher and Dr. Seh-Woong Jeong joined the Board, effective as of April 26, 2012.

  •
  Mei-Wei Cheng joined the Board, effective as of July 25, 2012.

  •
  On October, 26, 2011, John W. Thompson retired from the Board.

Board Composition

        As a leading provider of electronic storage products, our business involves an operational structure that operates on a global scale and encompasses design, manufacturing, sales and marketing functions in a context characterized by highly advanced technology and manufacturing techniques, rapid product life cycles, periods of imbalance between supply and demand, periodic price erosion and intensely competitive markets.

        The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our dynamic business and the then-current membership on the Board. This assessment of skills, experience and background takes into consideration the changes in the Company's business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of, and emphasis on, these factors as part of the Board's annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

        We do not expect or intend that each director will have the same background, skills, and experience; rather we believe the Company and its shareholders are best served by a Board that has a variety of skills, backgrounds and experiences. Our Board, therefore, seeks a diverse portfolio of qualifications to assist the Board in its oversight of our business and operations. Key skills and experience that the Nominating and Corporate Governance Committee and our Board consider important for our directors to have include one or more of the following:

        Senior Leadership Experience.    Directors who are or have served in senior leadership positions are important to us, as they bring a depth of experience and perspective in analyzing important operational and policy issues, and then shaping and overseeing the execution of responsive strategies. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at organizations that operate on a global scale, face significant competition, and/or involve technology or other rapidly evolving business models.

        Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a public company board of directors; the relations of a board to the Chief Executive Officer ("CEO") and other management personnel; the importance of particular agenda and oversight matters; and oversight of the changing mix of strategic, operational, and compliance related matters.

        Financial Expertise.    Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investment activities, financial reporting, and internal control of such activities.

        International Expertise.    Seagate is a global organization with research and development, manufacturing, assembly-and-test facilities, and sales and other offices in many countries. Directors with global expertise can provide a useful business and cultural perspective.

        Industry or Technical Expertise.    We are a technology company; therefore, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing and assembly-and-test operations, and the markets in which we compete.

        Business Development Expertise.    Directors who have a background in business development, mergers and acquisitions ("M&A") and commercial transactions can provide insight into developing and implementing strategies for growing our business through strategic combinations.

        Government Experience.    Directors who have served in government positions can provide experience and insight into working constructively with governments around the world.

        Each director nominee's biography notes his or her relevant experience, background, and skills relative to the qualifications we consider important.

        The Board recommends that you vote "FOR" each of the following nominees:

Name	Position with the Company	Age (as of the Record Date)	Seagate Board Member Since
Stephen J. Luczo	Chairman, President, and Chief Executive Officer	55	2000
Frank J. Biondi, Jr.	Director	67	2005
Michael R. Cannon	Director	59	2011
Mei-Wei Cheng	Director	62	2012
William T. Coleman	Director	64	2012
Jay L. Geldmacher	Director	56	2012
Dr. Seh-Woong Jeong	Director	49	2012
Lydia M. Marshall	Director	63	2004
Kristen M. Onken	Director	62	2011
Dr. Chong Sup Park	Director	64	2006
Gregorio Reyes	Director	71	2004
Edward J. Zander	Director	65	2009

Directors' Principal Occupation, Business Experience, Qualifications and Directorships.

        Stephen J. Luczo has been a director of Seagate since 2000. Mr. Luczo has served as President and CEO since January 2009, and continues to serve as Chairman of the Board. Mr. Luczo joined Seagate in October 1993 as Senior Vice President of Corporate Development. In September 1997, he was promoted to President and Chief Operating Officer of Seagate Technology, Inc. and, in July 1998, he was promoted to CEO at which time he joined the Board as a director of Seagate Technology, Inc. He was appointed Chairman of the Board in 2002. Mr. Luczo resigned as CEO effective as of July 3, 2004, but retained his position as Chairman of the Board. He served as non-employee Chairman from October 2006 to January 2009. From October 2006 until he rejoined us in January 2009, Mr. Luczo was a private investor. Prior to joining Seagate in 1993, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. In May 2012, Mr. Luczo was appointed to the board of directors of Microsoft Corporation.

        As our President and CEO, Mr. Luczo brings to the Board significant senior leadership, global experience and knowledge of competitive strategy, technology and competition. As President and CEO, Mr. Luczo has direct responsibility for the Company's strategy and operations. With his early career based in investment banking, Mr. Luczo also brings to the Board significant business development, M&A, and financial experience related to business and financial issues facing large companies.

        Frank J. Biondi, Jr. has been a director of Seagate since 2005, and is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and CEO of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and CEO of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom board of directors. Mr. Biondi currently serves on the boards of directors of Amgen, Inc., Hasbro, Inc., Cablevision Systems Corporation and RealD, Inc. Within the past five years, Mr. Biondi has served as a member of the boards of directors of Bank of New York Mellon, Harrah's Entertainment, Inc., and Yahoo!, Inc.

        As Senior Managing Director of a private equity firm, and as a former CEO of several companies with substantial media experience, Mr. Biondi brings to our Board significant senior leadership experience, and financial and industry expertise. Mr. Biondi's board service with other public companies provides cross board experience.

        Michael R. Cannon has been a director of Seagate since 2011. Mr. Cannon served as President, Global Operations of Dell Inc. from February 2007 until his retirement in January 2009, and as a consultant to Dell Inc. from January 2009 until January 31, 2011. Prior to joining Dell Inc., Mr. Cannon was the President, Chief Executive Officer and a member of the board of directors of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the Chief Executive Officer of Maxtor Corporation ("Maxtor"), a disk drive and storage systems manufacturer. He served on Maxtor's board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM. Mr. Cannon served on the Board from October 2006 until February 2007, and has served on the board of directors of Adobe Systems since 2003, on the board of directors of Elster Group SE since September 2010, and on the board of directors of Lam Research Corporation since February 8, 2011.

        Mr. Cannon brings financial and operational expertise to our Board through his service as a public company President, CEO and member of boards of directors, and his previous senior management positions. In addition, he has significant leadership experience due to his experience as a senior executive with other companies.

        Mei-Wei Cheng has been a director of Seagate since 2012. Mr. Cheng currently serves as CEO of Siemens North East Asia and President and CEO of Siemens Ltd., China, which position he has held since July 2010. Prior to joining Siemens in 2009, he was Chairman and CEO of Ford Motor Company (China) Ltd., as well as a Corporate Group Vice President of Ford Motor Company from 1998 to 2009. Previously, Mr. Cheng held executive positions at General Electric Corporation (GE), including Corporate Vice President, Regional Executive and President of GE Appliance—Asia, and Chairman and CEO of GE (China) Ltd. He began his career at AT&T, where he last served as President of AT&T China. Mr. Cheng is currently a member of the board of directors of Diebold, Inc.

        Mr. Cheng brings management and operational expertise to our Board through his current and former service as a senior level executive in the Asia region with several large multi-national corporations. In addition, his board service provides cross-board experience which supplements his significant international executive-level leadership experience.

        William T. Coleman has been a director since 2012. He has been a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, since June of 2010. Before joining Alsop Louie, Mr. Coleman was founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation from September 2003 to June 2009. Between June 2009 and June 2010, Mr. Coleman was a private investor. Mr. Coleman previously founded BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 until 2002 and Chief Executive Officer from 1995 to October 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc. He currently sits on the board of directors of iControl, Inc., Framehawk, Inc. and Resilient Network Systems, Inc. Within the past five years, Mr. Coleman has also served on the boards of directors of Palm, Inc. and Symantec Corp.

        As a partner of a private equity firm and former founder and/or CEO of several technology companies, Mr. Coleman brings to our Board significant senior leadership experience, as well as financial and industry expertise. Mr. Coleman's board service with other private and public companies provides cross-board experience.

        Jay L. Geldmacher has been a director since 2012. He currently serves as a director of Owens-Illinois, Inc., a manufacturer of glass containers, which position he has held since 2009; he also serves as a member of the Audit Committee of Owens-Illinois. Since 2007, Mr. Geldmacher has served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power's Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power's Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary, and from 1996 to 1998, he served as President of Astec Standard Power, another Emerson subsidiary. Mr. Geldmacher has also served on the board of the University of Arizona Business School since 2002.

        As a senior-level executive and public company board member, Mr. Geldmacher brings operational and financial expertise to our Board, as well as significant senior leadership experience. Mr. Geldmacher's board service with Owens-Illinois provides cross-board experience.

        Dr. Seh-Woong Jeong has been a director since 2012. He is currently Executive Vice President of the Sales and Marketing team for the Systems LSI Division of Samsung Electronics Co., Ltd. ("Samsung"), which designs and manufactures logic and analog integrated circuit devices. Dr. Jeong has held the position of Executive Vice President of the Sales and Marketing team since 2011 and has held various other positions at Samsung since 1993.

        Dr. Jeong, is the appointee of Samsung pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for the fiscal year ended July 1, 2011. The Shareholder Agreement provides, among other things, that Samsung has the right to appoint one representative to the Board so long as Samsung and its affiliates hold at least 7% of Seagate's outstanding ordinary shares. Dr. Jeong brings to the Board international senior leadership and industry experience from his career as a senior-level executive at Samsung.

        Lydia M. Marshall has been a director of Seagate since 2004. Ms. Marshall is retired from Versura, Inc., an internet-based higher education finance company that she founded. She served as Chair and CEO of Versura, Inc. from 1999 until 2004. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, Executive Vice President Marketing of Sallie Mae from 1993 to 1997, and Senior Vice President heading Sallie Mae's Institutional and Public Finance and Strategic Planning Divisions from 1985 to 1993. Ms. Marshall is a member of the board of directors of Nationwide Mutual Insurance Company. Within the past five years, Ms. Marshall has served as a member of the board of directors of Nationwide Financial Services, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Ms. Marshall brings to our Board significant senior leadership experience and financial expertise. Ms. Marshall's board service with other public companies provides cross-board experience.

        Kristen M. Onken has been a director of Seagate since 2011. She currently serves as a director of Silicon Laboratories Inc., which position she has held since September 2007. She also served on the board of Biosensors International Group, Ltd. from September 2006 through July 2008. Ms. Onken served as Senior Vice President, Finance, and Chief Financial Officer of Logitech International, S.A. from February 1999 through May 2006. From September 1996 to February 1999, Ms. Onken served as Vice President of Finance at Fujitsu PC Corporation. Ms. Onken held various positions at Sun Microsystems Inc. from 1991 through 1996.

        Ms. Onken brings financial and operational expertise to our Board through her service as a public company CFO and senior-level executive at several technology companies, as well as her service as a public company board member. Ms. Onken's board service with other public companies provides cross-board experience.

        Dr. Chong Sup Park has been a director of Seagate since 2006. Prior to joining Seagate's Board, Dr. Park served as Chairman and CEO of Maxtor from November 2004 until May 2006, as Chairman of Maxtor's board of directors from May 1998 until May 2006, and served as a member of its board from February 1994 to May 2006. Maxtor was acquired by Seagate in May 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman.

Dr. Park is a member of the boards of directors of Enphase Energy, Inc., Ballard Power Systems, Inc., Computer Sciences Corporation and Brooks Automation, Inc. Within the past five years, Dr. Park has also served as a member of the board of directors of SMART Modular Technologies, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Dr. Park brings to our Board significant senior leadership experience, financial and international expertise. In addition, Dr. Park has extensive industry expertise, including expertise in the disk drive business that is invaluable to our Board. Dr. Park's board service with other public companies provides cross board experience.

        Gregorio Reyes has been a director since 2004. Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes began his career in the semiconductor industry with National Semiconductor Corporation in 1962, followed by executive positions with Motorola, Inc., Fairchild Semiconductor and Eaton Corporation. From 1981 to 1984, he was President and CEO of National Micronetics, Inc., a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was Chairman and CEO of American Semiconductor Equipment Technologies. Mr. Reyes co-founded Sunward Technologies in 1985 and served as its non-executive Chairman from 1985 to 1990, and its Chairman and CEO from 1990 until 1994. Mr. Reyes currently serves as non-executive Chairman of LSI Corporation, and non-executive Chairman of Dialog Semiconductor plc.

        Mr. Reyes brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies. He brings cross-board experience from his service on other public company boards.

        Edward J. Zander has been a director since 2009. Mr. Zander served as Chairman and CEO of Motorola, Inc. from January 2004 until January 2008, when he retired as CEO and continued as Chairman. He resigned as Chairman in May 2008. Prior to joining Motorola, Mr. Zander was a managing director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., a leading provider of hardware, software and services for networks, from October 1987 until June 2002. Mr. Zander is also a member of the board of directors of NetSuite, Inc. He previously served on our Board from November 2002 to October 2004. Within the past five years, Mr. Zander has served as a member of the boards of directors of Motorola, Inc. and Netezza Corporation.

        Mr. Zander brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. He brings cross-board experience from his service on other public company boards.

        There is no family relationship between any of the directors or our executive officers, nor are any of our directors or executive officers party to any legal proceedings adverse to us.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the election of each of the director nominees.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    Our Board has adopted corporate governance guidelines to clarify how it exercises its responsibilities. The Corporate Governance Guidelines are summarized below, and are also available on the Corporate Governance section of our website at http://www.seagate.com/about/investors/. You may also request a copy in print from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines, and reviews the Guidelines at least annually and makes recommendations to the Board concerning corporate governance matters. The Board may amend any of the Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board's judgment or fiduciary duties.

        Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

  •
  The Board believes that there should be at least a majority of independent directors on the Board.

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  All directors stand for election every year.

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  The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

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  Directors with significant job changes are required to submit an offer of resignation from the Board to the Nominating and Corporate Governance Committee, which then evaluates whether the individual continues to satisfy the Board's membership criteria in light of his or her new occupational status, and makes a recommendation to the Board for its decision whether or not to accept the director's resignation.

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  Non-management directors are generally limited to service on four public company boards, in addition to service on the Company's Board, while members of the Audit Committee are generally limited to service on three public company boards (including the Company). Our CEO is limited to service on one public company board, in addition to service on our Board.

  •
  The Board generally believes that the offices of Chairman and CEO should be held by separate persons, to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. Notwithstanding the Board's general policy, the Board believes that the interests of the Company are currently best served by Mr. Luczo holding the offices of both Chairman and CEO (see "Board Leadership Structure," below).

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  The Board periodically selects a director, who must be independent, to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and each executive session of independent directors, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

  •
  The Board encourages directors to own shares of the Company. We require that each non-management board member own shares of the Company, as described in this Proxy Statement under the heading "Share Ownership Guidelines", below.

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  The Board has regularly scheduled presentations that augment its perspective on key business matters, including financial, operating and strategic reports regarding the Company's short-and long-term business objectives.

  •
  At least annually, the Board evaluates the performance of the CEO. For a discussion of the relationship between performance and compensation, please see the Compensation Discussion & Analysis (the "CD&A"), set forth in this Proxy Statement.

  •
  The Nominating and Corporate Governance Committee manages a process whereby the Board and its committees are subject to a periodic evaluation and self-assessment.

        In addition, the Board's annual agenda includes reviewing the long-term strategic planning, risk management, and succession planning of the Company. The Board also receives a report, at least annually, from management on succession planning and management development, and annually reviews the performance of senior management.

        Our Board works with management to provide appropriate orientation and continuing education for directors. The orientation is designed to familiarize new directors with our businesses, strategies, and challenges. Continuing education may include a mix of in-house and third party presentations and programs, and the Company will, upon authorization of the Chair of the Nominating and Corporate Governance Committee, reimburse directors for reasonable expenses related to attendance at appropriate outside continuing education programs.

Board Leadership Structure

        The Board generally believes that the offices of Chairman and CEO should be held by separate persons to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. On January 12, 2009, the Chairman of the Board, Stephen J. Luczo, was appointed as President and CEO. The Board believes that our current leadership structure—a combined Chairman and CEO, together with a Lead Independent Director, active and strong non-employee directors, and Board committees constituted with independent directors—is the most effective structure for the Company at this time.

        The combination of the Chairman and CEO roles allows one person to speak for and lead the Company and the Board. In addition, our Lead Independent Director facilitates effective oversight by an independent board. We believe the CEO is in the best position to focus our independent directors' attention on the issues of greatest importance to the Company and its shareholders. We believe our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

        Historically, the Chair of the Nominating and Corporate Governance Committee served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the new Lead Independent Director at the Board's first executive session after the annual general meeting of shareholders for the fiscal year ended July 1, 2011 (the "2011 Annual General Meeting" or "2011 AGM"). The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and at each executive session, facilitates the CEO evaluation process, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

        Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. For more information on executive sessions of the Board, please see the section entitled "Executive Sessions of the Independent Directors and Lead Independent Director" below.

        Board Meetings, Committees and Attendance.    The Board meets regularly during the year and holds special meetings whenever circumstances require. During fiscal year 2012, the Board held four meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which they were members held during their tenure with us during fiscal year 2012.

        Annual General Meeting of Shareholders.    We encourage and expect all of the directors to attend each Annual General Meeting of Shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board on the same day as the Annual General Meeting of Shareholders. All directors who were serving at the time of the Company's 2011 Annual General Meeting and who were standing for election attended that meeting.

        The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee (together, the "Committees"). The Strategic and Financial Transactions Committee was decommissioned in July 2011. The Committees are accountable to the full Board. The table below provides the current membership for each of the Committees as of the record date of September 4, 2012, and the number of meetings held during fiscal year 2012.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Frank J. Biondi, Jr.		•		•C
Michael R. Cannon			•	•
Mei-Wei Cheng				•
William T. Coleman	•
Jay L. Geldmacher		•
Seh-Woong Jeong
Stephen J. Luczo
Lydia M. Marshall		•	•C
Kristen M. Onken	•C
Chong Sup Park(1)	•		•
Gregorio Reyes	•			•
Edward J. Zander		•C
Number of Meetings in fiscal year 2012	8	7	8	4

C = Chair of the Committee

(1)
Dr. Park is the Board's Lead Independent Director.

        The functions performed by these Committees, which are set forth in more detail in their respective charters, are summarized below. Please visit the Corporate Governance section of our website at http://www.seagate.com/about/investors/, where the charters of the Committees are available. You may also request a copy in print by contacting Investor Relations by telephone in the United States at +1 (408) 658-1222, by e-mail at stx@seagate.com, and by mail at Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Board has determined that each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the applicable NASDAQ Global Select Market ("NASDAQ") and SEC standards for independence, as discussed in more detail under the heading "Director Independence", below. In addition, all of the members of the Finance Committee are independent.

        Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities relating to the Company's financial statements and financial reporting process, the qualifications, independence and performance of the Company's independent auditors, the performance of the Company's internal audit function, the Company's enterprise risk management oversight, and the Company's compliance with legal and regulatory requirements. The Audit Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available on our website under Committee Charters at http://www.seagate.com/about/investors/. The Board has determined that each of Mr. Coleman, Dr. Park and Ms. Onken is an audit committee financial expert, and that all current members of the Audit Committee meet the applicable NASDAQ and SEC standards for independence and membership of the Audit Committee, as discussed under the heading "Director Independence", below.

        Compensation Committee.    The Compensation Committee reviews and establishes compensation of the Company's executive officers ("Executives"), evaluates the Company's programs and practices relating to leadership development, and oversees the administration of the Company's share-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Compensation Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available our website under Committee Charters at http://www.seagate.com/about/investors/. The Compensation Committee may engage outside compensation consultants, and engaged Frederic W. Cook & Company ("FW Cook") during fiscal year 2012 to advise it with respect to executive compensation and related matters. Additional information on the Committee's processes and procedures for considering and determining executive compensation, as well as the services provided by FW Cook, is contained in the CD&A section of this Proxy Statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director positions (please see discussion about Board composition, above), recommends candidates for election as director, and provides a leadership role with respect to the corporate governance of the Company. The Nominating and Corporate Governance Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available on our website under Committee Charters at http://www.seagate.com/about/investors/.

        The Nominating and Corporate Governance Committee considers candidates for director positions who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Nominating and Corporate Governance Committee to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other parties as enumerated in the previous sentence. The Nominating and Corporate Governance Committee considers all aspects of a candidate's qualifications in the context of the needs of the Company at that point in time, with a view to maintaining a Board with a diversity of experience and perspectives. Consideration of new directors typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interests of shareholders, and it is one of the many factors they consider when identifying individuals for Board membership.

        Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must, as provided for in the Company's Articles of Association, provide the following information in writing to the attention of our Corporate Secretary by certified or registered mail:

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  the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

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  the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

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  the number of ordinary shares beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and, to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

        Finance Committee.    The Finance Committee is comprised of independent Board members and is responsible for assisting the Board in reviewing, and making recommendations to the Board regarding, the Company's cash, financial and tax positions and strategy, including: cash management plans and activities; capital structure and strategies; capital asset plan and requirements and capital expenditures; equity and/or debt financing and other financing strategies; reviewing the Company's dividend policy, share repurchase programs, securities issuances; and corporate development plans. The Finance Committee may also evaluate and authorize management to enter into potential strategic or financial transactions in amounts up to $100 million. The Finance Committee may review similar transactions in excess of $100 million, and make a recommendation to the full Board in connection therewith. The Finance Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available our website under Committee Charters at http://www.seagate.com/about/investors/.

        Executive Sessions of the Independent Directors and Lead Independent Director.    Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. The Chair of the Nominating and Corporate Governance Committee has historically served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the current Lead Independent Director at its first executive session after the 2011 AGM. The Lead Independent Director presides over the executive sessions, leads the annual Board self-assessment and conducts interviews to confirm the continued qualification and willingness to serve of each director prior to the time at which directors are nominated for election at each Annual General Meeting of Shareholders.

        During fiscal year 2012, the independent directors met in executive session four times.

        Director Independence.    Our Board currently includes ten independent directors. To be considered independent under the NASDAQ listing standards and the Corporate Governance Guidelines adopted by the Board, a director may not be employed by the Company or engage in specified types of business dealings with the Company, among other requirements. In addition, as required by NASDAQ listing standards, the Board must determine, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews and discusses information provided by the directors and by the Company with regard to each director's business and personal activities as they relate to the Company and the Company's management.

        In assessing director independence, the Nominating and Corporate Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. The Board has made the determination that transactions or relationships between Seagate and an entity where a director serves as a non-management director and/or is the beneficial owner, directly or indirectly, of less than 10% of the entity, or where a director serves on a non-management advisory board of, or in a non-employee advisory capacity to, such entity are presumed immaterial for the purposes of assessing a director's independence.

        Additionally, the Board's independence determinations included reviewing (1) Seagate's investment in SandForce, Inc., a company in which Seagate had an ownership interest of approximately 5% and in which Dr. Park had a personal ownership interest of less than 1%; (2) Seagate's investment in StorONE Ltd., a company in which Seagate has an ownership interest of approximately 5%, where Mr. Zander serves on the advisory board and has a personal ownership interest of approximately 1%; (3) Seagate's ordinary course business transactions with Emerson Electric Co. and its subsidiaries, where Mr. Geldmacher is a senior-level employee but not an executive officer, or a partner in, or a controlling shareholder of, such company and has no direct or indirect material interest in such transactions; and (4) Seagate's ordinary course business transactions with Siemens AG and its subsidiaries, where Mr. Cheng is a senior-level employee but not an executive officer, or a partner in, or a controlling shareholder of, of such company and has no direct or indirect material interest in such transactions.

        Following the review of these transactions, the information provided by the directors and the Company to the Board, and other relevant standards, the Board determined that each of Messrs. Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes, Zander, Ms. Marshall, Ms. Onken and Dr. Park is an independent director under the NASDAQ rules and, further, that Mr. Thompson was an independent director under the NASDAQ rules until his retirement from the Board on October 26, 2011. The Board has also determined the members of the Audit Committee are independent under Rule 10A-3 under the Securities and Exchange Act of 1934, as amended. Mr. Luczo is an employee of the Company, and therefore not considered independent. In addition, Dr. Jeong is an employee of Samsung and is not considered independent due to the ongoing business relationship between Seagate and Samsung, and Samsung's significant shareholding in Seagate.

        Shareholder Communications with the Board.    The Annual General Meeting of Shareholders provides an opportunity each year for the shareholders to ask questions of, or otherwise communicate directly with, members of the Board on matters relevant to Seagate. In addition, shareholders and other interested parties may communicate with any or all of our directors, including the Lead Independent Director and/or the non-management or independent directors as a group, by transmitting correspondence to the director(s) by mail or by facsimile as follows:

  Seagate Technology plc
  Attention: Corporate Secretary
  38/39 Fitzwilliam Square
  Dublin 2
  Ireland
  Fax: +353 1 661-2040

        The Corporate Secretary shall transmit, as soon as practicable, such communications to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded; however, the Board or individual directors so addressed shall be advised of any such communication withheld as soon as practicable.

        Code of Ethics.    The Board has adopted a Code of Ethics that is applicable to all of our directors, officers and employees, including our CEO, CFO, and Principal Accounting Officer. Our Code of Ethics was amended on April 26, 2012 and a copy of the amended Code of Ethics is available through our website at http://www.seagate.com/about/investors/ or in print to any shareholder who requests it from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. We will post amendments to the Code of Ethics or waivers of the Code of Ethics for directors and executive officers, as and when they arise, through our website at http://www.seagate.com/about/investors/.

The Board's and Audit Committee's Role in Risk Oversight at Seagate

        One of the Board's functions is oversight of risk management at the Company. Risk is inherent in business, and the Board seeks to understand risk in conjunction with the activities of the Board and its Committees. The Board and the Audit Committee of the Board oversee an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, to improve long-term organizational performance, and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces, and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's tolerance for risk as well as a determination of what constitutes an appropriate level of risk for the Company. Management, including senior members of the Company's finance team, presented a full review of the Company's enterprise risk management programs, covering the entire business, to the Board twice during the 2012 fiscal year. At its meeting on April 26, 2012, the Board delegated to the Audit Committee the responsibility for reviewing the Company's enterprise risk management programs on a going forward basis.

        While the Board has the ultimate responsibility for the oversight of the risk management processes, various Committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial and enterprise-wide risk, including internal controls, the Compensation Committee receives and evaluates a report on the Company's compensation policy risks, and the Finance Committee is responsible for reviewing the Company's capital structure.

  Risk Assessment of Compensation Programs

        Consistent with applicable SEC disclosure requirements, we have assessed the Company's compensation programs, including our executive compensation programs, and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

        Seagate's management, with assistance from FW Cook, the Compensation Committee's external consultant, conducted a risk assessment that included a detailed qualitative and quantitative analysis of our compensation and benefit programs in which employees at all levels of the organization may participate, including our named executive officers ("NEOs"). Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the Company. Our programs are generally designed to pay-for-performance and provide incentive-based compensation. The programs also contain various features to ensure our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business. These features include:

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  oversight of programs (or components of programs) by independent Committees of the Board, including the Compensation Committee;

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  discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final incentive award payouts;

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  oversight of programs (or components of programs) by a broad-based group of functions within the organization, including our human resources, finance and legal departments;

  •
  a variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

  •
  customary caps on the maximum payouts available under short-term incentive programs;

  •
  incentives focused primarily on the use of financial metrics based on the annual business plan approved by the Board;

  •
  service-based vesting conditions with respect to equity-based awards to require multi-year share holdings;

  •
  the significant long-term ownership position in the Company (as reinforced by share ownership guidelines) held by certain of our key NEOs; and

  •
  the pay recovery policy applicable to NEO incentive awards which provides for recoupment of incentive compensation in the event of fraud or misconduct related to a restatement of financial results.

        We discussed the findings of our risk assessment with the Compensation Committee. Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking.

  Share Ownership Guidelines

        Members of the Board are subject to the director share ownership requirements which were established, and from time to time are updated, to more closely link directors' interests with those of our shareholders. (See "Compensation Discussion and Analysis—Share Ownership Guidelines" on page 48 of this Proxy Statement for a discussion of the share ownership requirements for our Executives.)

  Fiscal Year 2012 Share Ownership Guidelines

        At its meeting on July 27, 2010, the Board approved amended share ownership guidelines for its non-management directors, which became effective on July 27, 2010, and which require that each non-management board member own that number of shares equal in value to four times the annual board retainer, measured quarterly based on the quarter closing share price. The Board determined that this guideline, based on a multiple equal to four times its cash retainer, was aligned with market practice. At its meeting on April 27, 2011, the Compensation Committee amended the guidelines to provide that shares owned directly or indirectly, including unvested restricted shares and restricted share units, will be counted in the determination of whether the non-management director share ownership guidelines have been satisfied. On April 25, 2012, the guidelines were further amended to permit directors to sell such number of shares as may be necessary to cover the tax liability associated with the vesting or exercise of equity awards.

COMPENSATION OF DIRECTORS

        The Board approved the compensation for our non-management directors for fiscal year 2012 at its meeting on April 27, 2011, as set forth below. In addition, on July 25, 2012, the Board approved an increase in the cash retainer for board service from $72,000 to $80,000 per year, and an increase in the value of the annual equity-based award for non-management directors from $200,000 to $250,000; these changes will become effective on October 24, 2012. Seagate does not pay management directors for board service in addition to their regular employee compensation. While Seagate would pay the retainer disclosed below to a non-management director serving as the Chairperson of the Board, Mr. Luczo is currently serving in that position and therefore does not receive such retainer. Further, Dr. Jeong, as the Samsung appointee to our Board, does not receive any compensation from Seagate except for reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board.

Cash Compensation

Board or Board Committee	Membership	Retainer as of July 2, 2011
Board of Directors	Non-executive Chairperson	$150,000
	Member	$72,000
Audit Committee	Chairperson	$30,000
	Member	$15,000
Compensation Committee	Chairperson	$20,000
	Member	$10,000
Nominating and Corporate Governance Committee	Chairperson	$20,000
	Member	$10,000
Finance Committee	Chairperson	$20,000
	Member	$10,000
Lead Independent Director		$30,000

Fiscal Year 2012 Director Equity Compensation Program

        Unless otherwise determined by the Board, each newly appointed or elected non-management director received an initial restricted share unit grant equal in number to $200,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an Annual General Meeting of Shareholders ("AGM"), this dollar amount was pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board could have awarded a lesser number of restricted share units. The grant date for each such award was the date of the director's election or appointment. Generally, each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at the AGM. All restricted share unit grants will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the Seagate Technology plc 2012 Equity Incentive Plan (the "2012 Plan")).

        Each year at the AGM, commencing with the 2012 AGM, unless otherwise determined by the Board, each non-management director who is elected to the Board shall automatically receive a grant of restricted share units equal in number to $250,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest share. The grant date for each such award will generally be the date of the AGM. Generally, each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at the

AGM. All restricted share unit grants will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the 2012 Plan).

        In addition to the annual director compensation and committee retainers paid to our independent non-management directors, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of the Board and its Committees; no additional compensation is provided for attending Board or Committee meetings. Effective as of January 1, 2011, Board members were no longer eligible to participate in the Company's nonqualified deferred compensation plan. (For a description of the plan, see "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan" elsewhere in this Proxy Statement.)

Director Compensation for Fiscal Year 2012

        The table below summarizes the compensation paid or awarded to our non-management directors for fiscal year 2012.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)	Option Awards ($)	Total ($)
Frank J. Biondi, Jr.	117,149	255,103	—	372,252
Michael R. Cannon	100,616	255,103	—	355,719
William T. Coleman(1)	—	125,946	—	125,946
Jay L. Geldmacher(2)	—	125,946	—	125,946
Seh-Woong Jeong(3)	—	—	—	—
Lydia M. Marshall	110,236	255,103	—	365,339
Kristen M. Onken(4)	50,651	245,758	—	296,409
Chong Sup Park(5)	115,884	255,103	—	370,987
Gregorio Reyes	94,500	255,103	—	349,603
John W. Thompson(6)	29,571	—	—	29,571
Edward J. Zander	93,836	255,103	—	348,939

(1)
Mr. Coleman was appointed to the Board on April 26, 2012.

(2)
Mr. Geldmacher was appointed to the Board on April 26, 2012.

(3)
Dr. Jeong was appointed to the Board on April 26, 2012. The terms of the Shareholder Agreement pursuant to which Dr. Jeong was appointed to the Board do not provide for the payment of any compensation for service on our Board, except for reimbursement for out-of-pocket expenses. The Board therefore determined that Dr. Jeong would not be eligible to receive the cash and equity award compensation otherwise payable to our non-management board members.

(4)
Ms. Onken was appointed to the Board on December 1, 2011.

(5)
Dr. Park serves as the Lead Independent Director for the Board.

(6)
Mr. Thompson retired from the Board effective October 26, 2011. He was not issued any equity awards during fiscal year 2012.

(7)
The amounts shown represent the aggregate grant date fair value of restricted share unit awards granted in fiscal year 2012 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation ("ASC 718"). Such amounts do not represent amounts paid to or realized by the non-management director. See Note 11, "Compensation" of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for fiscal year 2012 regarding assumptions underlying valuation of equity awards. Additional information regarding the restricted share units awarded to or held by each non-management director on the last day of fiscal year 2012 is set forth in the table below.

Director	Number of RSUs Granted in Fiscal Year 2012(a)	Aggregate Number of RSUs held as of 6/29/12	Aggregate Number of Restricted Shares held as of 6/29/12	Aggregate Number of Options held as of 6/29/12
Frank J. Biondi, Jr.	15,718	15,718	3,750	155,000
Michael R. Cannon	15,718	15,718	—	—
William T. Coleman	4,051	4,051	—	—
Jay L. Geldmacher	4,051	4,051	—	—
Seh-Woong Jeong	—	—	—	—
Lydia M. Marshall	15,718	15,718	3,750	55,000
Kristen M. Onken	14,124	14,124	—	—
Chong Sup Park	15,718	15,718	3,750	58,700
Gregorio Reyes	15,718	15,718	3,750	64,000
Edward J. Zander	15,718	15,718	6,250	65,000

(a)
On October 26, 2011, each non-management director then serving was granted 15,718 restricted share units ("RSUs") with a per share grant date fair value of $16.23; we did not grant any restricted shares or options to our non-management directors during fiscal year 2012. Ms. Onken was granted 14,124 restricted share units in connection with her appointment to the Board on December 1, 2011 with a grant date fair value of $17.40 per share. Each of Messrs. Coleman and Geldmacher was granted 4,051 restricted share units in connection with his appointment to the Board on April 26, 2012 with a grant date fair value of $31.09 per share.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on September 4, 2012, except as noted below, by (1) each person who is known by us to beneficially own more than five percent of our outstanding voting securities, (2) each director, nominee and NEO and (3) all of our directors and Executives as a group. We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned, subject to applicable community property laws. For purposes of the table below, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days of September 4, 2012.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Greater than five percent holders:
FMR LLC	36,192,911	(2)	9.23%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.	21,738,337	(3)	5.54%
40 East 52nd Street
New York, NY 10022
Greenlight Capital, LLC	23,114,026	(4)	5.90%
140 East 45th Street
New York, NY 10017
Legg Mason & Co., LLC	24,337,193	(5)	6.21%
100 International Drive
Baltimore, MD 21202
Samsung Electronics Co., Ltd.	45,239,490	(6)	11.54%
Samsung Electronics Bldg.,
1320-10, Seocho 2-dong,
Seocho-gu, Seoul 137-857, Korea

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Directors and named executive officers:
Stephen J. Luczo	3,304,805	(7)	*
Patrick J. O'Malley	501,043	(8)	*
Robert W. Whitmore	204,001	(9)	*
William D. Mosley	310,072	(10)	*
Kenneth M. Massaroni	179,902	(11)	*
David H. Morton, Jr.	19,181	(12)	*
Albert A. Pimentel	448,875	(13)	*
D. Kurt Richarz	380,763	(14)	*
Frank J. Biondi, Jr.	83,915	(15)	*
Michael R. Cannon	32,943	(16)	*
Mei-Wei Cheng	1,857	(17)	*
William T. Coleman	11,804	(18)	*
Jay L. Geldmacher	4,051	(19)	*
Seh-Woong Jeong	—	(20)	*
Lydia M. Marshall	87,291	(21)	*
Kristen M. Onken	14,124	(22)	*
Chong Sup Park	71,165	(23)	*
Gregorio Reyes	65,955	(24)	*
Edward J. Zander	109,185	(25)	*
All directors and Executives as a group (19 persons)	5,830,932		1.48%

*
Less than 1% of Seagate's ordinary shares outstanding.

(1)
Percentage of class beneficially owned is based on 392,070,802 ordinary shares outstanding as of September 4, 2012. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 4, 2012, restricted share units ("RSUs") and performance share units ("PSUs") vesting within 60 days of September 4, 2012, and all restricted shares and performance shares, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, PSUs, restricted shares and/or performance shares, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Based solely on information reported by FMR LLC on the third amendment to Schedule 13G filed with the SEC on February 14, 2012 and reporting ownership as of December 31, 2011. FMR LLC has sole voting power over 11 shares and sole dispositive power over 36,192,911 ordinary shares.

(3)
Based solely on information reported by BlackRock, Inc. on amendments 2 and 3 to Schedule 13G filed with the SEC on February 8, 2012 and February 13, 2012, respectively, and reporting ownership as of December 30, 2011 and January 31, 2012, respectively. As of January 31, 2012, BlackRock has sole voting and sole dispositive power over 21,738,337 ordinary shares.

(4)
Based solely on information reported by Greenlight Capital, L.L.C ("Greenlight LLC"), Greenlight Capital, Inc. ("Greenlight Inc."), DME Management GP, LLC ("DME Management GP"), DME Advisors, LP ("DME Advisors"), DME Capital Management, LP ("DME CM"), DME Advisors GP, LLC ("DME GP" and together with Greenlight LLC, Greenlight Inc., DME Management GP, DME Advisors and DME CM, "Greenlight"), and David Einhorn, the principal of Greenlight, on the Schedule 13G filed with the SEC on June 11, 2012, and reporting ownership as of June 1, 2012. The Schedule 13G reports that Mr. Einhorn has shared voting power and shared dispositive power over 23,114,026 ordinary shares. This number consists of (A) an aggregate of 6,027,560 ordinary shares held for the accounts of (i) Greenlight Capital, L.P. of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, and (ii) Greenlight Capital Qualified, L.P. of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (B) 8,653,966 ordinary shares held for the account of Greenlight Capital Offshore Partners for which Greenlight Inc. acts as investment manager, (C) 2,494,800 ordinary shares held for the account of Greenlight Capital (Gold), LP of which DME Management GP is the general partner and for which DME CM acts as investment manager, (D) 2,503,600 ordinary shares held for the account of Greenlight Capital Offshore Master (Gold), Ltd. for which DME CM acts as investment manager, (E) 3,205,700 ordinary shares held for a managed account for which DME Advisors acts as investment manager, and (F) 228,400 ordinary shares held for the account of Greenlight Masters Partners, LP, for which Mr. Einhorn may be deemed to have indirect investment and/or voting power through its general partners and/or investment manager. DME GP is the general partner of DME Advisors and of DME CM.

(5)
Based solely on information reported by Legg Mason & Co., LLC ("Legg Mason") on Standard Form TR-1 provided to Seagate on July 5, 2012, and reporting ownership as of July 4, 2012. Legg Mason has sole voting and sole dispositive power over 24,337,193 ordinary shares.

(6)
Based solely on information reported by Samsung Electronics Co., Ltd. on the Schedule 13D filed with the SEC on December 20, 2011 and reporting ownership as of December 19, 2011. Samsung Electronics Co., Ltd. has sole voting and sole dispositive power over 45,239,490 ordinary shares.

(7)
Includes 163,438 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 65,000 PSUs vesting within 60 days of September 4, 2012, 1,250 restricted shares and 37,500 performance shares held directly by Mr. Luczo, 432,925 ordinary shares owned directly by Mr. Luczo, 150,000 ordinary shares held by Red Zone Holdings Limited Partnership, 150,000 ordinary shares held by Red Zone II Limited Partnership, and 2,304,692 ordinary shares held by the Stephen J. Luczo Revocable Trust dated January 26, 2001.

(8)
Includes 77,151 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 16,019 performance shares held directly by Mr. O'Malley, 14,625 PSUs vesting within 60 days of September 4, 2012, and 393,248 ordinary shares owned directly by Mr. O'Malley.

(9)
Includes 119,582 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 24,590 performance shares held directly by Mr. Whitmore, 14,625 PSUs vesting within 60 days of September 4, 2012, and 45,204 ordinary shares owned directly by Mr. Whitmore.

(10)
Includes 263,490 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 2,500 restricted shares and 16,500 performance shares held directly by Mr. Mosley, 14,625 PSUs vesting within 60 days of September 4, 2012, and 12,957 ordinary shares owned directly by Mr. Mosley.

(11)
Includes 147,343 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of September 4, 2012, 3,125 restricted shares held directly by Mr. Massaroni, 2,550 RSUs and 17,000 PSUs vesting within 60 days of September 4, 2012, and 9,884 ordinary shares owned directly by Mr. Massaroni.

(12)
Includes 12,649 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of September 4, 2012, 6,342 RSUs vesting within 60 days of September 4, 2012, and 190 ordinary shares owned directly by Mr. Morton.

(13)
Includes 300,727 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of September 4, 2012, 6,250 restricted shares and 83,250 performance shares held directly by Mr. Pimentel, and 58,648 ordinary shares held by the Pimentel Family Trust.

(14)
Includes 352,275 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of September 4, 2012, 13,300 performance shares held directly by Mr. Richarz, 14,625 PSUs vesting within 60 days of September 4, 2012, and 563 ordinary shares held directly by Mr. Richarz.

(15)
Includes 42,499 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 3,750 restricted shares held directly by Mr. Biondi, 15,718 RSUs vesting within 60 days of September 4, 2012, and 21,948 ordinary shares held by the Biondi Family Trust.

(16)
Includes 15,718 RSUs vesting within 60 days of September 4, 2012, and 17,225 ordinary shares held by the Michael R. Cannon Trust.

(17)
Represents 1,857 RSUs vesting within 60 days of September 4, 2012.

(18)
Includes 4,051 RSUs vesting within 60 days of September 4, 2012, 7,300 ordinary shares held directly by Mr. Coleman, and 453 ordinary shares held through Mr. Coleman's 401(k) plan.

(19)
Represents 4,051 RSUs vesting within 60 days of September 4, 2012.

(20)
Mr. Jeong does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(21)
Includes 43,125 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 3,750 restricted shares held directly by Ms. Marshall, 15,718 RSUs vesting within 60 days of September 4, 2012, and 24,698 ordinary shares owned directly by Ms. Marshall.

(22)
Represents 14,124 RSUs vesting within 60 days of September 4, 2012.

(23)
Includes 27,499 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 3,750 restricted shares held directly by Dr. Park, 15,718 RSUs vesting within 60 days of September 4, 2012, and 24,198 ordinary shares held by the Park Family Trust.

(24)
Includes 14,999 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 3,750 restricted shares held directly by Mr. Reyes, 15,718 RSUs vesting within 60 days of September 4, 2012, and 31,488 ordinary shares held by the Gregorio & Vanessa Reyes Trust.

(25)
Includes 56,769 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 4, 2012, 6,250 restricted shares held directly by Mr. Zander, 15,718 RSUs vesting within 60 days of September 4, 2012, and 30,448 shares held by the Zander Living Trust.

PROPOSAL 2 – TO APPROVE THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

(Ordinary Resolution)

General

        The Board is seeking the approval of our shareholders for an amendment to the Seagate Technology plc Employee Stock Purchase Plan (the "ESPP") to (i) increase by 10,000,000 the number of shares available for purchase by eligible employees from 40,000,000 to 50,000,000 shares, and (ii) delete the provision permitting automatic annual increases in the number of shares reserved for issuance under the ESPP, along with the 75,000,000 lifetime share limit. The ESPP was adopted by the Compensation Committee on October 24, 2002, approved by our shareholders on December 3, 2002 and became effective December 10, 2002. Effective as of the fiscal year ended June 27, 2003, the Board decided that the provision permitting automatic annual increases in the number of ordinary shares reserved for issuance under the ESPP would not apply until the Board determined otherwise. The ESPP was amended effective as of October 26, 2006 to increase the ordinary shares available for purchase thereunder by 10,000,000 shares (from 20,000,000 to 30,000,000 shares). The ESPP was further amended effective as of October 28, 2009 to increase the ordinary shares available for purchase thereunder by 10,000,000 shares (from 30,000,000 to 40,000,000 shares).

        Currently, a total of 40,000,000 ordinary shares of Seagate are reserved for issuance under the ESPP and approximately 56,000 employees worldwide are eligible to participate in the ESPP. For purchase periods commencing on or after August 1, 2009, the maximum number of shares that can be purchased by participants in any purchase period is limited to 1,500,000 shares in the aggregate. As of July 31, 2012, we have issued approximately 37,000,000 shares under this plan to employee participants, leaving an insufficient number of shares to allow us to continue to offer the ESPP to our eligible employees in the U.S. and globally. We believe the requested 10,000,000 new shares, when added to shares that remain available for issuance under the ESPP, will be sufficient to permit participating employees to continue purchasing shares for at least 3 years.

        The Board is therefore recommending the addition of 10,000,000 shares to the total shares available for purchase under the ESPP to ensure that eligible employees continue to have the opportunity to invest in Seagate. The Board believes that the additional shares will enable us to continue to attract and retain the talented employees necessary for our continued growth and success. In addition, the ESPP provides an incentive for employees to acquire our ordinary shares, which aligns their interests with those of our shareholders. The Board is also recommending the deletion of the provision permitting automatic annual increases in the number of shares reserved for issuance under the ESPP, along with the 75,000,000 lifetime share limit, so that our shareholders are able to specifically approve any and all increases to the pool of shares available for issuance to employees under the ESPP.

        The full text of the ESPP, as proposed to be amended and restated, is included as Annex A to this proxy statement as it would read if this proposal were to be approved by our shareholders. Below is a summary of certain key provisions of the ESPP, which is qualified in its entirety by reference to the full text of the ESPP.

Description of the ESPP

        Purpose and General Information about the ESPP.    We adopted the ESPP to provide employees of Seagate and its designated subsidiaries an opportunity, during specified periods ("Offering Periods"), to purchase ordinary shares through accumulated payroll deductions. The ESPP provides eligible employees (including officers and directors who are employees) of Seagate and certain designated subsidiaries with the right to purchase ordinary shares of Seagate at a discount to their market value. For U.S. taxpayers, the ESPP is intended to satisfy the requirements to receive the tax advantages allowed under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended.

        Eligibility.    Employees of Seagate or a designated subsidiary who are employed as of the first day of a given Offering Period (an "Offering Date") are eligible to participate in the ESPP provided they have satisfied the minimum employment period established by the Administrative Committee (as defined below). Currently, an employee must be actively employed on or before the first Friday of the open enrollment period before an Offering Date in order to be eligible to participate in the Offering Period that commences on that Offering Date. In addition, an employee is not eligible to participate in the ESPP if he or she would be deemed to own five percent (5%) or more of the total combined voting power or value of all classes of Seagate shares or the shares of any of its subsidiaries (including shares purchased under the ESPP or under any other outstanding options) immediately after such employee is granted a right to purchase shares under the ESPP.

        Directors who are not employees of Seagate or a designated subsidiary, consultants, independent contractors, temporary workers employed by a third party, and employees of non-designated subsidiaries of Seagate are not generally eligible to participate in the ESPP.

        Administration.    The ESPP is administered by a committee appointed by the Board. Currently, the ESPP is being administered by the Seagate Benefits Administrative Committee (the "Administrative Committee"). The Administrative Committee has full power, to be exercised in a manner not inconsistent with the ESPP, to adopt, amend and rescind any rules for the administration of the ESPP, to construe and interpret the ESPP, to exercise any and all powers allocated to the Board under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Members of the Administrative Committee receive no additional compensation for their services in connection with the administration of the ESPP.

        Offering Periods.    The ESPP is implemented by a series of Offering Periods during which shares are purchased through payroll deductions ("Purchase Periods"). Each Offering Period is six months in length (beginning on February 1 and August 1 of each year) and consists of one Purchase Period that runs concurrently with such Offering Period. The last trading day of each Purchase Period is called a "Purchase Date."

        Purchase of Shares.    An employee who has satisfied the eligibility criteria will automatically be granted an option to buy ordinary shares under the ESPP on the first Offering Date on which he or she is eligible, and on each Offering Date thereafter. Assuming an eligible employee has appropriately completed the applicable paperwork, payroll deductions will commence on the first payroll date following the Offering Date and will end on the last payroll date on or prior to the next Purchase Date, unless the employee terminated his or her participation earlier in accordance with the ESPP. The option to buy ordinary shares is exercised automatically on each Purchase Date.

        Purchase Price.    The purchase price for a Purchase Period will generally be equal to 85% of the lesser of (a) the closing price for our ordinary shares on the Offering Date or (b) the closing price for our ordinary shares on the Purchase Date.

        Securities to be Purchased.    The securities to be purchased under the ESPP are ordinary shares of Seagate. Ordinary shares are issued directly to an ESPP participant from Seagate and are registered with the SEC under a special form of registration statement applicable to employee benefit plans.

        Plan Amendment and Termination.    The Board has the power to terminate or amend the ESPP at any time, subject to specified restrictions protecting the rights of participating employees and the right of shareholders to vote to approve any increases in the number of shares available for issuance under the ESPP. Upon a termination of the ESPP, the Board may, in its discretion: (a) return the payroll deductions credited to participants' accounts to such participants, or (b) set an earlier Purchase Date with respect to the Offering Period(s) and Purchase Period(s) then in progress.

        Change in Capitalization; Change of Control.    In the event any change is made in our capitalization, such as a reorganization, merger, share split or share dividend, that results in an increase or decrease in the number of our outstanding ordinary shares without receipt of consideration by us, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by our shareholders. In the event of our liquidation or dissolution, the Offering Period then in progress will terminate immediately prior to the consummation of such event, unless otherwise provided by our Board. In the event of a Change of Control (as defined below), if provided by our Board, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, in the Board's discretion, such options will continue unchanged. Alternatively, the Board may provide that the Offering Period then in progress will be shortened and a new purchase date will be set or that all outstanding options will terminate and any accumulated payroll deductions will be returned to participants.

        Under the ESPP, "Change of Control" means the consummation or effectiveness of any of the following events: (a) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (b) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (c) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

        Plan Benefits and Number of Shares Purchased by Certain Individuals and Groups.    The actual number of ordinary shares that may be purchased by any individual under the ESPP is not determinable in advance since participation is voluntary and the number is determined, in part, on the basis of the contributed amount and the purchase price. The following table sets forth the aggregate number of our ordinary shares which were purchased under the ESPP by our Executives during fiscal year 2012 and the corresponding weighted average per-share purchase price.

Name	Number of Shares Purchased	Weighted Average Per Share Purchase Price
Stephen J. Luczo	—	$—
Patrick J. O'Malley	1,540	$11.79
Robert W. Whitmore	—	$—
William D. Mosley	1,370	$11.79
D. Kurt Richarz	1,540	$11.79
Kenneth M. Massaroni	600	$11.79
David H. Morton	541	$11.79
Albert A. "Rocky" Pimentel	—	$—
Executives as a Group (including NEOs) (8 people)	5,591	$11.79

        Our Executives have a financial interest in this proposal because they are eligible to purchase our ordinary shares under the ESPP.

Certain Federal Income Tax Consequences

        Generally, participants in the ESPP who are subject to U.S. taxation will recognize income for purposes of U.S. federal income tax in the year in which they make a disposition of the purchased shares. The U.S. federal income tax liability will depend on whether such disposition is "disqualifying" or "qualifying." A disqualifying disposition is any sale or other disposition which is made within two years after an Offering Date or within one year after a Purchase Date. A qualifying disposition will occur if the sale or other disposition of the shares is made after the participant has held the shares for more than two years after an Offering Date and more than one year after a Purchase Date.

        Upon a disqualifying disposition, a participant will recognize ordinary income equal to the excess of (a) the fair market value of the ordinary shares on the Purchase Date over (b) the purchase price paid for the ordinary shares. Seagate will be entitled to an income tax deduction in an amount equal to such excess for the taxable year in which such disposition occurs. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the participant has held the shares more than one year after the Purchase Date, and will be short-term if the participant has held the shares not more than one year from the Purchase Date. In general, the current maximum U.S. federal income tax rate on long-term capital gains is 15%, and short-term capital gains are taxed at the same rates as ordinary income. The current general maximum U.S. federal income tax rate for ordinary income (and therefore short-term capital gains) is 35%.

        Upon a qualifying disposition, a participant will recognize ordinary income equal to the lesser of: the amount by which the fair market value of our ordinary shares on the date of the qualifying disposition exceeds the purchase price paid for the shares, or the amount by which the fair market value of the shares on the Offering Date exceeds the discounted purchase price (that amount is typically 15% of the fair market value of the shares on the Offering Date). Seagate is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be capital gain. Under current law, the capital gain will be long-term because the shares would be held for more than one year after the Purchase Date. In general, the maximum U.S. federal income tax rate on long-term capital gains is 15%.

        Generally, if the fair market value of the shares on the date of a qualifying disposition is less than the purchase price paid for the shares, the participant will not recognize any ordinary income, and any loss recognized will be a long-term capital loss. However, if the loss arises in connection with a disqualifying disposition, the participant may still recognize as ordinary income, and be taxed on, the excess of (a) the fair market value of the shares on the Purchase Date over (b) the purchase price paid for the shares.

        The text of the resolution in respect of Proposal 2 is as follows:

        "RESOLVED, that the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan be approved."

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan.

PROPOSAL 3 – DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE CAN
RE-ISSUE SHARES OFF-MARKET THAT IT ACQUIRES AS TREASURY SHARES

(Special Resolution)

        Under Irish law, our shareholders must authorize the price range at which Seagate may re-issue in off-market transactions any shares purchased or redeemed by it and not canceled ("Treasury Shares"). In this proposal, that price range is expressed as a percentage of the minimum and maximum of the prevailing market price. Under Irish law, this authorization cannot exceed eighteen months. Accordingly, if adopted, this authority will expire on the close of business on April 24, 2014, unless a renewed authority is approved at the Company's 2013 AGM. Except in respect of Treasury Shares being reissued at nominal value to satisfy an obligation under an employee share scheme or share incentive plan, the authority being sought from our shareholders provides that the minimum and maximum prices at which a Treasury Share may be re-issued are 90% to 120%, respectively, of the closing market price of our ordinary shares on the NASDAQ Global Select Market on the day preceding the day on which the relevant share is re-issued. Any re-issuance of Treasury Shares off-market will only be at price levels that the Board considers to be in the best interests of our shareholders.

        Approval of this proposal, which will be passed as a special resolution, requires the affirmative vote of at least 75% of the votes cast.

        The text of the resolution in respect of Proposal 3 is as follows:

        "RESOLVED, that for purposes of Section 209 of the Companies Act of 1990, the reissue price at which any treasury shares (as defined by Section 209 of the Companies Act of 1990) held by the Company may be reissued off-market shall be as follows:

        (a)   The maximum price at which a treasury share may be re-issued off-market shall be an amount equal to 120% of the closing price on the NASDAQ Global Select Market ("NASDAQ") for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (b)   The minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme (as defined under Section 2(1) of the Companies (Amendment) Act 1983) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (c)   The re-issue price range as determined by paragraphs (a) and (b) shall expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 209 of the Companies Act 1990."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of at least 75% of the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve Proposal 3 regarding the price range at which Seagate may re-issue any Treasury Shares in off-market transactions.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE CAN RE-ISSUE TREASURY SHARES IN OFF-MARKET TRANSACTIONS.

 PROPOSAL 4 – AUTHORIZATION TO HOLD THE 2013 ANNUAL GENERAL MEETING OF
SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND

(Ordinary Resolution)

        Under Section 140 of the Companies Act, 1963 and in accordance with Article 71 of the Company's Articles of Association, the shareholders of the Company may authorize the holding of any Annual General Meeting of Shareholders at a location outside of Ireland. The Board may determine to hold the Annual General Meeting of Shareholders for the fiscal year ending June 28, 2013 (the "2013 Annual General Meeting") outside of Ireland, and is therefore asking our shareholders to authorize holding the 2013 Annual General Meeting of Shareholders at a location outside of Ireland.

        The text of the resolution in respect of Proposal 4 is as follows:

        "RESOLVED, that the Annual General Meeting of Shareholders for the fiscal year ending June 28, 2013 may be held at such place outside Ireland as may be determined by the Directors."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the holding of the 2013 Annual General Meeting outside of Ireland.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AUTHORIZATION TO HOLD THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND.

 PROPOSAL 5 – NON-BINDING ADVISORY VOTE ON THE COMPANY'S
EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

(Ordinary Resolution)

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and related rules of the SEC, we are including in this Proxy Statement a proposal, subject to a non-binding, advisory shareholder vote, to approve our executive compensation policies and procedures as described in the Compensation Discussion and Analysis section of this Proxy Statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to express your views on the compensation paid to our named executive officers through the following resolution. The Company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the Company's 2013 Annual General Meeting.

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

        Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. At our 2011 Annual General Meeting, a majority of our shareholders voted to approve our executive compensation arrangements. As described in detail under the heading "Compensation Discussion and Analysis," below, our executive compensation programs are designed to attract, motivate and retain our Executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic and financial goals, which are expected to result in increased shareholder value.

  Fiscal Year 2012 Compensation Program Highlights

  •
  Cash compensation tied to performance.  At least half of our Executive cash compensation opportunity is based on Company and individual performance. The cash compensation of our named executive officers has fluctuated from year to year, reflecting the Company's financial results. In addition, we have implemented a cap on annual bonus funding.

  •
  Long-term equity incentive compensation tied to performance.  A significant element of our executive compensation programs is tied to Company performance through grants of performance share awards and performance share unit awards for which vesting exclusively depends on: (i) for our threshold performance shares and units, our earnings per share; and (ii) for our other performance shares and units, on a combination of multi-year return on invested capital and relative total shareholder return.

  •
  Compensation unrelated to performance is limited.  Seagate does not have executive employment agreements, guaranteed incentive awards, "golden parachutes," single-trigger change of control severance provisions, executive pensions, perquisites or tax-gross ups for its Executives.

  •
  Share Ownership Guidelines.  Our share ownership guidelines for Executives directly tie executive performance and retained value from our shares to the value returned to our shareholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5 APPROVING THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

 PROPOSAL 6 – NON-BINDING RATIFICATION OF APPOINTMENT OF ERNST & YOUNG
AND BINDING AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS' REMUNERATION

(Ordinary Resolution)

        Ernst & Young served as our independent auditors for the fiscal year ended June 29, 2012. The Audit Committee has selected and appointed Ernst & Young to audit the financial statements of Seagate for the fiscal year ending June 28, 2013 ("fiscal year 2013"). The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify, in a non-binding vote, the appointment of Ernst & Young for fiscal year 2013 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to set the independent auditor's remuneration. Although ratification is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders' views on the Company's independent auditors as a matter of good corporate practice. If the appointment of Ernst & Young is not ratified, the Audit Committee will reconsider whether or not to retain Ernst & Young.

        A representative of Ernst & Young is expected to be present at the 2012 AGM and he or she will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to any appropriate questions from shareholders.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to ratify the appointment of Ernst & Young as the independent auditors of Seagate for fiscal year 2013 and to authorize the Audit Committee of the Board to set the auditors' remuneration.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6 FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF SEAGATE FOR FISCAL YEAR 2013 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS' REMUNERATION.

 INFORMATION ABOUT THE INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

        The aggregate fees paid or accrued by us for professional services provided by Ernst & Young in fiscal years ended June 29, 2012 and July 1, 2011 are set forth below.

	Fiscal Year
	2012	2011
	(In thousands)
Audit Fees	$5,153	$4,681
Audit-Related Fees	474	326
Tax Fees	97	101
All Other Fees	8	3

Total	$5,732	$5,111

        Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal year 2012 included audit activities related to the acquisition of Samsung's hard disk drive business, and in fiscal year 2011 included services in connection with our debt offerings.

        Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under "Audit Fees". For fiscal years 2012 and 2011, this category includes: pension plan and grant audits, advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements and fees related to due diligence procedures.

        Tax Fees.    This category consists of professional services provided by Ernst & Young for tax compliance services for fiscal years 2012 and 2011, and expatriate tax services for fiscal year 2011.

        All Other Fees.    This category consists primarily of fees for the use of Ernst & Young's online accounting research tool for fiscal years 2012 and 2011.

        In fiscal years 2012 and 2011, all audit, audit-related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company's principal accountant. We are in compliance with these SEC rules. In making its recommendation to ratify the appointment of Ernst & Young as our independent auditors for fiscal year 2013, the Audit Committee considered whether the services provided to us by Ernst & Young are compatible with maintaining the independence of Ernst & Young from us. The Audit Committee has determined that the provision of these services by Ernst & Young is compatible with maintaining that independence.

Pre-Approval of Services by Independent Auditors

        The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chair when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

REPORT OF THE AUDIT COMMITTEE

        Our management is responsible for preparing and presenting our financial statements, and our independent auditors, Ernst & Young, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit Committee responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended June 29, 2012, the Audit Committee performed the following tasks:

  (1)
  reviewed and discussed the audited financial statements for fiscal year 2012 with management and with Ernst & Young;

  (2)
  reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 29, 2012, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework;

  (3)
  reviewed and discussed with Ernst & Young its attestation report on the effectiveness of our internal control over financial reporting as of June 29, 2012, which report was included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2012;

  (4)
  discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including Ernst & Young's judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

  (5)
  received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountant's independence.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2012, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE
Kristen M. Onken, Chair William T. Coleman C.S. Park Gregorio Reyes

August 6, 2012

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Fiscal 2012 Highlights

        Revenues for fiscal year 2012 were $14.9 billion, which represented a 36% increase from revenues of $11.0 billion in fiscal year 2011, primarily due to increases in our selling price per unit and in the total number of units shipped. The increase in the average selling price to $66 per unit, as compared with $54 per unit in the preceding fiscal year, was due primarily to the limited industry supply of hard drives resulting from the severe flooding in Thailand. We shipped 224 million units during fiscal year 2012, which represented a 13% increase over the prior fiscal year. Gross margin as a percentage of revenue increased from 20% in fiscal year 2011 to 31% in fiscal year 2012.

        In fiscal year 2012, we generated operating cash flow of $3.3 billion, used approximately $2.4 billion to repurchase 101 million of our ordinary shares and used $636 million for capital expenditures. We also repaid approximately $670 million in long-term debt. In addition, we consummated the asset purchase agreement with Samsung Electronics Co., Ltd. pursuant to which we acquired certain assets relating to the research and development, manufacture and sale of hard disk drives.

        The following table presents certain key financial metrics for the past three fiscal years:

	Fiscal 2012 (in millions except EPS)	Fiscal 2011 (in millions except EPS)	Fiscal 2010 (in millions except EPS)
Units shipped	224.0	199.0	193.2
Revenues	$14,939	$10,971	$11,395
Gross margin	$4,684	$2,146	$3,204
Operating income	$3,108	$806	$1,740
Net income	$2,862	$511	$1,609
Diluted earnings per share	$6.49	$1.09	$3.14

2012 Executive Compensation Highlights

        The key compensation decisions for fiscal year 2012 were as follows:

  •
  Continued the general philosophy and structure of our executive compensation programs, emphasizing strong alignment between executive pay and corporate financial performance, as approved by a substantial majority of our shareholders at the 2011 Annual General Meeting;

  •
  No base salary increases for our NEOs other than an increase in connection with Mr. Massaroni's promotion to Chief Administrative Officer;

  •
  No increase in the annual bonus opportunity for our NEOs, with actual annual bonus payout at 177.5% of target as a result of strong financial performance during fiscal year 2012; and

  •
  Long-term equity incentives delivered in the form of performance-based awards to enhance long-term strategic incentives for our NEOs that promote alignment with shareholder interests.

  Pay Practices Aligned with Shareholder Interests

        Our compensation philosophy is supported by several specific elements designed to align our executive compensation programs with long-term shareholder interests, including the following:

  •
  NEOs have no employment agreements and are not guaranteed salary increases or bonus payments;

  •
  Over 75% of our NEO total annual targeted compensation is "at risk;"

  •
  A cap of 200% of the target bonus opportunity for funding under the annual bonus plan;

  •
  In fiscal year 2012, our long-term equity incentive awards were based on the achievement of pre-established performance objectives; specifically, return on invested capital, relative total shareholder return and adjusted earnings per share (as described in further detail below);

  •
  No defined benefit pension plan or supplemental executive pension plan;

  •
  No "single trigger" payouts under our severance and change in control plan, with market-competitive levels of severance benefits;

  •
  No excise tax reimbursements or tax "gross-ups" in connection with a change in control;

  •
  Share ownership guidelines for officers and directors, including the requirement for our NEOs to hold a number of shares approximately equal to a multiple of 3 to 5 times their annual salary;

  •
  No repricing of share options without shareholder approval;

  •
  A "clawback" policy that permits us to recoup cash and equity awards in the event that our financial results are required to be restated due to the fraud or willful misconduct of the executive; and

  •
  No payment of dividends on unvested performance shares until vesting, and no payment of dividend equivalents on unvested performance share units ("PSUs").

  2012 Corporate Governance Highlights

        In addition to implementing performance-based pay practices designed to align our compensation programs with shareholder interests, we also endeavor to maintain good governance standards, including with respect to the oversight of our executive compensation policies and practices. The following key policies and practices were in effect during the 2012 fiscal year:

  •
  We maintain a non-classified Board structure, such that all Board members are elected annually by a majority vote of our shareholders;

  •
  Our Compensation Committee retained an independent compensation consultant, FW Cook, who performs no other work for Seagate or any member of the Compensation Committee;

  •
  On April 26, 2012, the Board adopted a revised Compensation Committee Charter;

  •
  We prohibit our directors, Executives and all other employees from engaging in short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") or in hedging and other monetization transactions with respect to our securities; and

  •
  Our Compensation Committee directs an annual risk assessment of our compensation programs to ensure that our programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

  Named Executive Officers

        The NEOs for fiscal year 2012 are:

Name	Job Title
Stephen J. Luczo	Chairman, President and Chief Executive Officer
Patrick J. O'Malley	Executive Vice President and Chief Financial Officer
Robert W. Whitmore	Executive Vice President and Chief Technology Officer
Kenneth M. Massaroni	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
William D. Mosley	Executive Vice President, Operations

Our Executive Compensation Strategy

        Our executive compensation strategy is designed to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

  •
  attract and retain talented leaders through competitive pay programs;

  •
  motivate Executives to achieve and exceed business objectives as approved by the Board;

  •
  align Executive and shareholder interests to optimize shareholder return with acceptable risk; and

  •
  manage total compensation costs in support of our financial performance.

Our Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of Seagate and our industry, and continued dedicated employment with sustained performance	Attract and retain talented Executives through competitive pay programs
Annual Incentive Executive Officer Performance Bonus (EPB) Plan	Achievement of Company annual financial and operational goals	Motivate Executives to achieve and exceed annual business objectives
Long-term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals such as revenue growth, return on invested capital and total shareholder return relative to peers	Align Executive and shareholder interests to optimize shareholder return Motivate Executives to achieve and exceed long-term business objectives

Role of Our Compensation Committee

        The Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Compensation Committee, which consists of independent directors, is responsible for the review and approval of all aspects of our executive compensation programs and approving all compensation recommendations for our Executives, including:

  •
  review and approval of corporate incentive goals and objectives relevant to compensation;

  •
  evaluation of executive performance results in light of such goals and objectives;

  •
  evaluation of the competitiveness of each Executive's total compensation package; and

  •
  approval of any changes to the total compensation package, including base salary, annual and long-term incentive award opportunities, share ownership guidelines and retention programs.

        The Compensation Committee recommends to the independent directors of the Board any material changes to compensation, compensation plans and equity grants specific to our CEO. To ensure the continuity of leadership and to form the basis of ongoing leadership assignments, the Compensation Committee and the Board, on an annual basis, conduct a succession planning review of senior leadership. During this review, the directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates.

        The Compensation Committee is supported in its work by our Senior Vice President of Human Resources, her staff and an executive compensation consultant, as described below.

Role of the Compensation Consultant

        The Compensation Committee retained FW Cook, its own independent consultant, for advice and counsel throughout fiscal year 2012 to provide an external review of compensation proposals and to help align compensation to our executive compensation strategy. FW Cook's consulting during fiscal year 2012 included oversight on the risk assessment of compensation programs directed by the Compensation Committee, as well as consultation in support of the Compensation Committee's decisions regarding compensation programs involving NEOs, including salary changes, determination of equity awards, annual incentive plan design, severance plan revisions and share ownership guidelines. FW Cook also developed recommendations to the Compensation Committee for changes to the compensation of our CEO.

        FW Cook also provided advice to the Compensation Committee regarding non-employee director compensation. FW Cook is not permitted to provide services to Company management except as directed by the Compensation Committee, and did not provide any such services in fiscal year 2012. The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

Role of our CEO and Management in Decision-Making Process

        Within the framework of the compensation programs approved by the Compensation Committee and based on management's review of market competitive practices, each year our CEO, Mr. Luczo, recommends the amount of base salary increase (if any), the annual incentive bonus and the long-term incentive award value for our Executives, including the other NEOs. These recommendations are based upon his assessment of each Executive's performance, as well as the Company's performance as a whole, and individual retention considerations. The Compensation Committee reviews Mr. Luczo's recommendations and approves any changes affecting our Executives' compensation as it determines in its sole discretion. Mr. Luczo does not play any role with respect to any matter affecting his own compensation.

        Our Senior Vice President of Human Resources, along with members of her staff, assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters. Our Human Resources department retained Exequity LLP to advise and assist management in the planning and development of Mr. Luczo's recommendations to the Compensation Committee.

Prior Year's Say-on-Pay Vote

        We conducted our first advisory, non-binding "Say-on-Pay" vote on the compensation of our NEOs at the 2011 AGM. Our shareholders approved the compensation of our NEOs by a substantial margin (98.5%) of shareholder votes cast in favor of our executive compensation programs. In evaluating our executive compensation programs for fiscal year 2012, the Compensation Committee was mindful of the strong support our shareholders expressed for our compensation philosophy and objectives, and retained our general approach to executive compensation, including continued emphasis on programs that reward our Executives for generating sustainable profitability and delivering long-term value for our shareholders.

        In light of the voting results of the 2011 AGM with respect to the frequency of shareholder votes on executive compensation, where a majority (88.9%) of votes were cast for "Say-on-Pay" proposals to occur every year, the Board decided that the Company will hold an annual advisory vote on the compensation of NEOs until the next required vote on the frequency of "Say-on-Pay" proposals. Accordingly, we currently expect to hold the next shareholder vote on the frequency of "Say-on-Pay" proposals at the Company's 2017 Annual General Meeting of Shareholders.

Executive Market Comparison Peer Group

        The Compensation Committee reviews NEO assignments and establishes ranges for each element of executive pay after reviewing similar information for a defined group of companies (the "NEO Peer Group") that compete for similar executive talent. The Compensation Committee relies on analyses of disclosures and published surveys of compensation among the NEO Peer Group companies when considering compensation for Executives in similar roles.

        As part of our annual review cycle, the Compensation Committee reviewed the NEO Peer Group and made minor revisions to the selection criteria to ensure continued alignment with the peer group companies in relation to size, scope and financial metrics. Peer group companies were selected based on a similar industry classification (as defined by Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment, excluding wholesale distributors), having a minimum market value of $3 billion, and $4-$35 billion in trailing twelve-month sales. Specifically, for fiscal year 2012, the NEO Peer Group included the following companies:

Peer Group for Fiscal Year 2012

	Sales(1)
Company Name	TTM ($M)	FYE ($M)	Market Value(1) ($M)
ADVANCED MICRO DEVICES	$6,491	$5,403	$4,948
AGILENT TECHNOLOGIES INC	$5,046	$4,481	$12,054
APPLIED MATERIALS INC	$8,189	$5,014	$16,500
BROADCOM CORP	$6,216	$4,490	$18,639
CORNING INC	$6,399	$5,395	$28,547
EMC CORP/MA	$16,227	$14,026	$43,310
FLEXTRONICS INTERNATIONAL	$26,485	$24,111	$5,632
HARRIS CORP	$5,408	$5,206	$5,797
JABIL CIRCUIT INC	$13,409	$13,409	$3,341
MICRON TECHNOLOGY INC	$8,482	$8,482	$8,224
MOTOROLA INC	$19,342	$22,044	$19,173
NETAPP INC	$4,231	$3,931	$19,015
QUALCOMM INC	$10,729	$10,416	$72,491
SANDISK CORP	$4,741	$3,567	$8,770
TEXAS INSTRUMENTS INC	$13,446	$10,427	$35,342
TYCO ELECTRONICS LTD	$12,070	$12,070	$14,160
WESTERN DIGITAL CORP	$10,038	$9,850	$7,353
XEROX CORP	$19,876	$15,179	$16,229

Peer Group Median	$9,260	$9,166	$15,194
Peer Group Average	$10,935	$9,861	$18,862

SEAGATE TECHNOLOGY PLC	$11,429	$11,395	$6,944

(1)
As of October 29, 2010

How We Determine Individual Compensation Amounts

        Company management, including Mr. Luczo, reviews with the Compensation Committee all compensation elements for our NEOs at least annually, and the Compensation Committee determines the value of each compensation element as described below. The proportion of each pay element value (i.e., the compensation mix) relative to total compensation varies by individual, although for all NEOs the largest portion of pay is variable and contingent on our financial performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as NEO Peer Group market data. Mr. Luczo's total annual target compensation is higher than the other NEOs' total annual target compensation, reflecting the significantly greater job scope, level of responsibility and impact on business performance for our CEO compared with other NEOs, as well as the fact that a greater portion of Mr. Luczo's total annual target compensation is "at risk." The Compensation Committee has determined this differential is consistent with that found among our NEO Peer Group companies. For fiscal year 2012, the mix of total annual target compensation for Mr. Luczo was 13% annual base salary, 20% target annual incentive and 67% long-term equity incentives, and the average mix of total annual target compensation for our other NEOs was 24% annual base salary, 24% target annual incentive and 52% long-term equity incentives.

Total Annual Target Compensation Mix

Mr. Luczo

Other NEOs
(Average)

        While we do not specifically benchmark the total annual compensation of our Executives to a particular market percentile, the total annual target compensation (including base salary, target annual incentive and long-term incentives) for the NEOs is generally targeted between the 50th and 60th percentiles for similar positions within the NEO Peer Group. We believe that this range for the total executive pay opportunity is necessary to attract and retain top leadership talent in a competitive labor market in our industry segment, particularly in light of the uncertainty as to actual amount of pay that each NEO can earn given the volatility of our business. Due to our emphasis on performance-based pay, the amounts actually received by our NEOs are heavily dependent on the Company's financial performance.

        While we considered the practices and performance of the NEO Peer Group companies in setting compensation targets for our NEOs under our compensation programs, we did not compare our performance with the performance of the NEO Peer Group companies when evaluating salary levels or determining the size of particular incentive awards. In addition, the percentile target represents only a targeted range, and the actual target amounts and compensation mix vary for each NEO on the basis of various factors, none of which is specifically weighted, including seniority, importance of the position to our organization, length of service, overall retention value, internal pay equity, and projected future value of the total compensation package.

Base Salary

        Base salaries are the fixed annual cash amounts paid to our NEOs on a biweekly basis. In reviewing and determining base salaries, the Compensation Committee considers:

  •
  competitive market levels for comparable positions in the NEO Peer Group;

  •
  related experience;

  •
  internal pay equity;

  •
  expected future contributions;

  •
  overall ability to influence our financial performance and the strategic impact of the role; and

  •
  the ease or difficulty of replacing the incumbent.

        The strategic positioning for our NEOs' base salaries is the 50th percentile of the NEO Peer Group. Salaries are reviewed annually and may be revised to reflect significant changes in the scope of an NEO's responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the NEO Peer Group by providing a greater emphasis on compensating our Executives through the use of performance-based incentives, consistent with our strategy of motivating Executives to achieve and exceed annual and multi-year business objectives.

        During fiscal year 2012, Mr. Massaroni's base salary was increased from $425,000 to $500,000 to reflect his promotion to Chief Administrative Officer and the increased scope of his responsibilities in connection with this promotion. The base salaries of the other NEOs were not changed during fiscal year 2012.

Annual Bonus Plan

        All NEOs participate in our shareholder-approved Executive Officer Performance Bonus Plan ("EPB"), which is designed to promote achievement of our annual financial and operational goals as approved by the Compensation Committee. The general target bonus for each NEO reflects competitive market levels for comparable positions in the NEO Peer Group at the 60th percentile, as well as internal pay equity considerations. Actual payments under the EPB may be above or below this level, based on performance results. Individual awards paid to each NEO following the end of the performance period are determined by the Compensation Committee after certifying our financial and operational performance. The Compensation Committee also recommends to the independent directors of the Board the material terms of Mr. Luczo's bonus opportunity under the EPB, including the amount of Mr. Luczo's target bonus opportunity, as well as the payout level based on performance results.

        On July 27, 2011, the Compensation Committee authorized the performance metrics and funding targets to be used for calculating annual bonus awards for each Executive for fiscal year 2012 under the EPB. Funding of the EPB for fiscal year 2012 was determined based on the Company's performance with respect to the following metrics for fiscal year 2012:

  •
  revenues,

  •
  operating margin (defined as adjusted earnings before interest, taxes and bonus, divided by revenues), and

  •
  a quality metric, referred to as Reliability Quality Competitiveness Best in Class ("RQC BiC"), which is a measure of how our key customers view Seagate's product quality compared with the product quality of our competitors.

While we track many operational and strategic performance goals throughout the year, operating margin and revenue together are considered an important measure of our success in achieving profitable growth and were selected for fiscal year 2012 to better align payouts under the EPB with the Company's profitability year over year. Adjustments to earnings for purposes of determining the operating margin excluded the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and/or foreseen at the time the performance targets were established. The adjustments are reviewed and approved by the Compensation Committee. RQC BiC was retained as a modifier to the overall bonus funding calculation for fiscal year 2012 because quality is considered a critical part of our overall business performance.

        The combination of the three performance metrics noted above was used to determine the applicable percentage of our annual revenues that would be allocated to the overall bonus pool to be used for the payment of bonuses to all eligible employees, including to our Executives under the EPB. For purposes of illustration, the range of overall bonus funding as a percentage of target for fiscal year 2012, assuming annual revenues of $12 billion and the achievement of the minimum level of RQC BiC of 80%, would be as indicated below for the achievement of operating margin at the threshold, target and maximum levels for fiscal year 2012:

Performance Level	Operating Margin	Funding as % of Target
Threshold	7.0%	50%
Target	9.5%	100%
Maximum	14.0%	200%

        Actual funding is determined based on the adjusted operating margin, the level of revenues and RQC BiC actually achieved during fiscal year 2012. Once the Company achieves or exceeds the threshold operating margin, the combination of actual operating margin and revenues determines preliminary funding. This amount is then modified by a factor based on the actual RQC BiC results, with up to 25% of the funding "at risk" if we do not achieve the minimum RQC BiC in each of our five key markets each quarter.

        The funded amount, once approved by the Committee, is allocated among eligible participants in the EPB. Funding for individual bonuses paid to our NEOs is based upon each executive's target bonus expressed as a percentage of base salary. For fiscal year 2012, Mr. Luczo had a target bonus equal to 150% of his annual base salary (reflecting that a larger portion of his total annual target compensation is "at risk" than is the case of the other NEOs) and the other NEOs had a target bonus equal to 100% of their individual annual base salaries. The Compensation Committee, with respect to all NEOs except our CEO, and the Board, with respect to our CEO, retain the discretion to reduce the amount of the bonus payout based on their overall assessment of the Company's performance generally, including factors such as revenues, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance.

        Our performance for fiscal year 2012 greatly exceeded our targeted performance. As a result, funding for EPB was at 177.5% of target, on the basis of achievement of adjusted operating margin of 23.5%, revenues of $14.9 billion and an RQC BiC modifier of 88.75%.

Long-Term Equity Incentives

        In fiscal year 2012, the Compensation Committee awarded equity awards to the NEOs under the terms of our 2004 Share Compensation Plan, as amended (the "2004 SCP"). Future equity awards will be granted under our newly approved 2012 Equity Incentive Plan ("2012 Plan"), which replaced the 2004 SCP. Like the 2004 SCP, the 2012 Plan is designed to:

  •
  focus Executives on achieving longer-term business performance goals;

  •
  provide significant reward potential for outstanding cumulative performance by the Company;

  •
  enhance the Company's ability to attract and retain highly talented Executives; and

  •
  provide the Executive team with an opportunity for greater equity ownership and related incentives to increase shareholder return.

        The Compensation Committee approves annual guidelines to help determine the type and size of equity awards for all Executives, and generally targets between the 50th and 75th percentiles for comparable positions in the NEO Peer Group. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the retention and motivational value of unvested equity, the practices of NEO Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, the pool of available shares, and shareholder dilution. In determining the award for each NEO, the Compensation Committee also considers the Company's goals for retaining the Executive for the long-term and the following factors related to each NEO including:

  •
  potential future contributions to the Company's overall success;

  •
  past equity award history;

  •
  potential future value (holding power) of unvested equity; and

  •
  in the case of our CEO, total shareholder return.

        NEOs generally are awarded equity on an annual basis in mid-September as part of our annual award cycle. For fiscal year 2012, all NEOs' annual equity awards were split evenly between threshold performance share units and performance share units, as described more fully below, reflecting a strong emphasis on pay for performance and the alignment of interests between our NEOs and our shareholders. Mr. Massaroni's equity grant for fiscal year 2012 reflected his promotion to Chief Administrative Officer and was determined on the basis of various factors, none of which were specifically weighted, including: (i) his experience, expertise and familiarity with Seagate's operations; (ii) the market value for long-term equity awards for similar positions within the NEO Peer Group; (iii) the future projected retention value of his outstanding unvested equity awards; and (iv) internal pay equity.

Options

        Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company's ordinary shares on the grant date. Fair market value is defined under the 2004 SCP as the average of the high and low trading price of the Company's ordinary shares on NASDAQ on the grant date. However, under the 2012 Plan, the exercise price will be set as the closing price of the Company's ordinary shares on NASDAQ on the grant date. The grant date and vesting schedule for NEOs are generally the same as for other employees receiving options during the annual award process, but may be different in the case of a new hire or change in position. None of the NEOs received options in fiscal year 2012 in order to place greater emphasis on the achievement of the selected financial operating metrics during the relevant three-year performance period of our performance share units.

Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)

  Restricted Shares and Restricted Share Units

        Restricted shares ("RS") and restricted share units ("RSUs") generally vest in equal annual installments over four years, contingent on continued service. Due to the strong emphasis on pay for performance, our NEOs are not eligible to receive RS or RSUs; all outstanding RS or RSU awards to current NEOs were granted prior to their current position or when the NEO was serving as a non-employee member of the Board. We believe that long-term equity awards made to our NEOs should consist only of options and performance-vesting shares or units.

  Threshold Performance Shares and Threshold Performance Share Units

        Threshold performance shares ("TPS") and threshold performance share units ("TPSUs") are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of specified performance goals. TPS awards were first granted in the fiscal year ended June 27, 2008 ("fiscal year 2008"), with up to 25% of the award vesting on the second anniversary of the grant date, and 25% per year thereafter. TPS awards were also granted in the fiscal year ended July 3, 2009 and fiscal year 2011, with 25% annual vesting starting on the first anniversary of the grant date and 25% per year thereafter. Beginning in fiscal year 2012, our NEOs were granted TPSU awards in lieu of TPS awards in order to facilitate the global administration of our equity programs; however, the vesting criteria for this type of award remained substantially the same as in prior years. Each TPSU represents the right to receive one of our ordinary shares. Under the terms of the TPSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the TPSUs.

        For each tranche of a TPS or TPSU award that is eligible to vest on a vesting date, such vesting is contingent on the Company achieving a threshold adjusted earnings per share ("AEPS") goal of $1.00 for the fiscal year prior to the fiscal year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). TPS and TPSU awards may become fully vested as early as four years from the grant date (five years in the case of TPS awards granted in fiscal year 2008) and, as noted above, remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPS or TPSUs will be forfeited. While still uncertain, vesting for these awards is considered likely if the NEO remains employed throughout the seven-year performance period due to the cumulative vesting feature. For market comparison purposes, we compare the value of TPS and TPSU awards for our NEOs with time-based RS or RSUs awarded by other companies in the NEO Peer Group. For purposes of the TPS and TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with US GAAP, excluding the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established.

        Our AEPS performance for fiscal year 2012 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPS and TPSU awards granted will vest on their next scheduled vesting date following the end of fiscal year 2012.

  Performance Share Units

        Performance Share Units or PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital ("ROIC") over the performance period, modified by the Company's relative total shareholder return ("TSR") percentile compared with a selected peer group. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company's long-term success. In addition, the relative TSR metric rewards financial performance as measured by the change in our share price and the dividends declared during the performance period relative to the performance of the select group of peers. Payout of the targeted number of PSUs will be achieved if target ROIC is attained over the three-year measurement period and relative TSR is at least at the median of the selected peer group. The number of PSUs that will be earned will be determined on the basis of actual ROIC achieved, calculated by linear interpolation between a preset minimum and maximum, and increased or decreased on the basis of whether the relative TSR achieved is at 50th, 75th or above the 75th percentile in relation to the selected peer group.

        Each PSU represents the right to receive one of our ordinary shares. The Compensation Committee will determine the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Assuming the minimum performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 30% of the target number of PSUs (for ROIC of 55.5% of target and relative TSR below the selected peer group median) to 200% of the target number of PSUs (for ROIC in excess of 144.4% of target and relative TSR equal to or above the 75th percentile of the selected peer group). Under the terms of the PSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the PSUs.

        The selected peer group for PSUs awarded in September 2011 included a broader range of companies than the NEO Peer Group to allow for comparison of our performance against a wider subset of technology companies than the companies with whom we frequently compete for executive talent. The selected peer group for purposes of measuring our relative TSR performance consisted of the 27 companies listed in the table below, meeting all of the following criteria:

  •
  Similar industry classification (defined as companies in Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment), excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors, and

  •
  Trailing twelve-month sales at least $4 billion.

 PSU Peer Group

Advanced Micro Devices, Inc.	Jabil Circuit Inc.
Agilent Technologies Inc	Juniper Networks, Inc.
Apple Inc.	Lexmark International Inc.
Applied Materials Inc	Micron Technology Inc.
Broadcom Corp.	Motorola Solutions Inc
Cisco Systems, Inc.	NetApp, Inc.
Corning Inc.	QUALCOMM Incorporated
Dell Inc.	SanDisk Corp.
EMC Corporation	Sanmina-Sci Corp
Flextronics International Ltd.	Texas Instruments Inc.
Freescale Semiconductor Holding	Tyco Electronics, Ltd.
Harris Corp.	Western Digital Corp.
Hewlett-Packard Company	Xerox Corp.
Intel Corporation

Share Ownership Guidelines

        We established share ownership guidelines to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, to link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested restricted shares and RSUs that do not have a performance requirement, are included in the calculation of ordinary shares owned for purposes of the ownership guidelines, but options, unvested TPS, unvested TPSUs and unvested PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of becoming subject to the guidelines. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

        To address share price volatility and to ensure NEOs have a consistent guideline from year to year, the ownership guidelines were revised effective July 1, 2010 to reflect a fixed number of shares instead of a target value expressed as a multiple of annual salary. Our NEOs are required to meet the guidelines by July 1, 2015, with the exception of Mr. Massaroni who is required to meet the guidelines by July 28, 2016. The Compensation Committee reviewed the number of shares required to be held by our NEOs as part of its annual process in April 2012 and determined that no changes to the guidelines were necessary. The current share ownership guidelines are as follows:

Role	Ownership Requirement– Number Of Shares	Equivalent Dollar Value(1)
CEO	250,000	$6,182,500
EVP	80,000	$1,978,400

(1)
Equivalent dollar value calculations based on closing price of our ordinary shares on the Nasdaq on June 29, 2012 of $24.73.

        All of the NEOs are on track to meet required ownership levels by the applicable deadline.

Benefits and Perquisites

        Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for Executives, other than vacation and severance benefits (see "Severance and Change in Control Benefits," below).

        We do not generally provide perquisites to our NEOs. We do however consider the value of perquisites, to the extent provided at the NEO Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs. Two of our NEOs continue to participate in a group universal life insurance plan that was closed to new participants as of January 2002.

Nonqualified Deferred Compensation Plan

        Seagate's Restated Deferred Compensation Plan, as amended (the "SDCP") allows our NEOs (and other eligible employees with an annual base pay rate of more than $165,000) to defer on a pre-tax basis up to 70% of the base salary and up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company's books as an unfunded obligation of the Company. We do not make any contributions to the SDCP, and notional earnings on deferrals are based on the performance of investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table titled "Fiscal Year 2012 Nonqualified Deferred Compensation," below.

International (Expatriate) Assignment Policies

        Our global business needs require, from time to time, the temporary short- or long-term relocation of certain employees with special or unique skills to countries where those skills may not be available. To meet this need, we utilize the benefits available under our Short-Term Assignment Policy ("STA") and Long-Term International Assignment Policy ("LTIA"). Specifically, we provide certain benefits and allowances to our international assignees, including our NEOs, in accordance with the terms of the STA or LTIA, as applicable, which include housing and transportation allowances, living and travel expense reimbursements and tax preparation services. In addition, we make tax equalization payments on behalf of our international assignees to ensure that the assignment is tax neutral to the employee.

        The total estimated cost of the expatriate benefits provided to our NEOs in 2012 is described in further detail below under "Compensation of Named Executive Officers—Summary Compensation Table."

Severance and Change in Control Benefits

        We provide severance benefits to assist in aligning NEO and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining NEOs and to support organizational changes necessary to achieve our business strategy. We amended and restated the Executive Severance and Change in Control Plan to conform the plan with changes in the law and to clarify the treatment of outstanding equity awards upon a change in control. The purpose of the Fourth Amended and Restated Executive Severance and Change in Control Plan (the "Severance Plan") is to:

        (1)   provide for the payment of severance benefits to our NEOs in the event their employment with the Company or any applicable subsidiary is involuntarily terminated,

        (2)   encourage our NEOs to continue employment in the event of a potential "change in control" (as such term is defined in the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control," below), and

        (3)   ensure that our NEOs generally receive the same severance benefits in connection with a qualifying termination of employment.

        All of our NEOs, except our CEO, receive the same level and type of severance benefits; the level of severance benefits payable to our CEO under the terms of the Severance Plan is higher than for the other NEOs to reflect his level of responsibility within our organization, the strategic importance of his position and a market-competitive level of severance for comparable positions within the NEO Peer Group.

        The Severance Plan provisions were developed based on a comparison of severance benefits typically available at the NEO Peer Group companies, in consultation with FW Cook, following review by the independent directors of the Board. We believe that severance should only be provided in the event of an involuntary termination (i.e., a termination by us without "cause" or by the Executive for "good reason"). The design of the Severance Plan, as approved by the Compensation Committee on October 25, 2011, includes the following features:

  •
  severance benefits do not include a guaranteed bonus amount,

  •
  no post-termination healthcare benefit subsidy if the involuntary termination occurs outside of a "change of control period" (as defined in the section titled "Involuntary Termination Without Cause or for Good Reason During a Change in Control Period", below),

  •
  enhanced severance benefits provided in connection with a change in control require a "double trigger" (which is defined as an involuntary termination during a "change in control period") before an NEO becomes entitled to receive such benefits, and

  •
  severance payments cannot exceed three times the sum of the Executive's base salary and target bonus.

        In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would otherwise be subject to excise taxes imposed by Section 4999 of the Code). We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all personal taxes, including any excise taxes imposed on change in control payments and benefits.

        For further details on the Severance Plan, see the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control."

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

        The Compensation Committee seeks to qualify NEO compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Code places a limit of $1 million on the amount that a public company may deduct for compensation in any taxable year to any of the CEO and each of the three most highly compensated NEOs employed at the end of the year (other than the Company's CEO and CFO), unless such compensation is considered "performance-based" under Section 162(m).

        Both the EPB and the 2012 Plan have been approved by our shareholders and are administered by the Compensation Committee. Each plan has been structured such that compensation paid or awarded thereunder qualifies as "performance-based" and therefore not subject to the Section 162(m) limit. In order to maintain flexibility in compensating our NEOs in a manner designed to promote varying corporate goals, the Compensation Committee retains the discretion to award compensation that may not be tax-deductible. For fiscal year 2012, substantially all of the compensation earned by our NEOs was deductible for purposes of Section 162(m) of the Code.

Securities Trading

        The Board believes that short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") is not appropriate under any circumstances; therefore, such conduct is prohibited by Seagate's Securities Trading Policy. In addition, all employees (including our NEOs) and Board members are prohibited from taking "short" positions in our securities or engaging in hedging or other monetization transactions with respect to our securities.

Pay Recovery Policy

        Our Pay Recovery Policy, effective January 29, 2009, is intended to eliminate any reward for fraudulent accounting. It provides standards for recovering compensation from an NEO where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such NEO. The NEO's repayment obligation applies to any bonus paid, share award issued (whether or not vested) or options exercised during the period commencing with the later of the effective date of the Pay Recovery Policy or the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought. We intend to review our Pay Recovery Policy following the enactment of regulations pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company's Proxy Statement for fiscal year 2012.

COMPENSATION COMMITTEE
Edward J. Zander, Chairman Frank J. Biondi Jay L. Geldmacher Lydia M. Marshall

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables show fiscal year 2012, 2011 and 2010 compensation awarded to and earned by our CEO, CFO and our three most highly compensated Executives other than our CEO and CFO:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen J. Luczo	2012	1,024,026	5,320,635	—	2,726,468	114,955	9,186,084
Chairman, President and	2011	1,024,026	1,853,221	2,084,707	—	237,033	5,198,988
Chief Executive Officer	2010	870,182	—	—	1,550,000	—	2,420,182
Patrick J. O'Malley	2012	549,037	1,197,570	—	974,540	5,503	2,726,650
Executive Vice President	2011	549,037	446,569	505,384	—	3,500	1,504,489
and Chief Financial Officer	2010	452,115	—	—	555,000	8,436	1,015,551
Robert W. Whitmore	2012	674,024	1,197,570	—	1,196,393	—	3,067,987
Executive Vice President	2011	674,024	446,569	505,384	—	—	1,625,976
and Chief Technology Officer	2010	574,030	—	—	681,000	6,205	1,261,235
Kenneth M. Massaroni	2012	491,357	1,392,030	—	887,520	3,500	2,774,407
Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
William D. Mosley	2012	524,035	1,197,570	—	930,162	3,500	2,655,268
Executive Vice President,	2011	524,035	614,123	694,902	—	63,061	1,896,121
Operations	2010	447,120	—	—	529,000	201,476	1,177,596

(1)
Stock Awards and Option Awards: These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, these columns represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation." For all performance shares and performance units, we have assumed the probable outcome of related performance conditions at target levels. See the "Grants of Plan-Based Awards" table for further information. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended June 29, 2012.

(2)
All Other Compensation: The amounts shown in this column consist of the following:

All Other Compensation Table

Name	401k Match ($)(a)	Executive Life Insurance	International Assignment Benefits ($)(b)	Total ($)
Stephen J. Luczo	—	3,118	111,837	114,955
Patrick J. O'Malley	3,500	2,003	—	5,503
Robert W. Whitmore	—	—	—	—
Kenneth M. Massaroni	3,500	—	—	3,500
William D. Mosley	3,500	—	—	3,500

(a)
401(k) match is for the 401(k) Plan contribution provided to all U.S. employees who participate in the 401(k) Plan in an amount up to $3,500 per calendar year but may be higher in the fiscal year.

(b)
International assignment benefits for Mr. Luczo include assignment-related costs in the aggregate amount of $111,837, consisting of $42,170 for housing (less a total credit of $45,033 for a refund for early lease termination), $2,700 for relocation administration expenses, $17,277 for transportation, $7,438 for tax preparation fees, and tax equalization and gross-up payments equal to $87,284 in the aggregate.

 Grants of Plan-Based Awards for Fiscal Year 2012

									All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards					Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
													Closing Price on Grant Date ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen J. Luczo			768,019	1,536,038	3,072,077
	9/12/2011	(2)	—	—	—		240,700	481,400				2,419,035
	9/12/2011	(3)					260,000					2,901,600
Patrick J. O'Malley			274,518	549,037	1,098,074							—
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860
Robert W. Whitmore			337,012	674,024	1,348,048
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860
Kenneth M. Massaroni			250,006	500,011	1,000,022
	9/12/2011	(2)					63,000	126,000				633,150
	9/12/2011	(3)					68,000					758,880
William D. Mosley			262,018	524,035	1,048,070
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860

(1)
Amounts shown represented the potential range of payments for fiscal year 2012 for the NEOs under the EPB. This range varied based on the individual's position and bonus target as a percentage of his fiscal year 2012 ending base salary (150% percent of base salary for Mr. Luczo and 100% for the other NEOs). For a description of the EPB, refer to the section above entitled "Compensation Discussion and Analysis—Annual Bonus Plan."

(2)
These performance share units were issued on September 12, 2011 under the 2004 SCP. These units vest after the end of a three-year performance period, subject to both continued employment and the achievement of the applicable performance criteria. For a description of the performance share units, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units".

(3)
These threshold performance shares were issued on September 12, 2011 under the 2004 SCP. They are contingent upon continuous employment and satisfaction of performance vesting requirements. The first tranche vests no sooner than one year after the vesting commencement date, subject to the satisfaction of specified performance criteria. The awards will continue to vest annually thereafter if the annual performance goals are achieved. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the threshold performance shares, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units".

Outstanding Equity Awards at Fiscal Year 2012

	Option Awards					Stock Awards
Name	Stock Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Date	Number of Shares or Units of Stock That have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Stephen J. Luczo	10/26/2006	100,000	—	22.70	10/26/2013
	10/25/2007	10,000	—	26.47	10/25/2014
	10/30/2008	2,917	834	6.53	10/30/2015
						10/30/2008	1,250	(2),(4)	30,913
	1/30/2009	583,333	510,417	4.05	1/30/2016
						1/30/2009				37, 500	(5)	927,375
	9/13/2010	180,468	232,032	11.07	9/13/2017
						9/13/2010				152,780	(6)	3,778,249
						9/12/2011				240,700	(6)	5,952,511
						9/12/2011				260,000	(5)	6,429,800

Patrick J. O'Malley	4/27/2006	132,500	—	25.48	4/27/2013
	9/12/2008	120,000	8,000	13.73	9/12/2015
						9/12/2008				6,000	(5)	148,380
	3/6/2009	446,875	203,125	3.35	3/6/2016
						9/13/2010				12,000	(5)	296,760
	9/13/2010	43,749	56,251	11.07	9/13/2007
						9/13/2010				22,220	(6)	549,501
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

Robert W. Whitmore	2/3/2006	75,000	—	25.52	2/3/2013
	9/13/2007	275,000	—	24.63	9/13/2014
						9/13/2007				10,500	(5)	259,665
	9/12/2008	43,749	6,251	13.73	9/12/2015
						9/12/2008				2,090	(5)	51,686
	1/30/2009	154,166	145,834	4.05	1/30/2016
	9/13/2010	13,749	56,251	11.07	9/13/2017
						9/13/2010				12,000	(5)	296,760
						9/13/2010				22,220	(6)	549,501
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

Kenneth M. Massaroni	9/13/2007	50,000	—	24.63	9/13/2014
	9/12/2008	82,031	5,469	13.73	9/12/2015
						9/12/2008	3,125	(4)	77,281
	3/6/2009	86,874	78,126	3.35	3/6/2016
	9/13/2010	18,593	23,907	11.07	9/13/2017
						9/13/2010	7,650	(4)	189,185
						9/13/2010				6,300	(6)	155,799
						9/12/2011				63,000	(6)	1,557,990
						9/12/2011				68,000	(5)	1,681,640

William D. Mosley	9/12/2008	7,291	4,379	13.73	9/12/2015
						9/12/2008	2,500	(4)	61,825
	1/30/2009	128,802	108,334	4.05	1/30/2016
	9/13/2010	43,854	77,344	11.07	9/13/2017
						9/13/2010				16,500	(5)	408,045
						9/13/2010				30,560	(6)	755,749
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

(1)
Value based on the closing price of our ordinary shares on June 29, 2012 of $24.73.

(2)
Awards granted to Mr. Luczo before January 12, 2009 were awarded prior to his employment as our Chairman, President and CEO.

(3)
25% vests one year after the grant date with 1/36th vesting monthly thereafter.

(4)
25% vesting annually per year from vesting commencement date.

(5)
These threshold performance shares and threshold performance share units are subject to the NEO's continuous employment and the satisfaction of applicable performance vesting requirements. They were issued on each of September 13, 2007, September 12, 2008, September 13, 2010 and September 12, 2011 under the 2004 SCP. First vesting for the September 13, 2007 award was no sooner than two years after the award date and is subject to meeting specified performance criteria. First vesting for the September 12, 2008, September 13, 2010 and September 12, 2011 awards is no sooner than one year after the award date and vesting is subject to meeting specified performance criteria. Potential vesting for these awards is annually thereafter according to specific performance requirements. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. The threshold performance shares and threshold performance share units are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)" above).

(6)
These PSUs were issued on September 13, 2010 and September 12, 2011 under the 2004 SCP. The PSUs vest after the end of a three-year performance period, subject to both continued employment and the achievement of performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)" above).

Option Exercises and Stock Vested in Fiscal Year 2012

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Luczo	2,211,567	$33,921,140	40,000	$1,140,163
Patrick J. O'Malley	842,500	$6,166,547	10,000	$179,150
Robert W. Whitmore	690,000	$10,558,008	16,590	$297,210
Kenneth M. Massaroni	135,000	$2,189,632	5,675	$84,774
William D. Mosley	842,499	$10,100,919	8,000	$143,320

Nonqualified Deferred Compensation for Fiscal Year 2012

        The following table presents information regarding contributions, earnings, withdrawals and balances with respect to those of our NEOs who participated in our SDCP during fiscal year 2012.

Name	Executive Contributions in fiscal year 2012 ($)	Aggregate Earnings in fiscal year 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in fiscal year 2012 ($)(a)
Stephen J. Luczo	—	—	—	—
Patrick J. O'Malley	178,437	53,645	—	2,103,722
Robert W. Whitmore	—	2,452	—	69,406
Kenneth M. Massaroni	—	—	—	—
William D. Mosley	—	4,457	—	499,138

(a)
The amounts reported as Executive contributions represent compensation already reported in the Summary Compensation Table, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

        The SDCP is a nonqualified deferred compensation plan allowing participants to defer on a pre-tax basis up to 70% of base salary and up to 100% of their annual performance-based cash bonus, and to select from several mutual fund investment options used to determine notional earnings on the deferred amounts. The deferrals and notional earnings related to those deferrals are reflected on our books as an unfunded obligation of the Company, and remain part of our general assets. We have established a grantor (or rabbi) trust for the purpose of accumulating funds to satisfy our obligations and process payments due under the SDCP.

        Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. Participants may elect to receive distributions due to retirement or termination in a lump sum or in quarterly installments over 3, 5, 10, or 15 years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or

5 years. Upon disability, a participant's account will be distributed in accordance with his or her retirement/termination distribution elections. Additionally, upon death, a participant's accounts will be paid to his or her beneficiary or beneficiaries in a cash lump sum payment payable before the later of the end of the calendar year in which the participant dies, and two and one-half months after the participant dies. Unless otherwise determined by the Compensation Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant's account shall generally be distributed to him or her in a lump sum not later than the thirtieth day following the change in control.

Potential Payments Upon Termination or Change in Control

        As discussed above under the heading titled "Compensation Discussion and Analysis—Severance and Change in Control Benefits," the Compensation Committee adopted the Severance Plan, to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason, in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements.

Involuntary Termination Without Cause or For Good Reason Outside of a Change in Control Period

        Under the Severance Plan in effect during fiscal year 2012, if an NEO's employment were to have been terminated by the Company without "cause" (as defined below) or by the NEO for "good reason" (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO's seniority level. In the event of an involuntary termination outside of a "change in control period" (as defined below), the CEO would be entitled to receive 24 months of base salary and the other NEOs would be entitled to receive 20 months of base salary, as well as a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date. In addition, the NEO may be eligible to receive the annual bonus for the year of termination if such termination occurred after an annual bonus was earned but before the date that the bonus was paid, payable at the same time that the annual bonus is otherwise payable to other executives. The severance benefits are generally payable within 20 business days following the "payment confirmation date" (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $490,000 (for fiscal year 2012), with the remaining 50% payable on the date that is twelve months following the date of termination. The Company would also provide paid outplacement services for a period of two years following termination. The receipt of these severance benefits would generally be subject to the NEO's execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

        Under the Severance Plan, "cause" means (i) an NEO's continued failure to substantially perform the material duties of his or her office, (ii) fraud, embezzlement or theft by an NEO of Company property, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony, (iv) an NEO's willful malfeasance or willful misconduct in connection with such NEO's duties or any other act or omission which is materially injurious to the financial condition or business reputation of Seagate, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject or (C) any company policy or other agreement to which such NEO is subject. If an NEO is involuntarily terminated for any reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO's continuous service for any reason (other than death or disability): (i) the award agreements (including TPS and TPSU) provide that vesting will cease and, where applicable, Seagate will automatically reacquire all unvested shares without payment of consideration and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as all other option holders, would have three months to exercise options that are vested as of the date of termination.

Involuntary Termination Without Cause or For Good Reason During a Change in Control Period

        The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during a "change in control period". This period is defined as the period commencing six months prior to the effective date of a "change in control" (as defined below) and ending 24 months following such date. In the event of an involuntary termination within a change in control period, the NEO would be entitled to receive the following: (i) 36 months of base salary and target bonus in the case of the CEO, or 24 months of base salary and target bonus in the case of the other NEOs, (ii) a lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and his or her eligible dependents, if any, (iii) paid outplacement services for a period of two years, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the "payment confirmation date" in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $490,000 (for fiscal year 2012), with the remainder, if any, payable on the date that is six months and one day following the termination date. In addition, the NEO may be eligible under the Executive Bonus Plan to receive the annual bonus for the year of termination if such termination occurs after an annual bonus is earned but before the date that the bonus is paid, which bonus would be payable at the same time that the annual bonus is otherwise payable to other executives.

        Under the Severance Plan, "change in control" or "CIC" means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of Seagate.

        In addition, under the terms of our equity award agreements with each NEO and consistent with the treatment of equity awards under the Severance Plan, if a change in control (which is generally defined in a similar manner as under the Severance Plan) occurs and the successor company does not assume or replace the awards with alternatives that preserve both the intrinsic value and the rights and benefits of the award immediately prior to the CIC, then all awards accelerate and become fully vested at least 10 days prior to the consummation of the CIC. The PSU award agreement further provides that the number of shares that will vest on the later of the closing of a CIC and an NEO's involuntary termination within the change in control period will be based on the Company's performance through the closing date of the CIC, with relative TSR performance measured by using the average closing prices over the 30-day trading period preceding the CIC.

        In the event that the benefits payable following a CIC exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would be subject to excise taxes imposed by Section 4999 of the Code). We do not provide any gross-up for excise taxes and the NEO is responsible for payment of all personal taxes, including excise taxes.

Termination due to Death or Disability

        In the event a termination of employment occurs due to an NEO's death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, "disability" means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO's death or disability, the Compensation Committee has the discretion under the terms of the EPB to pay to the NEO or the individual's estate a pro-rated target bonus for the fiscal year in which the termination occurs, based on year-to-date performance.

        The terms of the restricted share and performance share award agreements for our NEOs provide that vesting will cease upon a termination due to disability (as defined above), and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately.

        Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of an option award that will be vested at termination. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

        Finally, for those Executives who participate in the group universal life insurance plan, the Company will continue to pay its portion of the insurance premiums through the end of the calendar year in which the Executive becomes disabled.

Potential Payments Upon Termination

  Severance Benefits Upon Termination Without Cause or For Good Reason outside a Change in Control Period

        The following table sets forth the estimated value of the potential payments and benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason on June 29, 2012.

Name	Monthly Base Salary ($)	Months of Base Pay (#)	Annual Bonus ($)	Outplacement Benefit ($)	Total ($)
Stephen J. Luczo	85,335	24	2,726,468	15,000	4,789,519
Patrick J. O'Malley	45,753	20	974,540	15,000	1,904,601
Robert W. Whitmore	56,169	20	1,196,393	15,000	2,334,766
Kenneth M. Massaroni	41,668	20	887,520	15,000	1,735,872
William D. Mosley	43,670	20	930,162	15,000	1,818,554

  Severance Benefits Upon Termination Due to Death

        The following table sets forth the estimated value as of June 29, 2012 of the potential payments and benefits to each NEO, assuming termination of the NEO due to death on such date.

Name	Target Bonus ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Total ($)
Stephen J. Luczo(4)	1,536,038	11,982,362	6,407,686	19,926,087
Patrick J. O'Malley(4)	549,037	3,904,688	1,293,880	5,747,604
Robert W. Whitmore	674,024	3,426,962	1,456,851	5,557,837
Kenneth M. Massaroni	500,011	1,541,912	1,161,148	3,203,071
William D. Mosley	524,035	2,758,759	1,367,792	4,650,586

(1)
Amounts for the bonus component of the death benefit assume that the Compensation Committee elects to exercise its discretion to pay the NEO's estate a bonus for the fiscal year in which death occurs. In addition, the amount has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO's target bonus opportunity for that year. However, the EPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO's death.

(2)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012, or $24.73 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.73 or for options that were already vested as of June 29, 2012.

(3)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. In the event of disability, the NEOs would receive the same number of shares under the terms of the PSU award agreements as in the event of death, as set forth below:

Name	Accelerated Vesting of PSU Awards ($)
Steven J. Luczo	$3,841,949
Patrick J. O'Malley	$684,904
Robert W. Whitmore	$684,904
Kenneth M. Massaroni	$600,395
William D. Mosley	$808,276
(4)
In the event of the death of either of Messrs. Luczo or O'Malley, their beneficiary(ies) would be entitled to a death benefit of $450,000 under the terms of the group universal life insurance plan, in addition to any accrued cash value. Further, under the terms of this plan, each of Messrs. Luczo and O'Malley would be entitled to continued payment of the Company's portion of the insurance premiums through December 31, 2012, in the aggregate amount of $1,559 and $1,002, respectively, in the event the Executive became disabled on June 29, 2012.

  Severance Benefits Upon Termination Without Cause or For Good Reason within a Change in Control Period

        The following table sets forth the estimated value calculated as of June 29, 2012 of the potential payments to each NEO, assuming termination of the NEO by the Company without cause or by the

NEO for good reason on such date in connection with a change in control, during a change in control period, as defined in the Severance Plan.

Name	Monthly Base Salary ($)	Monthly Target Bonus ($)	Months of Pay (#)	Total Severance Pay ($)	Prior Year Bonus ($)	Total Health Care Benefit ($)	Outplacement Benefit ($)	Accelerated Vesting of Stock Options ($)(1)	Accelerated Vesting of Stock Awards ($)(2)	Total ($)(3)
Stephen J. Luczo	85,335	128,003	36	7,680,192	2,726,468	43,214	15,000	13,743,876	17,118,848	41,327,598
Patrick J. O'Malley	45,753	45,753	24	2,196,147	974,540	25,424	15,000	5,200,498	3,781,712	12,193,321
Robert W. Whitmore	56,169	56,169	24	2,696,096	1,196,393	43,214	15,000	3,854,007	3,944,682	11,749,392
Kenneth M. Massaroni	41,668	41,668	24	2,000,045	887,520	43,418	15,000	2,057,573	3,817,694	8,821,249
William D. Mosley	43,670	43,670	24	2,096,141	930,162	43,418	15,000	3,345,931	4,012,690	10,443,342

(1)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012, or $24.73 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.73 or for options that were already vested as of June 29, 2012.

(2)
Amounts for the value of shares that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle.

(3)
Calculations do not include the impact of any potential cutback pursuant to the application of the Code Section 280G safe harbor limit under the relevant provisions of the Severance Plan.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during fiscal year 2012 were Messrs. Biondi, Geldmacher and Zander, as well as Ms. Marshall. Mr. Thompson served on the Compensation Committee until his retirement from the Board on October 26, 2011. None of these individuals was an Executive or employee of the Company or any of its subsidiaries at any time during fiscal year 2012, nor has any of these individuals ever been an Executive of the Company or any of its subsidiaries. No Executives of the Company served on the compensation committee of any other entity, or as a director of an entity, that employed any of the members of the Compensation Committee during fiscal year 2012.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning the Company's equity compensation plans as of June 29, 2012.

Equity Compensation Plan	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	22,448,950	(1)	$13.15	(2)	41,369,574	(3)
Equity compensation plans not approved by shareholders	147,043	(4)	$17.53	(5)	—

Total	22,595,993		$13.18		41,369,574

(1)
This number includes 3,252,507 ordinary shares that were subject to issuance upon the exercise of stock options granted under our Seagate Technology plc 2001 Share Option Plan (the "SOP"), 18,703,943 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2004 SCP and 492,500 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2012 Plan.

(2)
This value is calculated based on the exercise price of options outstanding under the SOP, the 2004 SCP and 2012 Plan.

(3)
This number includes 37,386,347 ordinary shares available for future issuance under the 2012 Plan and 3,983,227 ordinary shares available for issuance under our ESPP.

(4)
This number includes 33,191 ordinary shares that were subject to issuance under the Maxtor Corporation 2005 Performance Incentive Plan (the "Maxtor 2005 Plan") and 113,852 ordinary shares that were subject to issuance under the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the "Maxtor 1996 Plan").

(5)
This value is calculated based on the exercise price of options outstanding under the Maxtor 2005 Plan and the Maxtor 1996 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board has adopted a written policy for approval of transactions to which the Company or any of its subsidiaries is party and in which any director, director nominee, executive officer, greater than five percent beneficial owner and immediate family member of the foregoing persons (each, a "Related Person") has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 (a "Related Person Transaction"). The policy provides that a Related Person must disclose at the earliest practicable time to the General Counsel of the Company or his designee any plan or proposal to engage in or continue any Related Person Transaction. The Nominating and Corporate Governance Committee reviews any such transaction determined by the General Counsel to be a Related Person Transaction and determines whether or not to approve or ratify the Related Person Transaction. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, the extent of the Related Person's interest in the transaction; whether the transaction would interfere with the objectivity and independence of any Related Person's judgment or conduct in fulfilling his or her duties and responsibilities to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the nature of the Related Person's interest in the transaction, other Company policies and any other factors the committee deems relevant. In addition, if a Related Person Transaction involves a non-management director, the Nominating and Corporate Governance Committee will also consider whether, in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director's status as: (1) an independent director under the NASDAQ rules, (2) an "outside director" under Section 162(m) of the Internal Revenue Code or a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if such non-employee director serves on the Compensation Committee of the Board, or (3) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board. The Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

        The Nominating and Corporate Governance has reviewed the categories of transactions that shall not be deemed to be Related Person Transactions for the purposes of the policy ("Excluded Transactions"). These transactions are not required to be disclosed pursuant to Item 404(a) of Regulation S-K and/or are deemed to have been approved under the policy. These include the following:

  •
  transactions involving competitive bids, regulated transactions and certain banking-related services;

  •
  transactions where all shareholders receive proportional benefits; and

  •
  transactions with significant shareholders if the transactions occur in the ordinary course of business, are consistent with other transactions in which the Company has engaged with third parties on an arm's length basis and are on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        During fiscal year 2012, as disclosed on amendments to Schedule 13G/A filed on February 8, 2011, February 8, 2012 and February 13, 2012, BlackRock, Inc. ("BlackRock"), through its affiliates, beneficially owns more than 5% of the outstanding voting securities of the Company, and, as such, is a "related person" under the Related Person Transaction Policy. During fiscal year 2012, the Company paid an aggregate of approximately $621,000 in management fees and expenses in connection with its investments in various money market funds managed by affiliates of BlackRock, with an average balance of approximately $390 million. The fund investments were entered into on an arm's length basis on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. The Nominating and Corporate Governance Committee had previously approved the participation of the Company in such investments or similar investments with BlackRock or its affiliates in the future.

        On December 19, 2011, the Company completed the acquisition of Samsung Electronics Co., Ltd.'s ("Samsung"; references to "Samsung" hereafter include Samsung affiliates) hard disk drive business pursuant to an Asset Purchase Agreement ("APA"), previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, by which the Company acquired certain assets and liabilities of Samsung relating to the research and development, manufacture and sale of hard disk drives (the "Acquisition"). The acquisition-date fair value of the consideration transferred totaled $1,140 million, which consisted of $571 million of cash, $10 million of which was paid as a deposit upon signing the APA in the fourth quarter of fiscal year 2011, and 45,239,490 ordinary shares with a fair value of $569 million as of the closing of the Acquisition. Samsung disclosed on its Schedule 13D filed with the SEC on December 20, 2011 that it beneficially owned more than 10% of the outstanding voting securities of the Company as of closing of the Acquisition on December 19, 2011.

        In connection with the Acquisition, the Company entered into a number of agreements with Samsung during fiscal year 2012. Pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, Samsung has the right to appoint one representative to the Board so long as Samsung holds at least 7% of Seagate's outstanding ordinary shares. Samsung's representative, Dr. Jeong, was appointed to the Board as of April 26, 2012, and will be standing for election at the 2012 AGM. Dr. Jeong does not receive any compensation from the Company for service on the Board except for reimbursement of applicable out-of-pocket expenses incurred in connection with Board service in accordance with Company policy. The Company also entered into: (i) a transition services agreement pursuant to which the Company accrued $13 million in fiscal year 2012, (ii) a warranty agreement to assume specified warranty liabilities for Samsung products following the closing of the Acquisition, (iii) an intellectual property agreement previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, in relation to certain intellectual property sold and licensed under the terms of the APA as well as an amended cross-license agreement in relation to certain of the Company's and Samsung's patents, neither of which requires any additional payment to be made by either the Company or Samsung, and (iv) a trademark license agreement with Samsung pursuant to which the Company accrued $2 million during fiscal year 2012. In connection with the Acquisition, the Company and Samsung also negotiated certain supply arrangements pursuant to which the parties entered into (i) a new hard disk drive supply agreement under which the Company supplies disk drives to Samsung for its personal computer, notebook, consumer electronics and other businesses, and (ii) a new NAND flash memory supply agreement (the "NAND Agreement") under which Samsung provides the Company with semiconductor products for use in the Company's enterprise solid state drives, solid state hybrid drives and other products, in each case on terms that may be made available to each party's largest customers. In addition to the Acquisition and various ancillary agreements, there were also a number of ongoing relationships and transactions between the Company and Samsung during fiscal year 2012.

        During fiscal year 2012, the Company recorded revenues of $407 million in relation to the sale of hard disk drives to Samsung, and made payments of approximately $96 million for the purchase of NAND flash and other memory products under the terms of the NAND Agreement and other solid state memory supply agreements with Samsung that pre-date the Acquisition. During fiscal year 2012, the Company and Samsung also continued to jointly develop certain storage technologies under the terms of a joint development and license agreement entered into in July 2010. Finally, the Company and Samsung entered into a contract for the construction of a new Seagate design center in Korea with a construction commencement date of February 2012, pursuant to which the Company paid Samsung approximately $7 million in fiscal year 2012.

        In accordance with the Company's policy on Related Person Transactions, the Board and the Nominating and Corporate Governance Committee have approved the participation of the Company in the Acquisition and its related transactions and the Company's participation in all transactions with Samsung since it became a Related Person has been in accordance with the Company's policy on Related Person Transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our ordinary shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our directors and officers, three Section 16(a) filings were filed late during the financial year ending June 29, 2012: one Form 4 reporting two transactions for Albert A. Pimentel, one Form 4 reporting one transaction for Kristen M. Onken and one Form 3 for Dr. Seh-Woong Jeong.

 SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

        Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2013 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. We must receive all submissions no later than May 14, 2013. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals in accordance with SEC rules and our Articles of Association. For information on recommending individuals for consideration as nominees, see the "Corporate Governance—Board Committees and Charters—Nominating and Corporate Governance Committee" section of this Proxy Statement.

        Any shareholder of record who intends to nominate a candidate to become a member of our Board, for election at our 2013 AGM must comply with the procedures for nominating directors set forth in applicable SEC rules and our Articles of Association. Specifically, the shareholder must submit the nomination no earlier than April 12, 2013 and no later than May 14, 2013. The shareholder's submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares. We will not entertain any nominations at the 2013 AGM that do not meet these requirements. The procedures require that written notice of such nomination be received by Seagate at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. In accordance with our Articles of Association, the shareholder's notice must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the shareholder giving the notice (i) the name and address of such shareholder, as it appears on the Register of Members, (ii) the class and number of shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of ordinary shares entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a statement as to whether the shareholder intends, or is part of a group that intends, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Seagate's outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

        If the date of the 2013 AGM is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2012 AGM, the shareholder must submit any such nomination not earlier than the 150th day prior to the date of the 2013 AGM and not later than the later of the 120th day prior to the date of the 2013 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        If a shareholder wishes to bring business before the 2013 AGM that is submitted outside the processes of Rule 14a-8 (other than a proposal to nominate a director as outlined above, and subject to applicable rules), notice of such business must be received by Seagate's Corporate Secretary, at the address specified above, no later than August 12, 2013. If a shareholder fails to comply with the forgoing notice provision, the Proxy Holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2013 AGM. If the date of the 2013 AGM is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2012 AGM, then any such notice must be received by Seagate's Corporate Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2013 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Irish law provides that shareholders holding not less than 10% of the paid-up share capital carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice at Seagate's registered office, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish Statutory Accounts, both for the fiscal year ended June 29, 2012, accompany this Proxy Statement. An additional copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014, or upon calling 1+ (408) 658-1222.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's Notice of Internet Availability of Proxy Materials or one paper copy of the Proxy Materials to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Materials, now or in the future, should submit their request to the Company by telephone at 1+ (408) 658-1222, or by submitting a written request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By Order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

September 11, 2012

ANNEX A

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.     PURPOSE

        The purpose of this Plan is to provide an opportunity for Employees of Seagate Technology plc, an Irish company and its Designated Subsidiaries to purchase Ordinary Shares and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods, Purchase Periods or Purchase Price.

2.     DEFINITIONS

  2.1
  "Applicable Law" shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable Irish corporate laws, U.S. federal and applicable state laws (including the Code) and any stock exchange rules or regulations and the applicable laws governing the grant of options and the issuance of shares under an employee stock purchase plan in any country or jurisdiction where the Plan will be offered, as such laws, rules, regulations and requirements shall be in place from time to time.

  2.2
  "Beneficial Owner" means the definition given in Rule 13d-3 promulgated under the Exchange Act.

  2.3
  "Board" shall mean the Board of Directors of the Corporation.

  2.4
  "Change of Control" shall mean the consummation or effectiveness of any of the following events:

  (i)
  The sale, exchange, lease or other disposition of all or substantially all of the assets of the Corporation to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

  (ii)
  A merger, reorganization, recapitalization, consolidation or other similar transaction involving the Corporation in which the voting securities of the Corporation owned by the shareholders of the Corporation immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction;

  (iii)
  Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Corporation (including by way of merger, takeover (including an acquisition by means of a scheme of arrangement), consolidation or otherwise); or

  (iv)
  During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

    Notwithstanding the foregoing, a restructuring of the Corporation for the purpose of changing the domicile of the Corporation (including, but not limited to, any change in the structure of the Corporation resulting from the process of moving its domicile between jurisdictions), reincorporation of the Corporation or other similar transaction involving the Corporation (a "Restructuring Transaction") will not constitute a Change of Control if, immediately after the Restructuring Transaction, the shareholders of the Corporation immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving entity.

  2.5
  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

  2.6
  "Committee" shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.

  2.7
  "Companies Act" shall mean the Companies Act 1963 of Ireland.

  2.8
  "Compensation" shall mean an Employee's base cash compensation and commissions, but shall exclude such items as allowances, differentials, bonuses or premiums such as those for working shifts or overtime, payments for incentive compensation, incentive payments, bonuses, income from the exercise, vesting and/or the sale, exchange or other disposition of a compensatory share award granted to the Employee by the Corporation or a Designated Subsidiary, and other forms of extraordinary compensation. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

  2.9
  "Corporation" shall mean Seagate Technology plc, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 480010, or any successor thereto.

  2.10
  "Designated Subsidiary" shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

  2.11
  "Effective Date" shall mean the date on which the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act for the initial public offering of Seagate Technology common stock (the "Registration Statement") became effective.

  2.12
  "Employee" shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation's or such Designated Subsidiary's payroll records. Individuals classified as independent contractors, consultants, advisers, or members of the Board or the board of directors of a Designated Subsidiary are not considered "Employees" by virtue of such station.

  2.13
  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

  2.14
  "Fair Market Value" shall mean, as of any date of determination (i.e., an Offering Date or Purchase Date, as appropriate), the value of a Share determined as follows: (i) if the Ordinary Shares are listed on any established stock exchange (including the New York Stock Exchange)

    or traded on the NASDAQ Global Select Market, the Fair Market Value of a Share shall be the closing per-share sales price of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading; or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, then the Fair Market Value of a Share shall be determined in good faith by the Board, and, to the extent appropriate, based on the application of a reasonable valuation method. For purposes of the Offering Date under the first Offering Period, the Fair Market Value of a share of Seagate Technology common stock shall be the initial price to the public as set forth in the final prospectus included with the Registration Statement.

  2.15
  "Offering Date" shall mean the first Trading Day of an Offering Period under the Plan; provided that the Offering Date of the first Offering Period will be the Effective Date.

  2.16
  "Offering Period" shall mean a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised; provided, however, that effective for Offering Periods commencing on or after February 1, 2006, the term "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised. For Offering Periods that commence prior to February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately twelve (12) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the twelve month period ending on January 31 and July 31 of the subsequent year; provided that the first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004. Effective for Offering Periods that commence on or after February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively. The duration and timing of Offering Periods may be changed or modified by the Committee from time to time.

  2.17
  "Offering Price" shall mean the Fair Market Value of a Share on the Offering Date of an Offering Period.

  2.18
  "Officer" shall mean a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  2.19
  "Ordinary Share" or "Share" means an ordinary share of the Corporation, nominal value US$0.00001.

  2.20
  "Participant" shall mean a participant in the Plan as described in Section 5 of the Plan.

  2.21
  "Plan" shall mean this Employee Stock Purchase Plan, as amended and restated.

  2.22
  "Purchase Date" shall mean the last Trading Day of each Purchase Period.

  2.23
  "Purchase Period" shall mean, with respect to Offering Periods that commence on prior to February 1, 2006, the period of approximately six (6) months commencing after one Purchase Date and ending with the next Purchase Date, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. Notwithstanding anything herein to the contrary, effective for Offering Periods that commence on or after February 1, 2006, "Purchase Period" shall have the same meaning as the term "Offering Period." The duration and timing of Purchase Periods may be changed or modified by the Committee from time to time.

  2.24
  "Purchase Price" shall have the meaning set out in Section 8.2.

  2.25
  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

  2.26
  "Shareowner" shall mean a record holder of Ordinary Shares entitled to vote such Shares under the Corporation's by-laws.

  2.27
  "Subsidiary" shall mean any entity treated as a corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary, which is also a subsidiary within the meaning of Section 155 of the Companies Act.

  2.28
  "Trading Day" shall mean a day on which U.S. national stock exchanges and the national market system are open for trading and the Ordinary Shares are being publicly traded on one or more of such exchanges or markets.

3.     ELIGIBILITY

  3.1    Any individual who is an Employee on an Offering Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Offering Date. The Committee may establish administrative rules requiring that an individual be an Employee for some minimum period (not to exceed 30 days) prior to an Offering Date to be eligible to participate with respect to the Offering Period beginning on that Offering Date.

  3.2    The Committee may determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q).

  3.3    No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) Ordinary Shares, including Shares which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of securities of the Corporation or of any of its Subsidiaries.

  3.4    Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan to violate Code Section 423 (or to the extent permitted under Code Section 423). In the case of any sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code Section 423, Employees may be excluded from participation in the Plan if the Committee has determined that participation of such Employees is not advisable or practicable.

  3.5    All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan.

  3.6    Employees may not participate in more than one Offering Period at a time.

4.     OFFERING PERIODS AND PURCHASE PERIODS

  4.1    Offering Periods.    With respect to Offering Periods commencing prior to February 1, 2006, the Plan shall generally be implemented by a series of twelve (12) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the twelve month periods ending on January 31 and July 31 of the next calendar year, respectively, or on such other date as the Committee shall determine. The first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004. With respect to Offering Periods commencing on or after February 1, 2006, the Plan shall generally be implemented by a series of six (6) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the six-month periods ending on the next July 31 and January 31, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  4.2    Purchase Periods.    With respect to Offering Periods commencing prior to February 1, 2006, each Offering Period shall generally consist of two (2) consecutive Purchase Periods of six (6) months' duration, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively. With respect to Offering Periods commencing on or after February 1, 2006, each Offering Period shall generally consist of one (1) Purchase Period that runs concurrently with the Offering Period. The last Trading Day of each Purchase Period shall be the "Purchase Date" for such Purchase Period; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.     PARTICIPATION

  5.1    An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Offering Period shall automatically receive an option in accordance with Section 8.1 and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed ten percent (10%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Employee's Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account, unless otherwise required by local law. No interest shall be paid or credited to the Participant with respect to such payroll deductions, unless otherwise required by local law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under local law, in which case the provisions of Section 5.2 of the Plan shall apply.

  5.2    Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

  5.3    Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest (unless payment of interest is required by local law), his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Ordinary Shares will be made during the Offering Period. The Committee may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

  5.4    A Participant may change his or her rate of contribution through payroll deductions only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant's payroll deductions to zero percent (0%) at any time during a Purchase Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such Participant's enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5.3.

6.     TERMINATION OF EMPLOYMENT; CHANGES IN EMPLOYMENT

  6.1    Termination.    In the event any Participant terminates employment with the Corporation and its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant's heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant's termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Purchase Period then in progress, his or her option for the purchase of Ordinary Shares will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Corporation. Following the purchase of Shares on such Purchase Date, the

  Participant's participation in the Plan shall terminate and all remaining amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant's heirs or estate, without interest (unless payment of interest is required by local law).

  6.2    Leaves of Absence.    The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries, provided, however, that such procedures are not in conflict with the requirements of Section 423 of the Code.

  6.3    Transfers.    If a Participant transfers employment between the Corporation and a Designated Subsidiary participating in the 423 Plan (as set forth in Appendix A to the Plan) or between Designated Subsidiaries participating in the 423 Plan, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. Similarly, if a Participant transfers employment between Designated Subsidiaries participating in a Non-423 Sub-Plan (as set forth in Appendix A to the Plan), his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan.

  If a Participant transfers employment from the Corporation or a Designated Subsidiary participating in the 423 Plan to a Designated Subsidiary participating in a Non-423 Sub-Plan, his or her participation in the Plan shall continue, provided, however, that such participation will be under the applicable Non-423 Sub-Plan as of the date of such transfer and all of the Participant's accumulated payroll deductions (whether taken while the Participant was employed by the Corporation or a Designated Subsidiary participating in the 423 Plan or while the Participant is employed by a Designated Subsidiary participating in a Non-423 Sub-Plan) shall be used to purchase Shares under the applicable Non-423 Sub-Plan, subject to the Participant's right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

  If a Participant transfers employment from a Designated Subsidiary participating in a Non-423 Sub-Plan to the Corporation or a Designated Subsidiary participating in the 423 Plan, any accumulated payroll deductions taken while the Participant was employed by a Designated Subsidiary participating in a Non-423 Sub-Plan shall be used to purchase Shares under the applicable Non-423 Sub-Plan on the next Purchase Date following such transfer; however, no new payroll deductions shall be taken for the remainder of the Purchase Period in which the transfer occurs, and as of the next Offering Date following such transfer, the Participant shall participate in the 423 Plan and payroll deductions shall automatically resume and be used to purchase Shares under the 423 Plan, subject to the Participant's right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

  Notwithstanding the foregoing provisions of this Section 6.3, the Committee may establish additional and/or different rules to govern transfers of employment among the Corporation and any Designated Subsidiary, consistent with any applicable requirements of Code Section 423 and the terms of the Plan.

7.     SHARES

  Subject to adjustment as set forth in Section 11, the maximum number of Ordinary Shares, which may be issued pursuant to the Plan shall be fifty million (50,000,000) Shares. Subject to adjustment as set forth in Section 11, the maximum number of Shares that may be granted collectively to all Participants within any given Purchase Period is one and one-half million (1,500,000) Shares, unless and until the Board determines otherwise with respect to a Purchase Period. If, on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds either maximum, the Corporation shall make pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

8.     OFFERING

  8.1    On the Offering Date of each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5.1, shall be granted an option to purchase that number of whole Shares, not to exceed one thousand (1,000) Shares (or such other number of Shares as determined by the Committee and subject to adjustment as set forth in Section 11), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Purchase Period at the purchase price specified in Section 8.2 below, subject to the additional limitation that no Employee participating in the Section 423 Plan shall be granted an option to purchase Shares under the Plan if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is "granted" on a Participant's Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant's participation in the Plan or such Offering Period, (ii) the grant of an option to such Participant on a subsequent Offering Date, or (iii) the termination of the Offering Period. This Section 8.1 shall be interpreted so as to comply with Code Section 423(b)(8).

  8.2    The Purchase Price under each option shall be with respect to a Purchase Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a Share on the Purchase Date on which the Shares are purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the purchase price shall be the Designated Percentage of the Fair Market Value of a Share on the Purchase Date.

9.     PURCHASE OF SHARES

  Unless a Participant withdraws from the Plan as provided in Section 5.3 or except as provided in Sections 12 or 14 hereof, on the last Trading Day of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of whole Shares which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 8.2.

  At the time the Shares are purchased or at the time some or all of the Shares issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for any withholding obligation of the Corporation or a Designated Subsidiary with respect to federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant (including any amount deemed by the Committee, in its sole discretion, to be an appropriate charge to Participant even if legally applicable to the Corporation or the Participant's employer). At any time, the Corporation or the Participant's employer may withhold from the Participant's wages or other cash compensation the amount necessary for the Corporation or the Participant's employer to meet applicable withholding obligations, including any withholding required to make available to the Corporation or the

  Participant's employer any tax deductions or benefits attributable to the sale or early disposition of the Shares by the Participant. In addition or in the alternative, the Corporation or the Participant's employer may withhold from the proceeds of the sale of Shares or by any other method of withholding the Corporation or the Participant's employer deems appropriate.

10.   PAYMENT AND DELIVERY

  As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Ordinary Shares purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase, except as specified below. The Committee may permit or require that Shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of the disposition of such Shares. The Corporation shall retain the amount of payroll deductions used to purchase Shares as full payment for the Shares and the Shares shall then be fully paid and non-assessable. No Participant shall have any voting, dividend or other Shareowner rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Corporation to retain in a Participant's account for the subsequent Purchase Period or Offering Period any payroll deductions which are not sufficient to purchase a whole Share or return such amount to the Participant. Any other amounts that may be left over in a Participant's account after a Purchase Date shall be returned to the Participant.

11.   RECAPITALIZATION

  Subject to any required action by the Shareowners of the Corporation, if there is any change in the outstanding Ordinary Shares because of a merger, consolidation, spin-off, reincorporation, reorganization, recapitalization, dividend in property other than cash, share split, reverse share split, share dividend, liquidating dividend, extraordinary dividend or distribution, combination, exchange or reclassification of the Ordinary Shares (including any such change in the number of Shares effected in connection with a change in domicile of the Corporation), change in corporate structure or any other increase or decrease in the number of Ordinary Shares, or other transaction effected without receipt of consideration by the Corporation, provided that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without consideration," the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a single Participant and by all Participants in the aggregate in a given Purchase Period, and the price per share covered by each option under the Plan which has not yet been exercised, may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this Section 11 shall be conclusive and binding on all parties.

12.   LIQUIDATION AND CHANGE OF CONTROL

  12.1    In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest (unless payment of interest is required by local law) to the Participants.

  12.2    In the event of a Change of Control, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such Change of Control shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest (unless payment of interest is required by local law) to the Participants, or (4) outstanding options shall continue unchanged.

13.   TRANSFERABILITY

  Neither payroll deductions credited to a Participant's bookkeeping account nor any rights to exercise an option or to receive Shares under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.3.

14.   AMENDMENT OR TERMINATION OF THE PLAN

  14.1    The Plan shall continue until terminated in accordance with Section 14.2.

  14.2    The Board may, in its sole discretion, insofar as permitted by Applicable Law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of Shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Shareowner approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return, without interest (unless payment of interest is required by local law), the payroll deductions credited to Participants' accounts to such Participants, or (ii) set an earlier Purchase Date with respect to an Offering Period and Purchase Period then in progress.

15.   ADMINISTRATION

  15.1    The Board or the Compensation Committee shall appoint a committee of one or more individuals to administer the Plan (the "Committee"), which, unless otherwise specified by the Board, shall consist of the members of the Corporation's Benefits and Administrative Committee, as constituted from time to time in accordance with its charter, and generally made up of senior members of management from the Corporation's Legal, Finance and Human Resources functions. The Committee will serve for such period of time as the Board or the Compensation Committee of the Board may specify and whom the Board or the Compensation Committee of the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board or the Compensation Committee of the Board. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board or the Compensation Committee of the Board. The Committee may delegate to one or more individuals the day-to-day administration of the Plan, to the extent permitted by Applicable Law. The Board, the Compensation Committee of the Board and the Committee reserve the right to administer the Plan, to the extent such right otherwise exists, regardless of any delegation of authority such body may have previously made. Decisions of the Board, the Compensation Committee of the Board and the Committee, as applicable, shall be final and binding upon all participants. The Corporation shall pay all expenses incurred in the administration of the Plan.

  15.2    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Corporation and subject to section 200 of the Companies Act, members of the Board and of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

16.   COMMITTEE RULES FOR FOREIGN JURISDICTIONS

  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, establishment of bank or trust accounts to hold payroll deductions or other contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

17.   SECURITIES LAWS REQUIREMENTS

  17.1    No option granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Corporation with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the Participants, without interest (unless payment of interest is required by local law). The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

  17.2    As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned provisions of Applicable Law.

18.   GOVERNMENTAL REGULATIONS

  This Plan and the Corporation's obligation to sell and deliver Ordinary Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of Shares hereunder.

19.   NO ENLARGEMENT OF EMPLOYEE RIGHTS

  Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.   GOVERNING LAW

  This Plan shall be governed by applicable laws of the State of California, without regard to such state's conflict of laws rules.

21.   EFFECTIVE DATE

  This Plan shall be effective on the Effective Date, subject to approval of the Shareowners of the Corporation within twelve (12) months before or after its date of adoption by the Board.

22.   REPORTS

  Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given or made available to Participants at least annually.

23.   DESIGNATION OF BENEFICIARY FOR OWNED SHARES

  With respect to Ordinary Shares purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant's behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may be permitted to file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements (as determined by the Committee in its sole discretion), in the event of a Participant's death, the Corporation or its assignee shall deliver any Shares and/or cash to the designated beneficiary. Subject to local law (as determined by the Committee in its sole discretion), in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant's death, the Corporation shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such Shares and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine. The provisions of this Section 23 shall in no event require the Corporation to violate local law, and the Corporation shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant's account in compliance with local law.

24.   ADDITIONAL RESTRICTIONS OF RULE 16b-3

  The terms and conditions of options granted hereunder to, and the purchase of Ordinary Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.   NOTICES

  All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

ANNEX B

Seagate Technology plc
Directors' Report and Financial Statements For the Year Ended 29 June 2012

 SEAGATE TECHNOLOGY PLC
DIRECTORS' REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 29 JUNE 2012

B-i

DIRECTORS
Frank J. Biondi, Jr. (United States)
Michael R. Cannon (United States)
Mei-Wei Cheng (China) (appointed 25 July 2012)
William Coleman (United States) (appointed 26 April 2012)
Jay L. Geldmacher (United States) (appointed 26 April 2012)
Seh-Woong Jeong (Korea) (appointed 26 April 2012)
Stephen J. Luczo (United States)
Lydia M. Marshall (United States)
Kristen M. Onken (United States) (appointed 1 December 2011)
C.S. Park (United States)
Gregorio Reyes (United States)
John W. Thompson (United States) (resigned 26 October 2011)
Edward J. Zander (United States)
SECRETARY	Kenneth M. Massaroni
REGISTERED OFFICE	38/39 Fitzwilliam Square, Dublin 2.
REGISTERED NUMBER OF INCORPORATION	480010
SOLICITORS	Arthur Cox, Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2.
AUDITORS	Ernst & Young, Chartered Accountants, Ernst & Young Building, Harcourt Centre, Harcourt Street, Dublin 2.

 SEAGATE TECHNOLOGY PLC
DIRECTORS' REPORT
FOR THE YEAR ENDED 29 JUNE 2012

        The directors present herewith their report and audited consolidated financial statements for the year ended 29 June 2012.

        In this Directors' Report, unless the context indicates otherwise, as used herein, the terms "we," "us," "Seagate," the "Company" and "our" refer to the Seagate Group.

REVIEW OF THE DEVELOPMENT OF THE BUSINESS

Principal Activities

        We are a leading provider of electronic data storage products. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality, cost effectiveness and energy efficiencies.

        We produce a broad range of electronic data storage products addressing enterprise applications, where our products are designed for enterprise servers, mainframes and workstations; client compute applications, where our products are designed for desktop and notebook computers; and client non-compute applications, where our products are designed for a wide variety of end user devices such as digital video recorders (DVRs), gaming consoles, personal data backup systems, portable external storage systems and digital media systems. In addition to manufacturing and selling disk drives, we provide data storage services for small- to medium-sized businesses, including online backup, data protection and recovery solutions.

Industry Overview

  Electronic Data Storage Industry

        The electronic data storage industry is comprised of companies that manufacture components or subcomponents designed for electronic data storage devices and companies that provide storage solutions through a variety of technologies such as disk drives and semiconductor-based storage technologies such as flash memory.

  Demand for Electronic Data Storage

        Technological advances in storage technology and a proliferation of content rich devices such as media tablets, DVRs, gaming consoles, digital music players and digital cameras, are driving the broad, global proliferation and growth of digital content through the:

  •
  creation and sharing of all types of digital content, such as high-resolution photos, high definition video and movies, and music by consumers and electronic data by enterprises;

  •
  aggregation and distribution of digital content through services and other offerings such as YouTube, Facebook, Netflix, Pandora, iTunes, Hulu and LinkedIn;

  •
  network and video infrastructure, including broadband, internet protocol television (IPTV), cable and satellite that has enabled the access, hosting and distribution of such digital content;

  •
  enjoyment and consumption of digital content through DVRs, handheld devices, tablets, smart phones and gaming consoles, as well as in automobiles; and

  •
  protection of digital content through storage on backup devices and storage services.

        As a result of these factors, the nature and amount of content being created requires increasingly higher storage capacity in order to store, manage, distribute, utilize and backup such content. This in turn has resulted in the rapid growth in demand for electronic data storage applications and solutions which we believe will continue to grow with the increased demand for electronic data storage in developed countries as well as in emerging economies.

        We believe that demand for electronic data storage in the enterprise and traditional compute markets continues to grow as the proliferation of digital content in the consumer space has resulted in additional demand for storage by enterprises, including those that host, aggregate, distribute or share such content. Other factors driving demand for additional storage include:

  •
  continued growth in cloud computing and backup services for enterprises seeking efficient and cost-effective methods of processing and storing mass data increases demand for storage as data centers expand and proliferate;

  •
  increasing legal and regulatory requirements, which necessitate larger archives; and

  •
  changes in the nature and amount of data being stored, such as the growing use of digital records in the health care industry.

  Demand Trends for Disk Drives

        We believe that continued growth in digital content requires increasingly higher storage capacity in order to store, aggregate, host, distribute, manage, backup and use such content, which we believe will continue to result in increased demand for disk drive products. In addition, we believe the continued increased demand for electronic data storage, in developed countries as well as in emerging economies, reflects the demand for real-time access to rich data and content driven by the impact of a highly mobile and increasingly connected user base. We believe these trends will continue as computing architectures evolve to serve the growing commercial and consumer user base throughout the world.

        We believe that in the foreseeable future the traditional enterprise and client compute markets that require high capacity storage solutions, as well as the data intensive client non-compute markets, will continue to be best served by hard disk drives based on the industry's ability to deliver cost effective, reliable and energy efficient mass storage devices. Furthermore, the increased use of client non-compute devices that consume media rich content streamed from the cloud increases the demand for high capacity disk drives in nearline applications.

  Industry Supply Balance

        From time to time the industry has experienced periods of imbalance between supply and demand. To the extent that the disk drive industry builds capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, price erosion is generally muted.

        In early October 2011, floodwaters north of Bangkok, Thailand inundated many manufacturing industrial parks that contained a number of the factories supporting the HDD industry's supply chain. The HDD industry had concentrated a large portion of its supply chain participants within these industrial parks in an effort to reduce cost and improve logistics. As a result, the inundation of floodwaters into these industrial parks had caused the closure or suspension of production by a number of participants within the HDD supply chain.

        During the supply chain disruption in fiscal year 2012, we believe demand exceeded supply due to the impact from the flooding in Thailand, resulting in an increase in the average selling price ("ASP"). The industry's ability to manufacture and ship drives has continued to recover through the end of the fiscal year and we believe total shipments in the industry were approximately 600 million units, compared to 658 million units during fiscal year 2011. As of 29 June 2012, we believe that the HDD industry's component supply chain has substantially recovered.

  Markets

        The principal markets served by the disk drive industry are:

        Enterprise Storage.    We define enterprise storage as those solutions which are designed for mission critical and nearline applications.

        Mission critical applications are defined as those that are vital to the operation of enterprises, requiring high performance and high reliability solutions. We expect the market for mission critical enterprise storage solutions to continue to be driven by enterprises moving network traffic to dedicated storage area networks in an effort to reduce network complexity and increase energy savings. We believe that this transition will lead to an increased demand for more energy efficient, smaller form factor solutions. These solutions are comprised principally of high performance enterprise class disk drives with sophisticated firmware and communications technologies.

        Solid state drive ("SSD") storage applications have been introduced as a potential alternative to redundant system startup or boot disk drives. In addition, enterprises are gradually adopting SSDs in applications where rapid processing and/or energy efficiency is required. The timing of significant adoption of SSDs is dependent on enterprises weighing the cost effectiveness and other benefits of mission critical enterprise disk drives against the perceived performance benefits of SSDs.

        Nearline applications are defined as those which require high capacity and energy efficient solutions featuring low costs per gigabyte. We expect such applications, which include storage for cloud computing, content delivery and backup services, will continue to grow and drive demand for solutions designed with these attributes. With the increased consumption of media rich content streamed from the cloud, we expect increased petabyte demand for high capacity nearline devices.

        Client Compute.    We define client compute applications as solutions designed for desktop and mobile compute applications. We believe that the increase in demand resulting from growing economies of certain countries and the continued proliferation of digital content will continue to drive growing demand for the client compute market. As the storage of digital content in the cloud becomes more prominent, some client compute applications may require less built-in storage, and therefore SSDs could become more competitive within the client compute market in the future. SSDs could become more competitive within the client compute market in the future as mobile compute applications transition to smaller and thinner form factors.

        Client Non-Compute.    We define client non-compute applications as solutions designed for consumer electronic devices and disk drives used for external storage and network-attached storage (NAS). Disk drives designed for consumer electronic devices are primarily used in applications such as DVRs and gaming consoles that require a higher capacity, low cost-per-gigabyte storage solution. Disk drives for external and NAS devices are designed for purposes such as personal data backup and portable external storage, and to augment storage capacity in the consumer's current desktop, notebook, tablet or DVR disk drive capacities. Client non-compute applications also include devices designed to display digital media in the home theater. We believe the proliferation and personal creation of high definition and media-rich digital content will continue to create increasing consumer demand for higher storage solutions.

        Participants in the electronic data storage industry include:

        Major subcomponent manufacturers.    Companies that manufacture components or subcomponents used in electronic data storage devices or solutions include companies that supply spindle motors, heads and media, application specific integrated circuits (ASICs) and glass substrates.

        Hardware storage solutions manufacturers.    Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers which include integrating flash memory into storage products such as solid state drives (SSDs).

        System integrators.    Companies that bundle and package storage solutions into client compute, client non-compute or enterprise applications as well as enterprise storage solutions. Distributors that integrate storage hardware and software into end-user applications are also included in this category.

        Storage services.    Companies that provide services and solutions related to the backup, archiving, recovery and discovery of electronic data.

Our Business

Disk Drive Technology

        The design and manufacturing of disk drives depends on highly advanced technology and manufacturing techniques and therefore requires high levels of research and development spending and capital equipment investments. Manufacturing our disk drives is a complex process that begins with the production of individual components and ends with a fully assembled disk drive. We design, fabricate and assemble a number of the most important components found in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms are focused around the areal density of media and read/write head technologies. Using an integrated platform design and manufacturing leverage approach allows us to deliver a portfolio of disk drive products to service a wide range of electronic data storage applications and a wide range of industries.

        Disk drives that we manufacture are commonly differentiated by the following key characteristics:

  •
  storage capacity, commonly expressed in gigabytes (GB) or terabytes (TB), which is the amount of data that can be stored on the disk drive;

  •
  spindle rotation speed, commonly expressed in revolutions per minute (RPM), which has an effect on speed of access to data;

  •
  interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;

  •
  average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;

  •
  data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;

  •
  product quality and reliability, commonly expressed in annualized return rates; and

  •
  energy efficiency, commonly measured by the power output necessary to operate the disk drive.

        Areal density is a measure of storage capacity per square inch on the recording surface of a disk. The storage capacity of a disk drive is determined by the number of disks it contains as well as the areal density capability of these disks. We have been pursuing, and will continue to pursue, a number of technologies to increase areal densities across the entire range of our products for expanding disk drive capacities and reducing the number of disks and heads per drive to further reduce product costs.

Manufacturing

        Vertically integrated hard drive manufacturers design and produce their own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables manufacturers to lower costs and to improve the functionality of components so that they work together efficiently.

        We believe that because of our vertical design and manufacturing strategy, we are well suited to meet the challenges posed by the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and cost by:

  •
  employing manufacturing automation to enhance our efficiency;

  •
  improving product quality and reliability and reducing costs;

  •
  integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;

  •
  coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and

  •
  leveraging the facilities we operate and the personnel we employ.

        A vertically integrated model, however, tends to have less flexibility when demand moderates as it exposes us to higher unit costs as capacity utilization is not optimized.

        Due to the significant challenges posed by the need to continually innovate and improve manufacturing efficiency and the continued demands on capital and research and development investments required to do so, the disk drive industry has undergone significant consolidation as disk drive manufacturers and component manufacturers merged with other companies or exited the industry.

  Components and Raw Materials

        Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as recording heads and media.

        Read/Write Heads.    The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of recording heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges in magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.

        Media.    Information is written to the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic material, usually aluminum alloy or glass, and is coated with a thin layer of magnetic material. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties, which we use in the disk drives we make for mobile products.

        Printed Circuit Board Assemblies.    The printed circuit board assemblies (PCBAs) are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as serial advanced technology architecture (SATA); small computer system interface (SCSI); serial attached SCSI (SAS); or Fibre Channel (FC) to communicate to the host systems. We outsource to third parties the manufacture and assembly of the PCBAs used in our disk drives. We do not manufacture any ASICs, but we participate in their proprietary design.

        Head Disk Assembly.    The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly (E-block) that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products. We use a combination of internally manufactured and externally sourced head disk assemblies.

        Disk Drive Assembly.    Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and testing prior to packaging and shipment. Disk drive assembly and test operations occur primarily at facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and in the United States in Minnesota. In addition, third parties manufacture and assemble components and disk drive assemblies for us in various countries worldwide.

        Suppliers of Components and Industry Constraints.    There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. Vertically integrated disk drive manufacturers, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers. In fiscal year 2012, the industry experienced significant increases in the cost of components due to the severe flooding in Thailand.

        Commodity and Other Manufacturing Costs.    The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in prices and the supply of which has at times been constrained. For example, during the latter part of fiscal year 2011 and continuing into fiscal year 2012, the industry experienced significant increases in the costs of rare earth elements, which are used in magnets as well as in the process for polishing glass substrates. In addition to increased costs of components and commodities, volatility in fuel costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of ocean shipments to help offset any increase in freight costs.

Products

        We offer a broad range of products for the enterprise, client compute and client non-compute market applications. We offer more than one product within each product family and differentiate products on the basis of price, performance, form factor, capacity, interface, power consumption efficiency, security features like full disk encryption and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology which contribute to rapid product life cycles. We list our main current product offerings below.

  Enterprise Storage

        Cheetah SCSI/SAS/Fibre Channel Family.    Our Cheetah 3.5-inch disk drives ship in 10,000 and 15,000 RPM and in storage capacities ranging from 73GB to 600GB. Commercial uses for Cheetah disk drives include Internet and e-commerce servers, data mining and data warehousing, mainframes and supercomputers, department/enterprise servers and workstations, transaction processing, professional video and graphics and medical imaging.

        Savvio SCSI/SAS/Fibre Channel Family.    We are currently shipping our fifth generation Savvio 2.5-inch enterprise disk drive featuring increased throughput and improved energy efficiency, targeted at space optimized enterprise storage systems. Our Savvio disk drives ship in 10,000 and 15,000 RPM and in storage capacities ranging from 73GB to 900GB. We believe that end-user customers are increasingly adopting the smaller 2.5-inch form factor enterprise class disk drives, which allow the installation of more disk drives per square foot, thus facilitating faster access to data.

        Constellation ES SATA Family.    Our Constellation disk drives ship in both 2.5-inch and 3.5-inch and in storage capacities of up to 1TB and 3TB, respectively, at 7,200 RPM. The Constellation is designed for reference data environments that require high capacity, enterprise reliability, energy efficiency and optional security.

        Pulsar Family.    Our Pulsar family of products are performance-optimized solid state drives for high-value, critical data, requiring enterprise class endurance and reliability in capacities ranging from 50GB to 800GB.

  Client Compute

        Momentus ATA/SATA Family.    Our Momentus family of disk drives for mobile computing disk drive products ship in 5,400 and 7,200 RPM and in capacities ranging from 160GB to 1 TB. Momentus disk drives are used in notebooks for business, government, education and consumer applications. Consumer uses for Momentus disk drives also include tablets and digital audio applications. Our Momentus 7200.4 is a 7,200 RPM disk drive for high-performance notebooks. Our Momentus Thin is the industry's first 7mm z-height, 2.5 inch form factor drive. In addition, we are the industry leader in shipments of hybrid drives into the notebook market with our Momentus XT product line. Hybrid disk drives incorporate both a hard disk drive and NAND flash storage. The benefits of such drives are improved performance over hard disk drives, as well as higher capacity and lower cost compared to SSDs alone.

        Barracuda ATA/SATA Family.    Our Barracuda 3.5-inch disk drives ship in 5,400, 5,900 and 7,200 RPM and in storage capacities of up to 3TB. Barracuda disk drives are designed for applications such as PCs, workstations and personal external storage devices.

        Spinpoint SATA Mobile Family.    Our Spinpoint M8 2.5-inch mobile computing disk drives ship in 5,400 RPM, come in storage capacities of up to 1 TB, and continue to be produced under the Samsung brand name.

        Spinpoint SATA Desktop Family.    Our Spinpoint F3 3.5-inch desktop computing disk drives ship in 7,200 RPM, come in storage capacities of up to 1 TB, and continue to be produced under the Samsung brand name.

  Client Non-Compute

        Pipeline HD and DB35 SATA Family.    We sell our 3.5-inch Pipeline HD and DB35 disk drives primarily for use in DVRs. These disk drives are optimized for leading-edge digital entertainment and range from 160GB to 2TB.

        Pipeline Mini SATA Family.    We sell our 2.5-inch, 5,400 RPM Pipeline Mini disk drives, with capacities ranging from 160GB up to 500GB, for use in low-profile DVRs, gaming consoles, home entertainment devices and small footprint media PCs.

        We ship external backup storage solutions under our GoFlex®, Backup Plus and Expansion product lines, as well as under the Samsung brand name. These product lines utilize our 3.5-inch and 2.5-inch disk drives, which are available in capacities up to 3TB and 1TB, respectively. We also ship network attached storage (NAS) solutions under our GoFlex® Home and BlackArmor® product lines. These product lines utilize our 3.5-inch disk drives; our GoFlex® Home products are available in capacities up to 3TB, and our BlackArmor® products are available in capacities up to 12TB.

Customers

        We sell our products to major OEMs, distributors and retailers.

        The following table summarizes our revenue by channel and by geography:

	Fiscal Years Ended
	29 June 2012	1 July 2011
Revenues by Channel (%)
OEM	72%	69%
Distributors	21%	22%
Retail	7%	9%
Revenues by Geography (%)
Americas	26%	29%
EMEA	19%	20%
Asia Pacific	55%	51%

        OEM customers typically enter into master purchase agreements with us. These agreements provide for pricing, volume discounts, order lead times, product support obligations and other terms and conditions. The term of these agreements is usually 12 to 24 months. Deliveries are scheduled only after receipt of purchase orders. In addition, with limited lead-time, customers may defer most purchase orders without significant penalty. Anticipated orders from many of our customers have in the past failed to materialize or OEM delivery schedules have been deferred or altered as a result of changes in their business needs.

        Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited right of return and price protection rights. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.

        Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.

        In fiscal years 2012 and 2011, Dell Inc. accounted for approximately 15%, and 13% of consolidated revenue, respectively, while Hewlett-Packard Company accounted for approximately 14% and 15% of consolidated revenue, respectively. See "Principal Risks and Uncertainties—Risks Related to Our Business—Dependence on Key Customers—We may be adversely affected by the loss of, or reduced, delayed or cancelled purchases by, one or more of our larger customers."

Competition

        The markets that we compete in are intensely competitive. Disk drive manufacturers not only compete for a limited number of major disk drive customers but also compete with other companies in the electronic data storage industry that provide alternative storage solutions, such as flash memory and SSDs. Some of the principal factors used by customers to differentiate among electronic data storage solutions manufacturers are storage capacity, price per unit and price per gigabyte, storage/retrieval access times, data transfer rates, product quality and reliability, supply continuity, form factor, warranty and brand. We believe that our disk drive products are competitive with respect to each of these factors in the markets that we currently address.

        Principal Disk Drive Competitors.    We have experienced and expect to continue to experience intense competition from other disk drive manufacturers. During the industry consolidation experienced in fiscal year 2012, we acquired certain assets that comprised the HDD business of Samsung Electronics Co. Ltd. and Western Digital Corporation acquired Viviti Technologies Ltd. (formerly Hitachi Global Storage Technologies). Our primary competitors are Western Digital Corporation and Toshiba Corporation.

        Other Competitors.    We also are experiencing competition from companies that provide alternative storage technologies such as flash memory and SSDs used both in lower capacity hand held devices and for rapid processing and high volume transactions.

        Price Erosion.    Our industry has been characterized by price declines for disk drive products with comparable capacity, performance and feature sets ("like-for-like products"). Price declines for like-for-like products ("price erosion") are more pronounced during periods of:

  •
  economic contraction or industry consolidation in which competitors may use discounted pricing to attempt to maintain or gain market share;

  •
  few new product introductions when competitors have comparable or alternative product offerings; and

  •
  industry supply exceeding demand.

        Disk drive manufacturers typically attempt to offset price erosion with an improved mix of disk drive products characterized by higher capacity, better performance and additional feature sets and/or product cost reductions.

        Product Life Cycles and Changing Technology.    Success in our industry has been dependent to a large extent on the ability to be the first-to-market with new products to market in high volume, with quality attributes that our customers expect, before our competitors, generally allowing those disk drive manufacturers who introduce new products first to benefit from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Also, because our industry is characterized by continuous price erosion, being first-to-market has necessitated quick achievement of product cost effectiveness. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles and economic declines. Further, there is a continued need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields become of increasing competitive importance.

        Disk Drive Industry Consolidation.    Due to the significant challenges posed by the need to continually innovate and improve manufacturing efficiency and the continued demands on capital and research and development investments required to do so, the disk drive industry has undergone significant consolidation as disk drive manufacturers and component manufacturers merged with other companies or exited the industry. We acquired Samsung Electronics Co., Ltd's hard disk drive business in December of 2011, and Western Digital purchased Viviti Technologies Ltd. (formerly Hitachi Global Storage Technologies) in March of 2012. Additionally, we may in the future face indirect competition from customers who from time to time evaluate whether to offer electronic data storage products that may compete with our products.

Seasonality

        The disk drive industry traditionally experiences seasonal variability in demand with higher levels of demand in the second half of the calendar year. This seasonality is driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. In addition, corporate demand is typically higher during the second half of the calendar year.

Patents and Licenses

        As of 29 June 2012, we had 5,323 U.S. patents and 1,866 patents issued in various foreign jurisdictions as well as 1,275 U.S. and 1,156 foreign patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the electronic data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.

        The electronic data storage industry is characterized by significant litigation relating to patent and other intellectual property rights. Because of rapid technological development in the electronic data storage industry, some of our products have been, and in the future could be, alleged to infringe existing patents of third parties. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims by obtaining licenses or rights under the patents in question without a material adverse affect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see "Note 14, Legal, Environmental, and Other Contingencies." The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome. We have patent licenses with a number of companies. Additionally, as part of our normal intellectual property practices, we may be engaged in negotiations with other major electronic data storage companies and component manufacturers with respect to patent licenses.

Backlog

        In view of industry practice, whereby customers may cancel or defer orders with little or no penalty, we believe backlog in the disk drive industry is of limited indicative value in estimating future performance and results.

Environmental Matters

        Our operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

        We have established environmental management systems and continually update environmental policies and standard operating procedures for our operations worldwide. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

        Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the "Superfund" law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a potentially responsible party at several sites. At each of these sites, we have an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. We have fulfilled our responsibilities at some of these sites and remain involved in only a few at this time.

        While our ultimate costs in connection with these sites are difficult to predict with complete accuracy, based our current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.

        We may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union ("EU") enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern ("SVHCs") in products. If we or our suppliers fail to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on our business.

Employees

        At 29 June 2012, we employed approximately 57,900 employees, temporary employees and contractors worldwide, of which approximately 50,600 employees were located in our Asian operations. We believe that our future success will depend in part on our ability to attract and retain qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS

Fiscal Year 2012 Summary

        Revenues for fiscal year 2012 were $14.9 billion which represented a 36% increase in revenues from $11.0 billion in the prior fiscal year. Gross margin as a percentage of revenue increased to 31% from 20% in the prior fiscal year.

  Transaction with Samsung

        On 19 December 2011, we completed the acquisition of Samsung's HDD business pursuant to an asset purchase agreement ("APA") entered into on 19 April 2011, by which the Company acquired certain assets and liabilities of Samsung relating to the research and development, manufacture and sale of HDDs. The transaction and related agreements are expected to improve our position as a supplier of 2.5-inch products; position us to better address rapidly evolving opportunities in markets including, but not limited to, mobile computing, cloud computing and solid state storage; expand our customer access in China and Southeast Asia; and accelerate time to market for new products.

        The 19 December 2011 acquisition-date fair value of the consideration transferred to Samsung totaled $1.1 billion, which consisted of 45.2 million of our ordinary shares and $571 million in cash. The operations of Samsung's HDD business are included in our results from the date of acquisition.

Results of Operations

        The following table summarizes information from our consolidated profit and loss account by dollars and as a percentage of revenue:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011
Revenue	$14,939	$10,971
Cost of revenue	10,255	8,825

Gross profit	4,684	2,146
Product development	1,006	875
Marketing and administrative	528	445
Amortization of intangibles	38	2
Restructuring and other, net	4	18

Operating earnings	3,108	806
Other income and charges, net	(226)	(227)

Income before taxes	2,882	579
Income tax expense	20	68

Net income	$2,862	$511

	Fiscal Years Ended
(as a percentage of Revenue)	29 June 2012	1 July 2011
Revenue	100%	100%
Cost of revenue	69	80

Gross profit	31	20
Product development	7	8
Marketing and administrative	4	4
Amortization of intangibles	—	—
Restructuring and other, net	—	—

Income from operations	21	7
Other income and charges, net	(2)	(2)

Income before taxes	19	5
Income tax expense	—	1

Net income	19%	5%

        The following table summarizes information regarding volume shipments, average selling prices (ASPs) and revenues by channel and geography:

	Fiscal Years Ended
(In millions, except percentages and ASPs)	29 June 2012	1 July 2011
Net Revenue	$14,939	$10,971
Unit Shipments:
Enterprise	29	29
Client Compute	156	132
Client Non-Compute	39	38

Total Units Shipped	224	199
Industry Units Shipped	600	658
ASP (per unit)	$66	$54
Revenues by Channel (%)
OEM	72%	69%
Distributors	21%	22%
Retail	7%	9%
Revenues by Geography (%)
Americas	26%	29%
EMEA	19%	20%
Asia Pacific	55%	51%

  Revenue

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011	Change	% Change
Revenue	$14,939	$10,971	$3,968	36%

        Revenue in fiscal year 2012 increased approximately 36%, or $4.0 billion, from fiscal year 2011 due primarily to an increase in average selling price per unit and in total units shipped. Units shipped in fiscal year 2012 increased 13%, or 25 million units, from fiscal year 2011. The increase in the average selling price to $66 per unit during fiscal year 2012, as compared to $54 per unit in the prior year, was primarily due to the limited industry supply of hard drives resulting from the severe flooding in Thailand.

  Gross Margin

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011	Change	% Change
Cost of revenue	$10,255	$8,825	$1,430	16%
Gross margin	$4,684	$2,146	$2,538	118%
Gross margin percentage	31%	20%

        For fiscal year 2012, gross margin as a percentage of revenue increased to 31% from 20% in the prior fiscal year, primarily due to the increased selling price per unit throughout most of fiscal year 2012.

  Operating Expenses

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011	Change	% Change
Product development	$1,006	$875	$131	15%
Marketing and administrative	528	445	83	19%
Amortization of intangibles	38	2	36	1,800%
Restructuring and other, net	4	18	(14)	(78)%

Operating expenses	$1,576	$1,340	$236

        Product Development Expense.    Product development expenses for fiscal year 2012 increased from fiscal year 2011, primarily reflecting an increase in variable performance-based compensation and the integration of the HDD business acquired from Samsung.

        Marketing and Administrative Expense.    The increase in Marketing and administrative expenses for fiscal year 2012 compared to fiscal year 2011 was primarily due to an increase in variable performance based compensation and the integration of the HDD business acquired from Samsung.

        Amortization of Intangibles.    Amortization of intangibles for fiscal year 2012 increased as a result of the acquisition of certain intangible assets from Samsung's HDD business.

        Restructuring and Other, net.    Restructuring and other, net for fiscal years 2012 and 2011, were not material and primarily related to previously announced restructuring plans.

  Other Income and Charges, net

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011	Change	% Change
Other income and charges, net	$(226)	$(227)	$1	—%

        Other expense, net for fiscal year 2012 compared to fiscal year 2011 was relatively flat, and included an increase in interest expense resulting from higher average debt balances, substantially offset by gains on foreign currency remeasurement.

  Income Taxes

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011	Change	% Change
Provision for income taxes	$20	$68	$(48)	(71)%

        We recorded an income tax provision of $20 million for fiscal year 2012 compared to an income tax provision of $68 million for fiscal year 2011. Our fiscal year 2012 provision for income taxes included $35 million of income tax benefit from the reversal of a portion of the U.S. valuation allowance recorded in prior periods. Our fiscal year 2011 provision for income taxes included non-U.S. income taxes recorded for increases in income tax reserves for non-U.S. income tax positions taken in prior fiscal years, partially offset by tax benefits recorded for the release of income tax reserves associated with settlements of income tax audits and the expiration of certain statutes of limitation.

        Our Irish tax resident parent holding company owns various U.S. and non-U.S. subsidiaries that operate in multiple non-Irish tax jurisdictions. Our worldwide operating income is either subject to varying rates of tax or is exempt from tax due to tax holidays or tax incentive programs we operate under in Malaysia, Singapore and Thailand. These tax holidays or incentives are scheduled to expire in whole or in part at various dates through 2020.

        Our income tax provision recorded for fiscal year 2012 differed from the provision for income taxes that would be derived by applying the rate applicable to the Company in Ireland of 25% to income before income taxes, primarily due to the net effect of (i) tax benefits related to non-U.S. earnings generated in jurisdictions that are subject to tax holidays or tax incentive programs and are considered indefinitely reinvested outside of Ireland, and (ii) a decrease in valuation allowance for certain U.S. deferred tax assets. The acquisition of Samsung's HDD business did not have a significant impact on our effective tax rate in fiscal year 2012. Our income taxes provision recorded for the comparative fiscal year ended 1 July 2011 differed from the provision for income taxes that would be derived by applying the rate applicable to the Company in Ireland of 25% to income before income taxes primarily due to the net effect of (i) tax benefits related to non-U.S. earnings generated in jurisdictions that are subject to tax holidays or tax incentive programs and are considered indefinitely reinvested outside of Ireland, (ii) income tax expense related to intercompany transactions, (iii) a decrease in valuation allowance for certain deferred tax assets, and (iv) non-U.S. losses with no tax benefit.

        Based on our non-U.S. ownership structure and subject to (i) potential future increases in our valuation allowance for deferred tax assets; and (ii) a future change in our intention to indefinitely reinvest earnings from our subsidiaries outside of Ireland, we anticipate that our effective tax rate in future periods will generally be less than the rate applicable to the Company in Ireland.

        At 29 June 2012, our deferred tax asset valuation allowance was approximately $1.1 billion.

        At 29 June 2012, we had net deferred tax assets of $490 million. The realization of these deferred tax assets is primarily dependent on our ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, we believe that it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when we re-evaluate the underlying basis for our estimates of future U.S. and certain non-U.S. taxable income.

        At 29 June 2012, the use of approximately $346 million and $90 million of our U.S. net operating loss and tax credit carryforwards, respectively, is subject to an aggregate annual limitation of $45 million pursuant to U.S. tax law. If certain ownership changes occur in the foreseeable future, there may be an additional annual limitation on our ability to use our total U.S. federal and state net operating loss and credit carryforwards of $2.7 billion, $1.8 billion, and $363 million, respectively. It is reasonably possible that such a change could occur. If these ownership changes were to occur, we estimate a one-time charge for additional U.S. income tax expense of approximately $400 to $500 million may be recorded in the period such change occurs. This additional income tax expense results from a decrease in our net U.S. deferred tax assets recorded through a combination of the write off of deferred tax assets and associated changes to our valuation allowance. We also estimate that the ensuing additional annual limitation on our ability to use tax attribute carryovers may result in increased U.S. income tax expense associated with such change of approximately $50 to $75 million each year.

        As of 29 June 2012 and 1 July 2011, we had approximately $135 million and $128 million, respectively, of unrecognized tax benefits excluding interest and penalties. The unrecognized tax benefits that, if recognized, would impact the effective tax rate is $135 million and $128 million as of 29 June 2012 and 1 July 2011, respectively, subject to certain future valuation allowance reversals.

        It is our policy to include interest and penalties related to unrecognized tax benefits in the provision for taxes on the Consolidated Profit and Loss Account. During fiscal year 2012, we recognized a net tax expense for interest and penalties of $2 million as compared to a net tax expense for interest and penalties of less than $1 million during fiscal year 2011. As of 29 June 2012, we had $17 million of accrued interest and penalties related to unrecognized tax benefits compared to $15 million in fiscal year 2011.

        During the fiscal year ended 29 June 2012, our unrecognized tax benefits excluding interest and penalties increased by approximately $7 million primarily due to (i) increases in current year unrecognized tax benefits of $13 million, (ii) net reductions in prior year unrecognized tax benefits of $2 million, (iii) reductions associated with the expiration of certain statutes of limitation of $3 million, (iv) reductions from other activity, including non-U.S. exchange gains, of $1 million.

        During the 12 months beginning 30 June 2012, we expect to reduce our unrecognized tax benefits by approximately $5 million as a result of the expiration of certain statutes of limitation. We do not believe it is reasonably possible that other unrecognized tax benefits will materially change in the next 12 months.

        We are subject to taxation in many jurisdictions globally and are required to file U.S. federal, U.S. state, and non-U.S income tax returns. In May 2011, the U.S. Internal Revenue Service (IRS) completed its field examination of our U.S. federal income tax returns for fiscal years ending in 2005 through 2007. The IRS issued a Revenue Agent's Report and proposed certain adjustments. We are currently contesting one of these proposed adjustments through the IRS Appeals Office. We believe that the resolution of this disputed issue will have no material impact on our financial statements.

        With respect to U.S. state and non-U.S. income tax returns, we are generally no longer subject to tax examinations for years prior to fiscal year 2004. We are also no longer subject to tax examination of U.S. federal income tax returns for years prior to fiscal year 2005.

PRINCIPAL RISKS AND UNCERTAINTIES

        The Company's operations expose it to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the following:

Risks Related to our Business

Macroeconomic Conditions—Changes in the macroeconomic environment have, and may continue to, negatively impact our results of operations.

        Due to the continuing uncertainty about current macroeconomic conditions, we believe our customers may postpone spending in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values, which could have a material adverse effect on the demand for our products. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Competition—Our industry is highly competitive and our products have experienced and will continue to experience significant price erosion and market share variability.

        The disk drive industry is intensely competitive and vendors typically experience substantial price erosion over the life of a product. Our competitors have historically offered existing products at lower prices as part of a strategy to gain or retain market share and customers, and we expect these practices to continue. We will need to continually reduce our prices for existing products to retain our market share, which could adversely affect our results of operations.

        We believe price erosion and market share variability will continue, as the industry engages in aggressive pricing actions targeted to shift customer demand to offset lower demand due to the deterioration in business and economic conditions.

        Our ability to offset the effect of price erosion through new product introductions at higher average prices is diminished to the extent competitors introduce products into particular markets ahead of our similar, competing products. Our ability to offset the effect of price erosion is also diminished during times when product life cycles for particular products are extended, allowing competitors more time to enter the market.

        Sales to distributors that serve producers of non-branded products in the personal storage sector may also contribute to increased price erosion. These customers generally have limited product qualification programs, which increases the number of competing products available to satisfy their demand. As a result, purchasing decisions for these customers are based largely on price and terms. Any increase in our average price erosion would have an adverse effect on our results of operations.

        Additionally, a significant portion of our success in the past has been a result of increasing our market share at the expense of our competitors, particularly in enterprise markets. Market share for our products can be negatively affected by our customers' diversifying their sources of supply as our competitors enter the market for particular products, as well as by our ability to ramp volume production of new product offerings. When our competitors successfully introduce product offerings that are competitive with our recently introduced products, our customers may quickly diversify their sources of supply. Any significant decline in our market share in any of our principal market applications would adversely affect our results of operations.

Principal Competitors—We compete with both an independent manufacturer, whose primary focus is producing technologically advanced disk drives, and a captive manufacturer, who does not depend solely on sales of disk drives to maintain its profitability.

        We have experienced and expect to continue to experience intense competition from an independent disk drive manufacturer, and a captive manufacturer. The term "independent" in this context refers to manufacturers that primarily produce disk drives as a stand-alone product, such as Western Digital Corporation, and the term "captive" in this context refers to a manufacturer who through affiliated entities produces complete computer or other systems that contain disk drives or other electronic data storage products, such as Toshiba Corporation.

        The captive manufacturer is a formidable competitor because it has the ability to determine pricing for complete systems without regard to the margins on individual components. As components other than disk drives generally contribute a greater portion of the operating margin on a complete computer system than do disk drives, the captive manufacturer does not necessarily need to realize a profit on the disk drives included in a complete computer system and, as a result, may be willing to sell disk drives to third parties at very low margins. The captive manufacturer is also a formidable competitor because it has more substantial resources than we do. To the extent we are not successful competing with the captive or independent disk drive manufacturers, our results of operations will be adversely affected.

        In response to customer demand for high-quality, high-volume and low-cost disk drives, manufacturers of disk drives have had to develop large, and in some cases global, production facilities with highly developed technological capabilities and internal controls. The development of these large production facilities combined with industry consolidation can further increase the intensity of competition.

        We also face indirect competition from present and potential customers who evaluate from time to time whether to manufacture their own disk drives or other electronic data storage products.

        We also experience competition from other companies that produce alternative storage technologies like flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance ruggedness have resulted in competition with our lower capacity, smaller form factor disk drives. While this competition has traditionally been in the markets for handheld consumer electronics applications, these competitors have announced solid state drives (SSDs) for tablet, notebook and enterprise compute applications. Certain customers for both notebook and enterprise compute applications are evaluating and may adopt SSDs as alternatives to hard drives in certain applications.

Volatility of Quarterly Results—Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.

        In the past, our quarterly revenue and results of operations have fluctuated, sometimes significantly, from period to period. These fluctuations, which we expect to continue, may be occasioned by a variety of factors, including:

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  current uncertainty in global economic conditions may pose a risk to the overall economy;

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  adverse changes in the level of economic activity in the major regions in which we do business;

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  competitive pressures resulting in lower selling prices by our competitors targeted to encourage shifting of customer demand;

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  delays or problems in our introduction of new products, particularly new disk drives with lower cost structures, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;

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  changes in purchasing patterns by our distributor customers;

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  increased costs or adverse changes in availability of supplies of raw materials or components;

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  the impact of corporate restructuring activities that we have and may continue to engage in;

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  changes in the demand for the computer systems, storage subsystems and consumer electronics that contain our disk drives, due to seasonality, economic conditions and other factors;

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  changes in purchases from period to period by our primary customers, particularly as our competitors are able to introduce and produce in volume competing disk drive solutions or alternative storage technology solutions, such as flash memory or SSDs;

  •
  shifting trends in customer demand which, when combined with overproduction of particular products, particularly when the industry is served by multiple suppliers, results in unfavorable supply/demand imbalances;

  •
  our high proportion of fixed costs, including research and development expenses;

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  announcements of new products, services or technological innovations by us or our competitors; and

  •
  adverse changes in the performance of our products.

        As a result, we believe that quarter-to-quarter comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in the trading price of our ordinary shares.

Difficulty in Predicting Quarterly Demand—If we fail to predict demand accurately for our products in any quarter, we may not be able to recapture the cost of our investments.

        The disk drive industry operates on quarterly purchasing cycles, with much of the order flow in any given quarter typically coming at the end of that quarter. Our manufacturing process requires us to make significant product-specific investments in inventory in each quarter for that quarter's production. Since we typically receive the bulk of our orders late in a quarter after we have made our investments, there is a risk that our orders will not be sufficient to allow us to recapture the costs of our investment before the products resulting from that investment have become obsolete. We cannot assure you that we will be able to accurately predict demand in the future.

        The difficulty in forecasting demand also increases the difficulty in anticipating our inventory requirements, which may cause us to over-produce finished goods, resulting in inventory write-offs, or under-produce finished goods, affecting our ability to meet customer requirements. Additionally, the risk of inventory write-offs could increase if we were to continue to hold higher inventory levels. We cannot be certain that we will be able to recover the costs associated with increased inventory.

        Other factors that may negatively impact our ability to recapture the cost of investments in any given quarter include:

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  the impact of variable demand and an aggressive pricing environment for disk drives;

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  the impact of competitive product announcements and possible excess industry supply both with respect to particular disk drive products and with respect to competing alternative storage technology solutions such as SSDs in tablet, notebook and enterprise compute applications;

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  our inability to reduce our fixed costs to match sales in any quarter because of our vertical manufacturing strategy, which means that we make more capital investments than we would if we were not vertically integrated;

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  dependence on our ability to successfully qualify, manufacture and sell in increasing volumes on a cost-effective basis and with acceptable quality our disk drive products, particularly the new disk drive products with lower cost structures;

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  variations in the cost of components for our products, especially during periods when the U.S. dollar is relatively volatile as compared to other currencies;

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  uncertainty in the amount of purchases from our distributor customers who from time to time constitute a large portion of our total sales;

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  our product mix and the related margins of the various products;

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  accelerated reduction in the price of our disk drives due to technological advances and/or an oversupply of disk drives in the market and shifting trends in demand which can create supply and demand imbalances;

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  manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand or the United States;

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  limited access to components that we obtain from a single or a limited number of suppliers;

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  the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to foreign consumers; and

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  operational issues arising out of the increasingly automated nature of our manufacturing processes.

New Product Offerings—Market acceptance of new product introductions cannot be accurately predicted, and our results of operations will suffer if there is less demand for our new products than is anticipated.

        We are continually developing new products with the goal that we will be able to introduce technologically advanced and lower cost disk drives into the marketplace ahead of our competitors.

        The success of our new product introductions is dependent on a number of factors, including market acceptance, our ability to manage the risks associated with product transitions, the effective management of inventory levels in line with anticipated product demand and the risk that our new products will have quality problems or other defects in the early stages of introduction that were not anticipated in the design of those products. Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations.

        In addition, the success of our new product introductions is dependent upon our ability to qualify as a primary source of supply with our OEM customers. In order for our products to be considered by our customers for qualification, we must be among the leaders in time-to-market with those new products. Once a product is accepted for qualification testing, any failure or delay in the qualification process or a requirement that we requalify can result in our losing sales to that customer until new products are introduced. The limited number of high-volume OEMs magnifies the effect of missing a product qualification opportunity. These risks are further magnified because we expect competitive pressures to result in declining sales, eroding prices, and declining gross margins on our current generation products. We cannot assure that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future.

        If we cannot successfully deliver competitive products, our future results of operations may be adversely affected.

Smaller Form Factor Products—If we do not continue to successfully market smaller form factor products, our business may suffer.

        The disk drive industry is experiencing significant increases in sales of smaller form factor disk drives or other electronic data storage technologies for an expanding number of applications, in particular notebook computers and consumer electronic devices, but also in personal computers and enterprise storage applications. Our future success will depend on our ability to develop and introduce smaller form factor products at desired price and capacity points faster than our competitors.

        We have experienced competition from other companies that produce alternative storage technologies like solid state or flash memory, where increased capacity, improving cost, energy efficiency and performance ruggedness have resulted in flash memory largely replacing disk drives in handheld applications. We believe that the demand for disk drives to store or back up related media content from such handheld devices, however, continues to grow. While this competition has traditionally been limited to the markets for handheld consumer electronics applications, these competitors have announced SSDs for tablet, notebook and enterprise compute applications.

        If we do not suitably adapt our product offerings to successfully introduce additional smaller form factor disk drives or alternative storage products based on flash storage technology, or if our competitors are successful in achieving customer acceptance of SSD products for tablet, notebook and enterprise compute applications, then our customers may decrease the amounts of our products that they purchase, which would adversely affect our results of operations.

Dependence on Supply of Components, Equipment and Raw Materials—If we experience shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, we may suffer lower operating margins, production delays and other material adverse effects.

        The cost, quality and supply of components, certain equipment and raw materials used to manufacture disk drives and key components like recording media and heads are critical to our success. The equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Particularly important components for disk drives include read/write heads, aluminum or glass substrates for recording media, ASICs, spindle motors, printed circuit boards, and suspension assemblies. We rely on sole suppliers or a limited number of suppliers for some of these components that we do not manufacture, including aluminum and glass substrates, read/write heads, ASICs, spindle motors, printed circuit boards, and suspension assemblies. Many of such component suppliers are geographically concentrated, in particular, in Thailand, which makes our supply chain more vulnerable to regional disruptions such as the recent flooding in Thailand, which has had a material impact on the production and availability of many components. If our vendors for these components are unable to meet our cost, quality, and supply requirements, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

        Certain rare earth elements are critical in the manufacture of our products. We purchase components that contain rare earth elements from a number of countries, including the People's Republic of China. We cannot predict whether any nation will impose regulations, quotas or embargoes upon the rare earth elements incorporated into our products that would restrict the worldwide supply of such metals or increase their cost. We have experienced increased costs and production delays when we were unable to obtain the necessary equipment or sufficient quantities of some components, and/or have been forced to pay higher prices or make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry in general. If any major supplier were to restrict the supply available to us or increase the cost of the rare earth elements used in our products, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

        Consolidation among component manufacturers may result in some component manufacturers exiting the industry or not making sufficient investments in research to develop new components.

        If there is a shortage of, or delay in supplying us with, critical components, equipment or raw materials, then:

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  it is likely that our suppliers would raise their prices and, if we could not pass these price increases to our customers, our operating margin would decline;

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  we might have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products;

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  we would likely have to allocate the components we receive to certain of our products and ship less of others, which could reduce our revenues and could cause us to lose sales to customers who could purchase more of their required products from manufacturers that either did not experience these shortages or delays or that made different allocations; and

  •
  we might be late in shipping products, causing potential customers to make purchases from our competitors, thus causing our revenue and operating margin to decline.

        We cannot assure you that we will be able to obtain critical components in a timely and economic manner.

Importance of Time-to-Maturity—Our results of operations may depend on our being among the first-to-maturity with new product offerings and achieving sufficient production volume with our new products.

        To achieve consistent success with our OEM customers, it is important that we be an early provider of new types of disk drives featuring leading, high-quality technology and lower per gigabyte storage cost. Historically, our results of operations have substantially depended upon our ability to be among the first-to-maturity with new product offerings. Our market share and results of operations in the future may be adversely affected if we fail to:

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  consistently maintain our time-to-maturity performance with our new products;

  •
  produce these products in sufficient volume;

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  qualify these products with key customers on a timely basis by meeting our customers' performance and quality specifications; or

  •
  achieve acceptable manufacturing yields, quality and costs with these products.

        If the delivery of our products is delayed, our OEM customers may use our competitors' products to meet their production requirements. If the delay of our products causes delivery of those OEMs' computer systems into which our products are integrated to be delayed, consumers and businesses may purchase comparable products from the OEMs' competitors.

        We face the related risk that consumers and businesses may wait to make their purchases if they want to buy a new product that has been shipped or announced but not yet released. If this were to occur, we may be unable to sell our existing inventory of products that may be less efficient and cost effective compared to new products. As a result, even if we are among the first-to-maturity with a given product, subsequent introductions or announcements by our competitors of new products could cause us to lose revenue and not achieve a positive return on our investment in existing products and inventory.

Industry Demand—Poor global economic conditions and changes in demand for computer systems and storage subsystems may cause in the future a decline in demand for our products.

        Our disk drives are components in computers, computer systems, storage subsystems and consumer electronics devices. The demand for these products has been volatile. During times of poor global economic conditions, consumer spending tends to decline and retail demand for personal computers and consumer electronics devices tends to decrease, as does enterprise demand for computer systems and storage subsystems. Moreover, unexpected slowdowns in demand for computer systems, storage subsystems or consumer electronics devices generally cause sharp declines in demand for disk drive products. The decline in consumer spending could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

        Additional causes of declines in demand for our products in the past have included announcements or introductions of major new operating systems or semiconductor improvements or changes in consumer preferences, such as the shift from desktop to notebook computers. We believe these announcements and introductions have from time to time caused consumers to defer their purchases and made inventory obsolete. Whenever an oversupply of disk drives causes participants in our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other disk drive manufacturers than usual.

Dependence on Distributors—We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.

        A substantial portion of our sales has been to distributors of disk drive products. Certain of our distributors may also market other products that compete with our products. Product qualification programs in this distribution channel are limited, which increases the number of competing products that are available to satisfy demand, particularly in times of lengthening product cycles. As a result, purchasing decisions in this channel are based largely on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility than sales to our OEM customers. In addition, deterioration in business and economic conditions could exacerbate price erosion and volatility as distributors lower prices to compensate for lower demand and higher inventory levels. Our distributors' ability to access credit for purposes of funding their operations may also affect purchases of our products by these customers.

        If distributors reduce their purchases of our products or prices decline significantly in the distribution channel or if distributors experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.

Dependence on Key Customers—We may be adversely affected by the loss of, or reduced, delayed or cancelled purchases by, one or more of our larger customers.

        Some of our key customers, including Hewlett-Packard Company and Dell Inc., account for a large portion of our disk drive revenue. While we have longstanding relationships with many of our customers, if any of our key customers were to significantly reduce their purchases from us, our results of operations would be adversely affected. While sales to major customers may vary from period to period, a major customer that permanently discontinues or significantly reduces its relationship with us could be difficult to replace. In line with industry practice, new customers usually require that we pass a lengthy and rigorous qualification process at the customer's cost. Accordingly, it may be difficult or costly for us to attract new major customers. Additionally, mergers, acquisitions, consolidations or other significant transactions involving our customers generally entail risks to our business. If a significant transaction involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a materially adverse effect on our business, results of operations, financial condition and prospects.

Dependence on Sales of Disk Drives in Client Non-Compute Applications—Our sales of disk drives for client non-compute applications, which have contributed significant revenues to our results, can experience significant volatility due to seasonal and other factors, which could materially adversely impact our future results of operations.

        Sales of disk drives for client non-compute applications have contributed significant revenues to our results. Consumer spending on client non-compute has, and may continue to, deteriorate in many countries and regions, due to poor global economic conditions and high levels of unemployment. This could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

        In addition, the demand for client non-compute products can be even more volatile and unpredictable than the demand for client compute products. In some cases, our products manufactured for client non-compute applications are uniquely configured for a single customer's application, which creates a risk of unwanted and unsellable inventory if the anticipated volumes are not realized. This potential for unpredictable volatility is increased by the possibility of competing alternative storage technologies like flash memory meeting the customers' cost and capacity metrics, resulting in a rapid shift in demand from our products and disk drive technology, generally, to alternative storage technologies. Unpredictable fluctuations in demand for our products or rapid shifts in demand from our products to alternative storage technologies in new client non-compute applications could materially adversely impact our future results of operations.

Dependence on Sales of Disk Drives Directly to Consumers Through Retail Outlets—Our sales of disk drives directly to consumers through retail outlets can experience significant volatility due to seasonal and other factors, which could materially adversely impact our future results of operations.

        We believe that industry demand for storage products in the long-term is increasing due to the proliferation of media-rich digital content in consumer applications and is fueling increased consumer demand for storage. This has led to the expansion of solutions such as external storage products to provide additional storage capacity and to secure data in case of disaster or system failure, or to provide independent storage solutions for multiple users in home or small business environments. Consumer spending on retail sales of our branded solutions has deteriorated in some markets and may continue to do so if poor global economic conditions continue and higher levels of unemployment persist. This could have a material adverse effect on demand for our products and services and on our financial condition and results of operations.

        In addition, such retail sales of our branded solutions traditionally experience seasonal variability in demand with higher levels of demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. Additionally, our ability to reach such consumers depends on our maintaining effective working relationships with major retailers and distributors. Failure to anticipate consumer demand for our branded solutions as well as an inability to maintain effective working relationships with retail and online distributors may adversely impact our future results of operations.

Importance of Controlling Operating Costs—If we do not control our operating expenses, we will not be able to compete effectively in our industry.

        Our strategy involves, to a substantial degree, increasing revenue and product volume while at the same time controlling operating expenses. If we do not control our operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce operating costs have included closures and transfers of facilities, significant personnel reductions and efforts to increase automation. The reduction of personnel and closure of facilities may adversely affect our ability to manufacture our products in required volumes to meet customer demand and may result in other disruptions that affect our products and customer service.

Impairment Charges—We may be required to record additional impairment charges for goodwill and/or other long-lived assets.

        We are required to assess goodwill annually for impairment, or on an interim basis whenever events occur or circumstances change, such as an adverse change in business climate or a decline in the overall industry, that would more likely than not reduce the fair value of a reporting unit below its carrying amount. We are also required to test other long-lived assets, including acquired intangible assets and property, equipment and leasehold improvements, for recoverability and impairment whenever there are indicators of impairment, such as an adverse change in business climate.

        Adverse changes in business conditions could materially impact our estimates of future operations and result in impairment charges to our goodwill or other long lived assets. If our goodwill or other long-lived assets were to become impaired, our results of operations could be materially and adversely affected.

Impact of Technological Change—Increases in the areal density of disk drives may outpace customers' demand for storage capacity.

        The rate of increase in areal density, or storage capacity per square inch on a disk, may be greater than the increase in our customers' demand for aggregate storage capacity, particularly in certain market applications like client compute. As a result, our customers' storage capacity needs may be satisfied with lower priced, low capacity disk drives. These factors could decrease our sales, especially when combined with continued price erosion, which could adversely affect our results of operations.

Changes in Electronic Data Storage Products—Future changes in the nature of electronic data storage products may reduce demand for traditional disk drive products.

        We expect that in the future, new personal computing devices and products will be developed, some of which, such as Internet appliances, tablet or mobile phones with advanced capabilities, or smartphones, may not contain a disk drive. While we are investing development resources in designing disk drives for these new applications, these new applications may have an impact on future demand for disk drive products. Products using alternative technologies, such as flash memory and other storage technologies, are becoming increasingly common and could become a significant source of competition to particular applications of our products, which could adversely affect our results of operations.

New Product Development and Technological Change—If we do not develop products in time to keep pace with technological changes, our results of operations will be adversely affected.

        Our customers have demanded new generations of disk drive products as advances in computer hardware and software have created the need for improved storage products, with features such as increased storage capacity, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future. Such product development requires significant investments in research and development. We cannot assure you that we will be able to successfully complete the design or introduction of new products in a timely manner, that we will be able to manufacture new products in sufficient volumes with acceptable manufacturing yields, that we will be able to successfully market these new products or that these products will perform to specifications on a long-term basis. In addition, the impact of slowing areal density growth may adversely impact our ability to be successful.

        When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products suffer increases in failures, are of low quality or are not reliable, customers may reduce their purchases of our products and our manufacturing rework and scrap costs and service and warranty costs may increase. In addition, a decline in the reliability of our products may make us less competitive as compared with other disk drive manufacturers or competing technologies.

Substantial Leverage—Our substantial leverage may place us at a competitive disadvantage in our industry.

        We are leveraged and have significant debt service obligations. Our significant debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities. For example, our high level of debt presents the following risks:

  •
  we are required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements;

  •
  our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

  •
  our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities,

    borrow more money for operations or capital in the future and implement our business strategies;

  •
  our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements; and

  •
  covenants in our debt instruments limit our ability to pay future dividends or make other restricted payments and investments.

        In the event that we need to refinance all or a portion of our outstanding debt as it matures, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt at all. If prevailing interest rates or other factors existing at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital.

Significant Debt Service Requirements—Servicing our debt requires a significant amount of cash and our ability to generate cash may be affected by factors beyond our control.

        Our business may not generate cash flow in an amount sufficient to enable us to pay the principal of, or interest on, our indebtedness or to fund our other liquidity needs, including working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements.

        Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that:

  •
  our business will generate sufficient cash flow from operations;

  •
  we will continue to realize the cost savings, revenue growth and operating improvements that result from the execution of our long-term strategic plan; or

  •
  future sources of funding will be available to us in amounts sufficient to enable us to fund our liquidity needs.

        If we cannot fund our liquidity needs, we will have to take actions such as reducing or delaying capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit us to meet our scheduled debt service obligations. In addition if we incur additional debt, the risks associated with our substantial leverage, including the risk that we will be unable to service our debt or generate enough cash flow to fund our liquidity needs, could intensify.

Restrictions Imposed by Debt Covenants—Restrictions imposed by our senior secured revolving credit facility and the indenture governing our 10% Senior Secured Second-Priority Notes due 2014 may limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

        Our senior secured revolving credit facility and the indenture governing our 10% Senior Secured Second-Priority Notes due 2014 (the "10% Notes") impose, and the terms of any future debt may impose, operating and other restrictions on us. Subject to qualifications and exceptions, our senior secured revolving credit facility and such indenture limit, among other things, our ability to:

  •
  incur additional indebtedness and issue certain preferred shares;

  •
  create liens;

  •
  pay dividends or make distributions in respect of our capital stock;

  •
  redeem or repurchase capital stock or debt;

  •
  make certain investments or other restricted payments;

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  sell assets;

  •
  issue or sell capital stock of subsidiaries;

  •
  enter into transactions with affiliates;

  •
  engage to any material extent in business other than our current business; and

  •
  effect a consolidation or merger.

        The credit agreement that governs our senior secured revolving credit facility contains certain covenants that we must satisfy in order to remain in compliance with the credit agreement, including three financial covenants: (1) minimum cash, cash equivalents and short-term investments; (2) a fixed charge coverage ratio; and (3) a net leverage ratio. A breach of any of the covenants in our debt agreements, including our inability to comply with the required financial ratios, could result in a default under our senior secured revolving credit facility. If a condition of default occurs, and we are not able to obtain a waiver from the lenders holding a majority of the commitments under our senior secured revolving credit facility, the administrative agent of our senior secured revolving credit facility may, and at the request of lenders holding a majority of the commitments shall, declare all of our outstanding obligations under our senior secured revolving credit facility, together with accrued interest and other fees, to be immediately due and payable, and may terminate the lenders' commitments thereunder, cease making further loans and, if we cannot repay our outstanding obligation, institute foreclosure proceedings against our assets. If our outstanding indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that debt and any potential future indebtedness, which would cause the market price of our ordinary shares to decline significantly. We could also be forced into bankruptcy or liquidation.

        In addition, some of the agreements governing our other debt instruments contain cross-default provisions that may be triggered by a default under our senior secured revolving credit facility. In the event that we default under our senior secured revolving credit facility, there could be an event of default under cross-default provisions for the applicable debt instrument. As a result, all outstanding obligations under certain of our debt instruments may become immediately due and payable. If such acceleration were to occur, we may not have adequate funds to satisfy all of our outstanding obligations, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Substantially all of our Assets are Pledged as Collateral to Secure Certain Indebtedness—Since substantially all of our assets are used to secure portions of our existing debt obligations, we may be limited in our ability to incur additional indebtedness or to provide additional credit support, and if we fail to meet our payment or other obligations under certain of our existing debt obligations, the lenders thereunder could foreclose on, and acquire control of, substantially all of our assets.

        Substantially all our assets and the assets of our significant subsidiaries organized in the United States, the Cayman Islands, the Netherlands, Northern Ireland and Singapore, as well as certain assets located in the United States, the Cayman Islands, the Netherlands, Northern Ireland and Singapore owned by other significant subsidiaries, and all proceeds therefrom, are pledged as security for borrowings under our 10% Notes, as well as obligations under our hedging agreements, cash management arrangements and certain metal leasing arrangements. Since substantially all of our assets are used to secure portions of our existing debt obligations, we have a limited amount of collateral that is available for future secured debt or credit support. As a result, we may be limited in our ability to incur additional indebtedness or to provide additional credit support for our existing indebtedness. In addition, our failure to comply with the terms of the indenture governing our 10% Notes would entitle the lenders thereunder to declare all funds borrowed thereunder to be immediately due and payable. If we were unable to meet these payment obligations, the lenders could foreclose on, and acquire control of, substantially all our assets that serve as collateral.

Failure to Pay Quarterly Dividends—Our failure to pay quarterly dividends to our shareholders could cause the market price of our ordinary shares to decline significantly.

        Our ability to pay quarterly dividends will be subject to, among other things, our financial position and results of operations, available cash and cash flow, capital requirements, and other factors. Any reduction or discontinuation of quarterly dividends could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly dividends is reduced or discontinued, our failure or inability to resume paying dividends at historical levels could result in a persistently low market valuation of our ordinary shares.

Purchase Commitments to Certain Suppliers—If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.

        From time to time, we enter into long-term, non-cancelable purchase commitments with certain suppliers in order to secure certain components for the production of our products or to supplement our internal manufacturing capacity for certain components. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may not meet all of our purchase commitments with these suppliers. As a result, it is possible that we will have to shift output from our internal manufacturing facilities to these suppliers or make penalty-type payments under these contracts.

Risks Associated with Future Strategic Alliances, Joint Ventures or Investments—We may not be able to identify suitable strategic alliances, acquisitions, joint ventures or investment opportunities, or successfully acquire and integrate companies that provide complementary products or technologies.

        Our growth strategy may involve pursuing strategic alliances with, making acquisitions of, forming joint ventures with or making investments in other companies that are complementary to our business. There is substantial competition for attractive strategic alliance, acquisition, joint venture and investment candidates. Accordingly, we may not be able to identify suitable strategic alliances, acquisition, joint venture, or investment candidates. Even if we can identify them, we cannot assure you that we will be able to partner with, acquire or invest in suitable candidates, or integrate acquired technologies or operations successfully into our existing technologies and operations. Moreover, our ability to finance potential strategic alliances, acquisitions, joint ventures or investments will be limited by our high degree of leverage, the covenants contained in the indentures that govern our outstanding indebtedness, and any agreements governing any other debt we may incur.

        If we are successful in forming strategic alliances or acquiring, forming joint ventures or making investments in other companies, any of these transactions may have an adverse effect on our results of operations, particularly while the operations of an acquired business are being integrated. It is also likely that integration of acquired companies would lead to the loss of key employees from those companies or the loss of customers of those companies. In addition, the integration of any acquired companies would require substantial attention from our senior management, which may limit the amount of time available to be devoted to our day-to-day operations or to the execution of our strategy. Growth by strategic alliance, acquisition, joint venture or investment involves an even higher degree of risk to the extent we combine new product offerings and enter new markets in which we have limited experience, and no assurance can be given that acquisitions of entities with new or alternative business models will be successfully integrated or achieve their stated objectives.

        Furthermore, the expansion of our business involves the risk that we might not manage our growth effectively, that we would incur additional debt to finance these acquisitions or investments, that we may have impairment of goodwill or acquired intangible assets associated with these acquisitions and that we would incur substantial charges relating to the write-off of in-process research and development, similar to that which we incurred in connection with several of our prior acquisitions. Each of these items could have a material adverse effect on our financial condition and results of operations.

        In addition, we could issue additional ordinary shares in connection with future strategic alliances, acquisitions, joint ventures or investments. Issuing shares in connection with such transactions would have the effect of diluting your ownership percentage of the ordinary shares and could cause the price of our ordinary shares to decline.

Risk of Intellectual Property Litigation—Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

        We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. We may be subject to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with their use of our products.

We are currently subject to lawsuits involving intellectual property claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

        Intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management's attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot assure you that we will be successful in defending ourselves against intellectual property claims. Patent litigation has increased due to the current uncertainty of the law and the increasing competition and overlap of product functionality in the field. If we were to discover that our products infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially reengineer our products in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully. Moreover, if we are sued for patent infringement and lose the suit, we could be required to pay substantial damages and/or be enjoined from using or selling the infringing products or technology. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See "Note 14, Legal, Environmental and Other Contingencies" of this report for a description of pending intellectual property proceedings.

Cyber Attacks, System Failures and Breaches—We could suffer a loss of revenue and increased costs, exposure to significant liability, reputational harm, and other serious negative consequences if we sustain cyber attacks or other data security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us or our customers or other third-parties.

        Our operations are dependent upon our ability to protect our computer equipment and the electronic data stored in our databases from damage by, among other things, earthquake, fire, natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, employee misconduct, physical or electronic break-ins, or similar events or disruptions. We manage and store various proprietary information and sensitive or confidential data relating to our operations. In addition, our outsourcing services and cloud computing businesses routinely process, store, and transmit large amounts of data for our customers and vendors, including sensitive and personally identifiable information. As our operations become more automated and increasingly interdependent, our exposure to the risks posed by these types of events will increase. We may also be subject to breaches of the information technology systems we use for these purposes, information technology system failures and network disruptions. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third-parties, create system disruptions, or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the system.

        The costs to us to eliminate or address the foregoing security problems and security vulnerabilities before or after a cyber incident could be significant. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation efforts may not be successful and could result in interruptions, delays, or cessation of service, and loss of existing or potential customers that may impede our sales, manufacturing, distribution, or other critical functions. We could lose existing or potential customers for outsourcing services or other information technology solutions in connection with any actual or perceived security vulnerabilities in our products. In addition, breaches of our security measures and the unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or other third-parties, could expose us, our vendors and customers, or other third-parties affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our brand and reputation, or otherwise harm our business. In addition, we rely in certain limited capacities on third-party data management providers whose possible security problems and security vulnerabilities may have similar effects on us.

        We are subject to laws, rules, and regulations in the U.S. and other countries relating to the collection, use, and security of user data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify vendors, customers or employees of a data security breach. We have incurred, and will continue to incur, significant expenses to comply with mandatory privacy and security standards and protocols imposed by law, regulation, industry standards, or contractual obligations.

Economic Risks Associated with International Operations—Our international operations subject us to risks related to currency exchange fluctuations, longer payment cycles for sales in foreign countries, seasonality and disruptions in foreign markets, tariffs and duties, price controls, potential adverse tax consequences, increased costs, our customers' credit and access to capital and health-related risks.

        We have significant operations in foreign countries, including manufacturing facilities, sales personnel and customer support operations. We have manufacturing facilities in China, Malaysia, Northern Ireland, Singapore and Thailand, in addition to those in the United States. A substantial portion of our client compute disk drive assembly occurs in our facility in China.

        Our international operations are subject to economic risks inherent in doing business in foreign countries, including the following:

  •
  Disruptions in Foreign Markets.  Disruptions in financial markets and the deterioration of the underlying economic conditions in the past in some countries, including those in Asia, have had an impact on our sales to customers located in, or whose end-user customers are located in, these countries.

  •
  Fluctuations in Currency Exchange Rates.  Prices for our products are denominated predominately in U.S. dollars, even when sold to customers that are located outside the United States. Currency instability in Asia and other geographic markets may make our products more expensive than products sold by other manufacturers that are priced in the local currency. Moreover, many of the costs associated with our operations located outside the United States are denominated in local currencies. As a consequence, the increased strength of local currencies against the U.S. dollar in countries where we have foreign operations would result in higher effective operating costs and, potentially, reduced earnings. From time to time, fluctuations in foreign exchange rates have negatively affected our operations and profitability and there can be no assurance that these fluctuations will not adversely affect our operations and profitability in the future.

  •
  Longer Payment Cycles.  Our customers outside of the United States are often allowed longer time periods for payment than our U.S. customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period.

  •
  Seasonality.  Seasonal reductions in the business activities of our customers during the summer months, particularly in Europe, typically result in lower earnings during those periods.

  •
  Tariffs, Duties, Limitations on Trade and Price Controls.  Our international operations are affected by limitations on imports, currency exchange control regulations, transfer pricing regulations, price controls and other restraints on trade. In addition, the governments of many countries, including China, Malaysia, Northern Ireland, Singapore and Thailand, in which we have significant operating assets, have exercised and continue to exercise significant influence over many aspects of their domestic economies and international trade.

  •
  Potential Adverse Tax Consequences.  Our international operations create a risk of potential adverse tax consequences, including imposition of withholding or other taxes on payments by subsidiaries.

  •
  Increased Costs.  The shipping and transportation costs associated with our international operations are typically higher than those associated with our U.S. operations, resulting in decreased operating margins in some foreign countries.

  •
  Credit and Access to Capital Risks.  Our international customers could have reduced access to working capital due to higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer's or its bank's financial condition, or the inability to access other financing.

  •
  Global Health Outbreaks.  The occurrence of a pandemic disease may adversely impact our operations, and some of our key customers. Such diseases could also potentially disrupt the timeliness and reliability of the distribution network we rely on.

Political Risks Associated with International Operations—Our international operations subject us to risks related to political unrest and terrorism.

        We have manufacturing facilities in parts of the world that periodically experience political unrest. This could disrupt our ability to manufacture important components as well as cause interruptions and/or delays in our ability to ship components to other locations for continued manufacture and assembly. Any such delays or interruptions could result in delays in our ability to fill orders and have an adverse effect on our results of operations and financial condition. U.S. and international responses to the ongoing hostilities in various regions and the risk of terrorist attacks or hostilities elsewhere in the world could exacerbate these risks.

Legal and Operational Risks Associated with International Operations—Our international operations subject us to risks related to staffing and management, legal and regulatory requirements and the protection of intellectual property.

        Operating outside of the United States creates difficulties associated with staffing and managing our international manufacturing facilities, complying with local legal and regulatory requirements and protecting our intellectual property. We cannot assure you that we will continue to be found to be operating in compliance with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject. We also cannot assure you that these laws will not be modified.

Dependence on Key Personnel—The loss of key executive officers and employees could negatively impact our business prospects.

        Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. The loss of one or more of our key personnel may have a material adverse effect on our business, results of operations and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Securities Litigation—Significant fluctuations in the market price of our ordinary shares could result in securities class action claims against us.

        Significant price and value fluctuations have occurred with respect to the publicly traded securities of disk drive companies and technology companies generally. The price of our ordinary shares is likely to be volatile in the future. In the past, following periods of decline in the market price of a company's securities, class action lawsuits have often been pursued against that company. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our results of operations, financial condition and liquidity.

Global Credit and Financial Market Conditions—Deterioration in global credit and financial market conditions could negatively impact the value of our current portfolio of cash equivalents, short-term investments or auction rate securities and our ability to meet our financing objectives.

        Our cash and cash equivalents are maintained in highly liquid investments with remaining maturities of 90 days or less at the time of purchase. Our short-term investments consist primarily of readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. Our investment policy has as its principal objectives the preservation of principal and maintenance of liquidity. We mitigate default risk by investing in high-quality investment grade securities, limiting the time to maturity and by monitoring the counter-parties and underlying obligors closely.

        While as of the date of approval of these financial statements, we are not aware of any other material downgrades, losses, or other significant deterioration in the fair value of our cash equivalents or short-term investments or auction rate securities since 29 June 2012, no assurance can be given that further deterioration in conditions of the global credit and financial markets would not negatively impact our current portfolio of cash equivalents, short-term investments or auction rate securities or our ability to meet our financing objectives.

Environmental Regulations—Failure to comply with applicable environmental laws and regulations could have a material adverse effect on our business, results of operations and financial condition.

        The sale and manufacturing of products in certain states and countries may subject us to environmental and other regulations including, in some instances, the responsibility for environmentally safe disposal or recycling. For example, the EU has enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment directive, which prohibits the use of certain substances in electronic equipment, and the Waste Electrical and Electronic Equipment directive, which obligates parties that place electrical and electronic equipment onto the market in the EU to put a clearly identifiable mark on the equipment, register with and report to EU member countries regarding distribution of the equipment, and provide a mechanism to take-back and properly dispose of the equipment. Similar legislation may be enacted in other locations where we manufacture or sell our products. Although we do not anticipate any material adverse effects based on the nature of our operations and the focus of such legislation, we will need to ensure that we comply with these laws and regulations as they are enacted and that our suppliers also comply with these laws and regulations. If we fail to timely comply with the legislation, our customers may refuse to purchase our products, which would have a material adverse effect on our business, results of operations and financial condition. In addition, if we were found to be in violation of these laws or noncompliance with these initiatives or standards of conduct, we could be subject to governmental fines, liability to our customers and damage to our reputation, which would also have a material adverse effect on our business, results of operations and financial condition.

Seasonality—Because we experience seasonality in the sales of our products, our results of operations will generally be adversely impacted during the second half of our fiscal year.

        Sales of computer systems, storage subsystems and consumer electronics tend to be seasonal, and therefore we expect to continue to experience seasonality in our business as we respond to variations in our customers' demand for disk drives. In particular, we anticipate that sales of our products will continue to be lower during the second half of our fiscal year. In the client compute and client non-compute market applications of our business, this seasonality is partially attributable to the historical trend in our results derived from our customers' increased sales of desktop computers, notebook computers, and consumer electronics during the back-to-school and winter holiday season. In the enterprise market our sales are seasonal because of the capital budgeting and purchasing cycles of our end users. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate seasonally even if the forecasted demand for our products proves accurate. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, particularly in the client non-compute market, as well as macroeconomic conditions.

Volatile Public Markets—The price of our ordinary shares may be volatile and could decline significantly.

        The stock market, in general, and the market for technology stocks in particular, has recently experienced volatility that has often been unrelated to the operating performance of companies. If these market or industry-based fluctuations continue, the trading price of our ordinary shares could decline significantly independent of our actual operating performance, and you could lose all or a substantial part of your investment. The market price of our ordinary shares could fluctuate significantly in response to several factors, including among others:

  •
  general uncertainty in stock market conditions occasioned by global economic conditions, negative financial news and the continued instability of several large financial institutions;

  •
  actual or anticipated variations in our results of operations;

  •
  announcements of innovations, new products or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;

  •
  our failure to meet the performance estimates of investment research analysts;

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  the timing of announcements by us or our competitors of significant contracts or acquisitions;

  •
  general stock market conditions;

  •
  the occurrence of major catastrophic events;

  •
  changes in financial estimates by investment research analysts;

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  changes in the credit ratings of our indebtedness by rating agencies; and

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  the sale of our ordinary shares held by certain equity investors or members of management.

Political events, war, terrorism, natural disasters, public health issues and other circumstances could materially adversely affect our results of operations and financial condition.

        War, terrorism, geopolitical uncertainties, natural disasters, public health issues, and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fire, power shortages, terrorist attacks, other hostile acts, labor disputes, public health issues, and other events beyond our control. Such events could decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers, or to receive components from our suppliers, and create delays and inefficiencies in our supply chain. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and operating results could be materially adversely affected. Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations in freight services, governmental actions limiting the movement of products between regions, delays in production ramps of new products, and disruptions in our operations and some of our key customers. Recently, the hard disk drive component supply chain has been significantly disrupted as a result of severe flooding in Thailand, but our component and drive assembly factories in Thailand were not directly affected by the flood, and continue to be fully operational. The industry's ability to manufacture and ship drives has continued to recover through the end of the fiscal year and we believe total shipments in the industry were approximately 600 million units compared, to 658 million units during fiscal year 2011.

If we do not realize the expected benefits of our Strategic Alignment with Samsung, our business and financial condition may be materially impaired.

        We may not achieve the desired benefits from our strategic alignment with Samsung. If we cannot successfully integrate the business we acquired from Samsung into our operations, we may experience negative consequences to our business, financial condition or results of operations.

        Even if we are able to successfully integrate the business that we acquired from Samsung into our business, we may not be able to realize the cost savings, synergies and growth that we anticipate from this transaction in the timeframe we currently expect, and the costs of achieving these benefits may be higher than we currently expect, because of a number of risks, including but not limited to:

  •
  The possibility that the transaction may not further our business strategy as we expected;

  •
  Our operating results or financial condition may be adversely impacted by liabilities that we assume in the transaction; and

  •
  The risk of intellectual property disputes with respect to the acquired assets.

        In addition, the Chinese Ministry of Commerce conditioned its approval of the Samsung acquisition on our compliance with several on-going requirements, including: adopting measures to keep the Samsung HDD brand as a separate competitor to the Seagate HDD brand, expanding the Samsung HDD production capacity within six months of the decision, and investing at least $800 million per year for three years in R&D in our combined Samsung and Seagate HDD businesses. Compliance with these obligations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in extending the time under which we would be compelled to operate under these conditions.

        As a result of these risks, the transaction may not contribute to our earnings as we expected, we may not achieve expected cost synergies when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of this transaction.

Our ability to use our net operating loss and tax credit carryforwards might be limited.

        At 29 June 2012, the use of approximately $346 million and $90 million of our U.S. net operating loss and tax credit carryforwards, respectively, is subject to an aggregate annual limitation of $45 million pursuant to U.S. tax law. To the extent these net operating loss and tax credit carryforwards are available, we intend to use them to reduce the corporate income tax liability associated with our operations in the U.S. Section 382 of the U.S. Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss or tax credit carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in ownership. As a result, future changes in ownership, such as changes in ownership resulting from future repurchases of our ordinary shares, could put limitations on the availability of our net operating loss or tax credit carryforwards. If certain ownership changes occur in the foreseeable future, there may be an additional annual limitation on our ability to use our total U.S. federal and state net operating loss and credit carryforwards of $2.7 billion, $1.8 billion, and $363 million, respectively. If these ownership changes were to occur, we estimate a one-time charge for additional U.S. income tax expense of approximately $400 to $500 million may be recorded in the period such change occurs. This additional income tax expense results from a decrease in our net U.S. deferred tax assets recorded through a combination of the write off of deferred tax assets and associated changes to our valuation allowance. We also estimate that the ensuing additional annual limitation on our ability to use tax attribute carryovers may result in increased U.S. income tax expense associated with such change of approximately $50 to $75 million each year.

LIQUIDITY AND CAPITAL RESOURCES

        The following sections discuss the effects of changes in our balance sheet and cash flows, contractual obligations, and other commitments on our liquidity and capital resources.

  Cash and cash equivalents, short-term investments, and restricted cash and investments

	As of
(US Dollars in millions)	29 June 2012	1 July 2011	Change
Cash and cash equivalents	$1,707	$2,677	$(970)
Short-term investments	411	474	(63)
Restricted cash and investments	93	102	(9)

Total	$2,211	$3,253	$(1,042)

        Our cash and cash equivalents, short-term investments and restricted cash and investments decreased from 1 July 2011, primarily as a result of the repurchase of our ordinary shares, repayments of long term debt, payments made to acquire the Samsung HDD business, capital expenditures and dividends paid to our shareholders, which were offset by cash provided by operating activities and cash received from the issuance of ordinary shares under employee stock plans.

        The following table summarizes results of statement of cash flows for the periods indicated:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011
Net cash flow provided by (used in):
Operating activities	$3,262	$1,264
Investing activities	(1,114)	(981)
Financing activities	(3,118)	131

Net (decrease) increase in cash and cash equivalents	$(970)	$414

  Cash Provided by Operating Activities

        Cash provided by operating activities for fiscal year 2012 was approximately $3.3 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, stock-based compensation, and:

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  an increase of $824 million in accounts receivable, net, due to an increase in revenues;

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  an increase of $157 million in accounts payable due to higher direct material purchases related to an increase in volume, partially offset by a change in supplier payment terms; and

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  an increase of $145 million in accrued employee compensation reflecting an increase in variable performance-based compensation.

        Cash provided by operating activities for fiscal year 2011 was approximately $1.3 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, stock-based compensation, and:

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  an increase of $386 million in accounts payable due to higher direct material purchases related to an increase in volume;

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  an increase of $168 million related to an increase in vendor non-trade receivables; and

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  an increase of $115 million in inventories related to an increase in volume.

  Cash Used in Investing Activities

        In fiscal year 2012, we used $1.1 billion for net cash investing activities, which was primarily due to payments for property, equipment and leasehold improvements of approximately $636 million and net payments for the acquisition of Samsung's HDD business of $561 million.

        In fiscal year 2011, we used $981 million for net cash investing activities, which was primarily attributable to payments for property, equipment and leasehold improvements of approximately $843 million.

  Cash Provided by (Used in) Financing Activities

        Net cash used in financing activities of $3.1 billion for fiscal year 2012 was attributable to $2.4 billion paid to repurchase 101 million of our ordinary shares, $670 million in long term debt repayments and $372 million in dividends paid to our shareholders. This was partially offset by $344 million in proceeds from the exercise of stock options and employee stock purchases.

        Net cash provided by financing activities of $131 million for fiscal year 2011 was attributable to $1.3 billion in net proceeds from the issuance of long-term debt partially offset by $822 million to repurchase 56.9 million of our ordinary shares and $377 million for the repayment of our long-term debt.

  Dividends

        The Company reinstated its dividend policy during fiscal year 2011. From the closing of our initial public offering in December 2002 through fiscal year 2012, we have paid dividends, pursuant to our dividend policy then in effect, totaling approximately $1.4 billion in the aggregate.

  Liquidity Sources

        Our primary sources of liquidity as of 29 June 2012, consisted of: (1) approximately $2.1 billion in cash and cash equivalents, and short-term investments, (2) cash we expect to generate from operations and (3) a $350 million senior secured revolving credit facility. We also had $93 million in restricted cash and investments, of which $73 million was related to our employee deferred compensation liabilities under our non-qualified deferred compensation plan.

        On 18 January 2011, Seagate Technology public limited company ("Seagate Technology plc"), and its subsidiary Seagate HDD Cayman entered into a credit agreement which provides for a $350 million senior secured revolving credit facility. Seagate Technology plc and certain of its material subsidiaries fully and unconditionally guarantee, on a senior secured basis, the revolving credit facility. The revolving credit facility matures in January 2015. The revolving credit facility is available for cash borrowings and for the issuance of letters of credit up to a sub-limit of $75 million. As of 29 June 2012, no borrowings have been drawn under the revolving credit facility, and $2 million had been utilized for letters of credit. The line of credit is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.

        The credit agreement that governs our revolving credit facility contains certain covenants that we must satisfy in order to remain in compliance with the credit agreement, including three financial covenants: (1) minimum amount of cash, cash equivalents and marketable securities; (2) a fixed charge coverage ratio; and (3) a net leverage ratio. As of 29 June 2012, we are in compliance with all covenants, including the financial ratios that we are required to maintain.

        We believe that our sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months.

  Cash Requirements and Commitments

        Our liquidity requirements are primarily to meet our working capital, research and development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our dividend. Our ability to fund these requirements will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control.

        On 25 July 2012, our Board of Directors approved a cash dividend of $0.32 per share, which will be payable on 29 August 2012 to shareholders of record as of the close of business on 10 August 2012.

        As of 29 June 2012, we were in compliance with all of the covenants under our debt agreements. Based on our current outlook, we expect to be in compliance with the covenants of our debt agreements over the next 12 months.

        The carrying value of our long-term debt as of 29 June 2012 and 1 July 2011 was $2.9 billion and $3.5 billion, respectively. The table below presents the principal amounts of our outstanding long-term debt in order of maturity:

	As of
(US Dollars in millions)	29 June 2012	1 July 2011	Change
6.375% Senior Notes due October 2011	$—	$559	$(559)
10.0% Senior Secured Second-Priority Notes due May 2014	319	416	(97)
6.8% Senior Notes due October 2016	600	600	—
7.75% Senior Notes due December 2018	750	750	—
6.875% Senior Notes due May 2020	600	600	—
7.00% Senior Notes due November 2021	600	600	—

Total	$2,869	$3,525	$(656)

Contractual Obligations and Commitments

        Our contractual cash obligations and commitments as of 29 June 2012, have been summarized in the table below:

		Fiscal Year(s)
(US Dollars in millions)	Total	2013	2014- 2015	2016- 2017	Thereafter
Contractual Cash Obligations:
Long-term debt	$2,869	$—	$319	$600	$1,950
Interest payments on debt	1,368	214	417	322	415
Capital expenditures	236	192	44	—	—
Operating leases(1)	177	38	43	17	79
Purchase obligations(2)	972	972	—	—	—

Subtotal	5,622	1,416	823	939	2,444
Commitments:
Letters of credit or bank guarantees	30	27	3	—	—

Total	$5,652	$1,443	$826	$939	$2,444

(1)
Includes total future minimum rent expense under non-cancelable leases for both occupied and vacated facilities (rent expense is shown net of sublease income).

(2)
Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms.

        As of 29 June 2012, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $82 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.

Off-Balance Sheet Arrangements

        As at 29 June 2012, we did not have any material off-balance sheet arrangements.

Financial Risk Management

        We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, equity and bond markets. A portion of these risks are hedged, but fluctuations could impact our results of operations, financial position and cash flows. Additionally, we have exposure to downgrades in the credit ratings of our counterparties as well as exposure related to our credit rating changes.

        Interest Rate Risk.    Our exposure to market risk for changes in interest rates relates primarily to our investment portfolio. At 29 June 2012, with the exception of our auction rate securities, we had no marketable securities that had been in a continuous unrealized loss position for a period greater than 12 months and determined that no investments were other-than-temporarily impaired. We currently do not use derivative financial instruments in our investment portfolio.

        We have fixed rate debt obligations. We enter into debt obligations for general corporate purposes including capital expenditures and working capital needs. We currently do not use interest rate derivatives to hedge interest rate exposure on our outstanding debt.

        Foreign Currency Exchange Risk.    We may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes. During fiscal years 2012 and 2011, we did not enter into any hedges of net investments in foreign operations.

        We also hedge a portion of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The changes in fair value of these hedges are recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. These foreign currency forward exchange contracts are not designated as hedging instruments under ASC 815, Derivatives and Hedging. All these forward contracts mature within 12 months.

        We evaluate hedging effectiveness prospectively and retrospectively and record any ineffective portion of the hedging instruments in Costs of revenue on the Consolidated Profit and Loss Account. We did not have any material net gains (losses) recognized in Costs of revenue for cash flow hedges due to hedge ineffectiveness or discontinued cash flow hedges during fiscal years 2012 and 2011.

        Other Market Risks.    We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty, and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institutions. Additionally, the investment portfolio is diversified and structured to minimize credit risk. As of 29 June 2012, we had counterparty credit exposure of $1 million comprised of the mark-to-market valuation related to our foreign currency forward exchange contracts in a gain position. Changes in our corporate issuer credit ratings have minimal impact on our financial results, but downgrades may negatively impact our future transaction costs and our ability to execute transactions with various counterparties.

        We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our Seagate Deferred Compensation Plan (the "SDCP"). We currently manage our exposure to equity market risks associated with the SDCP liabilities by investing directly in mutual funds that mirror the employees' investment options.

        As of 29 June 2012 we continued to hold auction rate securities with a par value of approximately $17 million, all of which are collateralized by student loans guaranteed by the Federal Family Education Loan Program. Beginning in the March 2008 quarter, these securities have continuously failed to settle at auction. As of 29 June 2012, the estimated fair value of these auction rate securities was $15 million. We believe that the impairments totaling $2 million are temporary as we do not intend to sell these securities and have concluded it is not more likely than not that we will be required to sell the securities before the recovery of the amortized cost basis. As such, the impairment was recorded in Other comprehensive income (loss) and these securities were classified as long-term investments.

LIKELY FUTURE DEVELOPMENT

        We are committed to developing new component technologies, products and alternative storage technologies. Our research and development focus is designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media, market-specific product technology and technology focused towards new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies to our product development teams as well as allowing us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace. During fiscal years 2012 and 2011, we had product development expenses of approximately $1,006 million and $875 million, respectively, which represented 7% and 8% of our consolidated revenue, respectively.

DIRECTORS

        The directors are as listed on page B-1.

DIRECTORS' AND SECRETARY'S INTERESTS IN SHARES

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at 1 July 2011 were as follows:

	Interests held as at 1 July 2011(1)
	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

Stephen J. Luczo(2)	5,556,823	2,029,484	1,802,084	—	3,750
Frank J. Biondi, Jr.	7,500	144,999	10,001	16,698	7,500
Michael R. Cannon	6,885	—	—	10,340	—
Lydia M. Marshall	11,750	184,999	10,001	16,698	7,500
C.S. Park	9,350	48,699	10,001	16,698	7,500
Gregorio Reyes	11,040	144,999	10,001	16,698	7,500
Edward J. Zander	8,750	35,103	29,897	16,698	11,250
Kenneth M. Massaroni(3)	5,222	266,404	213,596	10,200	6,250

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)
Excludes 227,780 unvested share awards that contain certain performance and market conditions.

(3)
Excludes 12,600 unvested share awards that contain certain performance and market conditions.

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at upon appointment as at 1 December 2011 were as follows:

	Interests held as at 1 December 2011(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

Kristen M. Onken	—	—	—	14,124	—

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at upon appointment as at 26 April 2012 were as follows:

	Interests held as at 26 April 2012(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

William Coleman	7,753	—	—	4,051	—
Jay L. Geldmacher	—	—	—	4,051	—
Seh-Woong Jeong	—	—	—	—	—

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

        Details of directors' and secretary's interests in the ordinary shares of Seagate Technology plc as at 29 June 2012 were as follows:

	Interests held as at 29 June 2012(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

Stephen J. Luczo(2)	3,154,692	876,718	743,283	—	1,250
Frank J. Biondi, Jr.	21,948	150,832	4,168	15,718	3,750
Michael R. Cannon	17,225	—	—	15,718	—
William Coleman	7,753	—	—	4,051	—
Jay L. Geldmacher	—	—	—	4,051	—
Seh-Woong Jeong	—	—	—	—	—
Lydia M. Marshall	24,698	50,832	4,168	15,718	3,750
Kristen M. Onken	—	—	—	14,124	—
C.S. Park	24,198	54,532	4,168	15,718	3,750
Gregorio Reyes	31,488	59,832	4,168	15,718	3,750
Edward J. Zander	30,448	51,353	13,647	15,718	6,250
Kenneth M. Massaroni(3)	9,654	237,498	107,502	7,650	3,125

(1)
All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology plc.

(2)
Excludes 690,980 unvested share awards that contain certain performance and market conditions.

(3)
Excludes 137,300 unvested share awards that contain certain performance and market conditions.

        The directors and the company secretary had no interests in any other group company as required to be disclosed in accordance with Section 53 of the Companies Act, 1990.

IMPORTANT EVENTS SINCE THE PERIOD END

        On 3 August 2012, the Company acquired 64.5% of LaCie S.A., a manufacturer of consumer storage products. The Company paid approximately $117 million in cash for the acquisition. The purchase agreement includes a contingent price supplement of 3% in the event that 95% of the shares and voting rights of LaCie S.A. acquired by the Company within 6 months following closing.

POLITICAL DONATIONS

        During the year ended 29 June 2012, the Company made no political donations.

BRANCHES OUTSIDE THE STATE

        The Company has established branches, within the meaning of EU Council Directive 89/666/EEC (implemented in Ireland by the European Communities (Branch Disclosures) Regulations 1993), in the Netherlands, Singapore and Northern Ireland.

BOOKS AND RECORDS

        The directors are responsible for ensuring that proper books and accounting records, as outlined in Section 202 of the Companies Act 1990, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Section 202 of the Companies Act 1990 are complied with.

        The books and accounting records are maintained at the Company's principal accounting offices at 10200 South De Anza Boulevard, Cupertino, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the books of account are kept in order to disclose the Company's financial position and are returned to the Company's registered office at intervals not exceeding six months to enable the preparation with reasonable accuracy of its balance sheet, profit and loss account, and notes to the financial statements in accordance with the Companies Acts.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

        Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Parent Company and of the Group and of the profit or loss of the Group for that period.

        In preparing the financial statements of the Group, the Directors are required to:

  •
  select suitable accounting policies and then apply them consistently;

  •
  make judgments and estimates that are reasonable and prudent;

  •
  comply with applicable US generally accepted accounting principles to the extent that the use of US generally accepted accounting principles does not contravene any provision of the Companies Acts or of any regulations made there under, subject to any material departures disclosed and explained in the financial statements; and

  •
  prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

        The considerations set out above for the Group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages B-105 to B-110), in respect of which the applicable accounting standards are those which are generally accepted in the Republic of Ireland.

        The Directors have elected to prepare the Parent Company's financial statements in accordance with generally accepted accounting practice in Ireland (Irish GAAP) comprising the financial reporting standards issued by the Accounting Standards Board and promulgated by the Institute of Chartered Accountants in Ireland, together with the Companies Acts, 1963 to 2012.

        The Directors are responsible for keeping proper books of account which disclose with reasonable accuracy at any time the financial position of the Parent Company and which enable them to ensure that the financial statements of the Group are prepared in accordance with applicable US generally accepted accounting principles and comply with the provisions of the Companies Acts, 1963 to 2012. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

        The auditors, Ernst & Young, Chartered Accountants, will continue in office in accordance with Section 160(2) of the Companies Act, 1963.

        Approved by the Board of Directors on 29 August 2012 and signed on its behalf by:

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY PLC

We have audited the group and parent company financial statements (the "financial statements") of Seagate Technology plc for the year ended 29 June 2012 which comprise the Consolidated Profit and Loss Account, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Balance Sheet and the related notes 1 to 21 in respect of the group financial statements and notes 1 to 11 in respect of the parent company financial statements. These financial statements have been prepared under the accounting policies set out therein.

        This report is made solely to the company's members, as a body, in accordance with section 193 of the Companies Act, 1990. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

        The directors are responsible for the preparation of the group financial statements in accordance with applicable Irish law and U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 1(1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulation made there under, and for the preparation of the parent company financial statements in accordance with applicable Irish law and Accounting Standards issued by the Accounting Standards Board and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland) as set out in the Statement of Directors' Responsibilities.

        Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

        We report to you our opinion as to whether the group financial statements give a true and fair view in accordance with U.S. GAAP to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulation made there under, and have been properly prepared in accordance with the requirements of the Companies Acts, 1963 to 2012. We report to you our opinion as to whether the parent company financial statements give a true and fair view in accordance with Generally Accepted Accounting Practice in Ireland, and have been properly prepared in accordance with the requirements of the Companies Acts, 1963 to 2012. We also report to you our opinion as to: whether proper books of account have been kept by the company; whether, at the balance sheet date, there exists a financial situation which may require the convening of an extraordinary general meeting of the company; and whether the information given in the Directors' Report is consistent with the financial statements. In addition, we state whether we have obtained all the information and explanations necessary for the purposes of our audit and whether the parent company balance sheet is in agreement with the books of account.

        We also report to you if, in our opinion, any information specified by law regarding directors' remuneration and other transactions is not disclosed and, where practicable, include such information in our report.

        We read the Directors' Report and consider the implications for our report if we become aware of any apparent misstatements within it.

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY PLC (Continued)

Basis of audit opinion

        We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group's and company's circumstances, consistently applied and adequately disclosed.

        We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

        In our opinion the group financial statements give a true and fair view, in accordance with U.S. GAAP to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulation made there under, of the state of affairs of the group as at 29 June 2012 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Acts, 1963 to 2012; and the parent company balance sheet gives a true and fair view, in accordance with Generally Accepted Accounting Practice in Ireland, of the state of affairs of the company as at 29 June 2012 and have been properly prepared in accordance with the Companies Acts, 1963 to 2012.

        We have obtained all the information and explanations we consider necessary for the purposes of our audit. In our opinion proper books of account have been kept by the company. The parent company balance sheet is in agreement with the books of account.

        In our opinion the information given in the Directors' Report is consistent with the financial statements.

        In our opinion, the parent company balance sheet does not disclose a financial situation which under Section 40(1) of the Companies (Amendment) Act, 1983 would require the convening of an extraordinary general meeting of the Company.

/s/ BREFFNI MAGUIRE

Breffni Maguire
For and on behalf of Ernst & Young
Dublin

29 August 2012

SEAGATE TECHNOLOGY PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions)	Note	29 June 2012	1 July 2011
Revenue		$14,939	$10,971
Cost of revenue		10,255	8,825

Gross profit		4,684	2,146
Product development		1,006	875
Marketing and administrative		528	445
Amortization of intangibles	4	38	2
Restructuring and other, net	5	4	18

		1,576	1,340

Operating earnings		3,108	806
Interest income		8	7
Interest expense		(241)	(214)
Other income and charges, net		7	(20)

Income before taxes		2,882	579
Income tax expense	7	20	68

Net income		$2,862	$511

        Approved by the Board of Directors on 29 August 2012 and signed on its behalf by:

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

SEAGATE TECHNOLOGY PLC

CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	29 June 2012	1 July 2011
ASSETS
Fixed assets:
Goodwill	4	$463	$31
Intangible assets	4	506	1
Tangible assets	2	2,284	2,245
Financial assets	9	55	43

		3,308	2,320
Current assets:
Inventories	2	909	872
Trade debtors	2	2,319	1,495
Other debtors—amounts falling due within one year	2	871	805
Investments	2	411	474
Restricted cash and investments	2	93	102
Cash and cash equivalents	2	1,707	2,677

		6,310	6,425
Other debtors—amounts falling due after one year	2	488	480

Total Assets		$10,106	$9,225

LIABILITIES
Capital and reserves:
Share capital	10	$—	$—
Share premium	10	4,966	3,934
Other reserves	10	(25)	40
Profit and loss account	10	(1,444)	(1,511)

		3,497	2,463
Provisions for liabilities:
Taxation	7	112	92
Other provisions	2	388	387

		500	479
Creditors—amounts falling due within one year:
Debt	9	—	560
Trade creditors		2,286	2,063
Other creditors	2	848	622

		3,134	3,245
Creditors—amounts falling due after one year:
Debt	9	2,863	2,952
Other creditors		112	86

Total Liabilities		$10,106	$9,225

        Approved by the Board of Directors on 29 August 2012 and signed on its behalf by:

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

SEAGATE TECHNOLOGY PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011
OPERATING ACTIVITIES
Net income	$2,862	$511
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	814	754
Share-based compensation	51	51
Loss on redemption of debt	17	26
Gain on sale of tangible assets	(25)	(23)
Impairment of other long-lived assets, net of recoveries	—	—
Deferred income taxes	(28)	46
Other non-cash operating activities, net	(5)	15
Changes in operating assets and liabilities:
Trade debtors	(824)	(95)
Inventories	99	(115)
Trade creditors	157	386
Accrued employee compensation	145	(64)
Accrued expenses, income taxes and warranty	54	(28)
Other assets and liabilities	(55)	(200)

Net cash provided by operating activities	3,262	1,264

INVESTING ACTIVITIES
Acquisition of tangible assets	(636)	(843)
Proceeds from the sale of tangible assets	20	77
Purchases of short-term investments	(454)	(487)
Sales of short-term investments	397	159
Maturities of short-term investments	119	101
Cash used in acquisition of Samsung HDD assets and liabilities	(561)	—
Change in restricted cash and investments	7	14
Other investing activities, net	(6)	(2)

Net cash used in investing activities	(1,114)	(981)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,324
Repayments of long-term debt and capital lease obligations	(670)	(377)
Change in restricted cash and investments	—	2
Proceeds from issuance of ordinary shares under employee stock plans	344	83
Dividends to shareholders	(372)	(74)
Repurchases of ordinary shares	(2,426)	(822)
Other financing activities, net	6	(5)

Net cash provided by (used in) financing activities	(3,118)	131

(Decrease) Increase in cash and cash equivalents	(970)	414
Cash and cash equivalents at the beginning of the year	2,677	2,263

Cash and cash equivalents at the end of the year	$1,707	$2,677

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$221	$193
Cash paid for income taxes, net of refunds	8	18

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation and Summary of Significant Accounting Policies

  Organization

        Seagate Technology plc was incorporated in Ireland, as a public limited company, on 22 January 2010 in order to assist the change of the Company's jurisdiction of incorporation from the Cayman Islands to Ireland (the "Scheme of Arrangement"). On 27 January 2010, the Board of Directors of Seagate-Cayman approved the Scheme of Arrangement. At a special court-ordered meeting of shareholders on 14 April 2010, Seagate-Cayman shareholders voted in favor of a reorganization proposal pursuant to which all Seagate-Cayman common shares would be cancelled and all holders of such shares would receive ordinary shares of Seagate Technology plc, a newly formed Irish public limited company, on a one-to-one basis. On 14 May 2010, the Scheme of Arrangement was sanctioned at a Cayman Court hearing.

        The Scheme of Arrangement became effective at 1:30 p.m., Pacific Time, on 3 July 2010.

        Subsequent to the Scheme of Arrangement, shares of Seagate Technology plc began trading on the NASDAQ Global Select Market under the symbol "STX" on 6 July 2010.

        This transaction was accounted for in these consolidated financial statements as a merger between entities under common control; accordingly, the historical consolidated financial statements of Seagate Technology for periods prior to this transaction are considered to be the historical consolidated financial statements of Seagate Technology plc. No changes in consolidated assets or liabilities resulted from this transaction, other than Seagate Technology plc has provided a guarantee of amounts due under certain borrowing arrangements as described in Note 6. See Note 10 for a discussion of the capital structure of Seagate Technology plc.

  Accounting convention and basis of preparation of financial statements

        The directors have elected to prepare the consolidated financial statements of Seagate Technology plc (the "Company") in accordance with Section 1 of the Companies (Miscellaneous Provisions) Act, 2012, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP), as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act, 2012, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulations made thereunder.

        These financial statements therefore were prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Republic of Ireland's Companies Acts, 1963 to 2012 (Companies Acts) in addition to those disclosures required under U.S. GAAP.

        In addition, in these financial statements, terminology typically utilized in a set of US GAAP financial statements has been retained for the benefit of those users of these financial statements who also access our 10-K US GAAP financial statements, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income having the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Basis of presentation and consolidation

        The consolidated financial statements include the accounts of the Company and all its wholly-owned subsidiaries, after elimination of intercompany transactions and balances. The consolidated financial statements reflect, in the opinion of management, all material adjustments necessary to present fairly the consolidated financial position, results of operations, cash flows and shareholders' equity for the periods presented.

        The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30. Accordingly, fiscal years 2012 and 2011 were comprised of 52 weeks and ended on 29 June 2012 and 1 July 2011, respectively. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted.

        In these Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms "we," "us," "Seagate," the "Company" and "our" refer to the Seagate Group. In these Notes to the Consolidated Financial Statements, references to Other comprehensive income (loss) (OCI) refer to a component of Other Reserves.

  Summary of Significant Accounting Policies

        Cash, Cash Equivalents and Short-Term Investments.    The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company's short-term investments are primarily comprised of readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. With the exception of restricted cash and investments, held for its non-qualified deferred compensation plan, which are classified as trading securities, the Company has classified its entire investment portfolio as available-for-sale and it is stated at fair value with unrealized gains and losses included in Accumulated other comprehensive income (loss), which is a component of Other reserves. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest income. Realized gains and losses are included in Other income and charges, net. The cost of securities sold is based on the specific identification method.

        Restricted Cash and Investments.    Restricted cash and investments represents cash and cash equivalents and investments that are restricted as to withdrawal or use for other than current operations.

        Allowances for Doubtful Accounts.    The Company maintains an allowance for uncollectible trade debtors based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions and an analysis of specific exposures. The provision for doubtful accounts is recorded as a charge to Marketing and administrative expenses.

        Inventory.    Inventories are valued at the lower of cost (which approximates actual cost using the first-in, first-out method) or market. Market value is based upon an estimated average selling price reduced by estimated cost of completion and disposal.

        Tangible assets.    Tangible assets are stated at cost. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets is expensed as incurred.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Accounting for Goodwill and Other Long-lived Assets.    Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. Consistent with US GAAP, Seagate considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification (ASC) Topic 350 (ASC 350), Intangibles—Goodwill and Other. Effective first quarter of fiscal year 2012, the Company has early adopted ASU No. 2011-08, Intangibles—Goodwill and Other (ASC Topic 350)—Testing Goodwill for Impairment. The Company performs a qualitative assessment at the end of each reporting period to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill.

        The Company tests other long-lived assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

        The Company also tests other intangible assets not subject to amortization annually or more frequently if events or changes in circumstance indicate that the asset might be impaired. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

        Derivative Financial Instruments.    The Company applies the requirements of ASC Topic 815 (ASC 815), Derivatives and Hedging. ASC 815 requires that all derivatives be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships (see Note 8).

        Establishment of Warranty Accruals.    The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company's warranty provision considers estimated product failure rates and trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell certain repaired disk drives. Should actual experience in any future period differ significantly from its estimates, the Company's future results of operations could be materially affected.

        Revenue Recognition, Sales Returns and Allowances, and Sales Incentive Programs.    The Company's revenue recognition policy complies with ASC Topic 605 (ASC 605), Revenue Recognition. Revenue from sales of products, including sales to distribution customers, is generally recognized when title and risk of loss has passed to the buyer, which typically occurs upon shipment from the Company or third party warehouse facilities, persuasive evidence of an arrangement exists, including a fixed or determinable price to the buyer, and when collectability is reasonably assured. Revenue from sales of products to direct retail customers and to customers in certain indirect retail channels is recognized on a sell-through basis.

        The Company records estimated product returns at the time of shipment. The Company also estimates reductions to revenue for sales incentive programs, such as price protection, and volume incentives, and records such reductions when revenue is recorded. The Company establishes certain

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

distributor and OEM sales programs aimed at increasing customer demand. For the distribution channel, these programs typically involve rebates related to a distributor's level of sales, order size, advertising or point of sale activity and price protection adjustments. For OEM sales, rebates are typically based on an OEM customer's volume of purchases from Seagate or other agreed upon rebate programs. The Company provides for these obligations at the time that revenue is recorded based on estimated requirements. Marketing development programs are either recorded as a reduction to revenue or as an addition to marketing expense depending on the contractual nature of the program.

        Product Development Costs.    Product development costs, which includes both research and development costs, are recognized as expense.

        Distribution Costs.    The Company includes distribution costs, which includes shipping and handling, in Cost of revenue for all periods presented. These costs amounted to $240 million and $252 million in fiscal years 2012 and 2011.

        Restructuring Costs.    The Company records restructuring activities including costs for one-time termination benefits in accordance with ASC Topic 420 (ASC 420), Exit or Disposal Cost Obligations. The timing of recognition for severance costs accounted for under ASC 420 depends on whether employees are required to render service until they are terminated in order to receive the termination benefits. If employees are required to render service until they are terminated in order to receive the termination benefits, a liability is recognized ratably over the future service period. Otherwise, a liability is recognized when management has committed to a restructuring plan and has communicated those actions to employees. Employee termination benefits covered by existing benefit arrangements are recorded in accordance with ASC Topic 712, Non-retirement Postemployment Benefits. These costs are recognized when management has committed to a restructuring plan and the severance costs are probable and estimable.

        Advertising Expense.    The cost of advertising is expensed as incurred. Advertising costs were approximately $39 million and $21 million in fiscal years 2012 and 2011, respectively.

        Stock-Based Compensation.    The Company accounts for stock-based compensation under the provisions of ASC Topic 718 (ASC 718), Compensation—Stock Compensation. The Company has elected to apply the with-and-without method to assess the realization of excess tax benefits.

        Accounting for Income Taxes.    The Company accounts for income taxes pursuant to ASC Topic 740 (ASC 740), Incomes Taxes. In applying ASC 740, the Company makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, recognition of income and deductions and calculation of specific tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes, as well as tax liabilities associated with uncertain tax positions. The calculation of tax liabilities involves uncertainties in the application of complex tax rules and the potential for future adjustment of the Company's uncertain tax positions by the Internal Revenue Service or other tax jurisdictions. If estimates of these tax liabilities are greater or less than actual results, an additional tax benefit or provision will result. The deferred tax assets the Company records each period depend primarily on the Company's ability to generate future taxable income in the United States and certain non-U.S. jurisdictions. Each period, the Company evaluates the need for a valuation allowance for its deferred tax assets and, if necessary, adjusts the valuation allowance so that net deferred tax assets are recorded only to the extent the Company concludes it is more likely than not that these deferred tax assets will be realized. If the Company's outlook for future taxable income changes significantly, the Company's assessment of the need for a valuation allowance may also change.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Foreign Currency Remeasurement and Translation.    The U.S. dollar is the functional currency for substantially all of the Company's foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into U.S. dollars at the balance sheet date. The gains and losses from the remeasurement of foreign currency denominated balances into U.S. dollars are included in Other income and charges, net of the Company's Consolidated Profit and Loss Account.

Concentrations

        Concentration of Credit Risk.    The Company's customer base for disk drive products is concentrated with a small number of OEMs and distributors. The Company does not generally require collateral or other security to support trade debtors. To reduce credit risk, the Company performs ongoing credit evaluations on its customers' financial condition. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Hewlett-Packard Company and Dell Inc. each accounted for more than 10 percent of the Company's trade debtors as of 29 June 2012.

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and foreign currency forward exchange contracts. The Company further mitigates concentrations of credit risk in its investments through diversification, by limiting its investments in the debt securities of a single issuer, and investing in highly rated securities.

        In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.

        Supplier Concentration.    Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from a sole supplier or a limited number of suppliers. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company has made prepayments to certain suppliers. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

Recent Accounting Pronouncements

        In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (ASC Topic 210)—Disclosures about Offsetting Assets and Liabilities. The ASU requires enhanced disclosures on offsetting, including disclosing gross and net information about instruments and transactions eligible for offset and instruments and transactions subject to an agreement similar to a master netting arrangement. The ASU is effective for the Company's first quarter of fiscal year 2014 and requires the enhanced disclosures for all comparative periods presented. Other than requiring additional disclosures, the adoption of this new guidance will not have a material impact on the Company's consolidated financial statements.

        In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2011-05, Comprehensive Income (ASC Topic 220)—Presentation of Comprehensive Income. The ASU requires companies to report comprehensive income, including items of other comprehensive income, for all periods presented in a single continuous financial statement in the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Consolidated Profit and Loss Account or split between the Consolidated Profit and Loss Account and a separate Consolidated Statement of Other Comprehensive Income. The ASU is effective for the Company's first quarter of fiscal year 2013. Other than requiring additional disclosures, the adoption of this new guidance will not have a material impact on the Company's consolidated financial statements.

        In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (ASC Topic 820)—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The ASU requires additional disclosures about the sensitivity to changes in unobservable inputs for Level 3 measurements. In addition, for items that are not measured at fair value on the balance sheet but for which the disclosure of fair values in the footnotes is required, the ASU requires disclosures of the categorization by level within the fair value hierarchy. The ASU is effective for the Company's first quarter of fiscal year 2013. Other than requiring additional disclosures, the adoption of this new guidance will not have a material impact on the Company's consolidated financial statements.

2.     Balance Sheet Information

  Investments

        The Company's available-for-sale securities include investments in auction rate securities. Beginning in fiscal year 2008, the Company's auction rate securities failed to settle at auction and have continued to fail through 29 June 2012. Since the Company continues to earn interest on its auction rate securities at the maximum contractual rate, there have been no payment defaults with respect to such securities, and they are all collateralized, the Company expects to recover the entire amortized cost basis of these auction rate securities. The Company does not intend to sell these securities and has concluded it is not more likely than not that the Company will be required to sell the securities before the recovery of their amortized cost basis. As such, the Company believes the impairments totaling $2 million are not other-than-temporary and therefore have been recorded in Accumulated other comprehensive income (loss). Given the uncertainty as to when the liquidity issues associated with these securities will improve, these securities were classified as long-term investments in the Company's Consolidated Balance Sheet.

        As of 29 June 2012, the Company's Restricted cash and investments consisted of $73 million in cash equivalents and investments held in trust for payment of its non-qualified deferred compensation plan liabilities and $20 million in cash and investments held as collateral at banks for various performance obligations. As of 1 July 2011, the Company's restricted cash and investments consisted of $84 million in cash and investments held in trust for payment of its non-qualified deferred compensation plan liabilities and $18 million in cash and investments held as collateral at banks for various performance obligations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table summarizes, by major type, the fair value and amortized cost of the Company's investments as of 29 June 2012:

(US dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Money market funds	$1,158	$—	$1,158
Commercial paper	393	—	393
Corporate bonds	208	1	209
U.S. treasuries and agency bonds	98	1	99
Certificates of deposit	6	—	6
Auction rate securities	17	(2)	15
Other debt securities	99	(1)	98

	1,979	(1)	1,978
Trading securities	73	—	73

Total	$2,052	$(1)	$2,051

Included in Cash and cash equivalents			$1,532	(1)
Included in Short-term investments			411
Included in Restricted cash and investments			93
Included in Financial Assets			15

Total			$2,051

(1)
Amount does not include $175 million of cash held in banks.

(2)
Represents the Company's investments that are listed.

        There were $20 million of available-for-sale securities included in total Restricted cash and investments of $93 million as of 29 June 2012.

        As of 29 June 2012, with the exception of the Company's auction rate securities, the Company had no available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 29 June 2012.

        The fair value of the Company's investments classified as available-for-sale at 29 June 2012 by remaining contractual maturity was as follows:

(US dollars in millions)	Amortized Cost	Fair Value
Due in less than 1 year	$1,615	$1,615
Due in 1 to 5 years	347	348
Thereafter	17	15

Total	$1,979	$1,978

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table summarizes, by major type, the fair value and amortized cost of the Company's investments as of 1 July 2011:

(US dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(2)
Available-for-sale securities:
Commercial paper	$1,729	$—	$1,729
Money market funds	815	—	815
U.S. treasuries and agency bonds	190	—	190
Certificates of deposit	136	—	136
Corporate bonds	116	—	116
Auction rate securities	18	(2)	16
Other debt securities	96	—	96

	3,100	(2)	3,098
Trading securities	80	4	84

Total	$3,180	$2	$3,182

Included in Cash and cash equivalents			$2,590	(1)
Included in Short-term investments			474
Included in Restricted cash and investments			102
Included in Financial Assets			16

Total			$3,182

(1)
Amount does not include $87 million of cash held in banks.

(2)
Represents the Company's investments that are listed.

        As of 1 July 2011, with the exception of the Company's auction rate securities, the Company had no available-for-sale securities that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no available-for-sale securities were other-than-temporarily impaired as of 1 July 2011.

  Trade debtors

(US dollars in millions)	29 June 2012	1 July 2011
Trade debtors	$2,329	$1,505
Allowance for doubtful accounts	(10)	(10)

	$2,319	$1,495

        Activity in the allowance for doubtful accounts is as follows:

(US dollars in millions)	Balance at Beginning of Period	Charges to Profit and Loss	Deductions(1)	Balance at End of Period
Fiscal year ended 1 July 2011	$10	$1	$(1)	$10
Fiscal year ended 29 June 2012	$10	$3	$(3)	$10

(1)
Uncollectible accounts written off, net of recoveries.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Inventories

(US dollars in millions)	29 June 2012	1 July 2011
Raw materials and components	$265	$286
Work-in-process	245	201
Finished goods	399	385

	$909	$872

  Other Debtors—amounts falling due within one year

(US dollars in millions)	29 June 2012	1 July 2011
Vendor non-trade debtors	$601	$519
Deferred income taxes	104	99
Other	166	187

	$871	$805

        Other debtors include non-trade debtors from certain manufacturing vendors resulting from the sale of components to these vendors who manufacture completed sub-assemblies or finished goods for the Company. The Company does not reflect the sale of these components in Revenue and does not recognize any profits on these sales. The costs of the completed sub-assemblies are included in inventory upon purchase from the vendors.

  Other Debtors—amounts falling due after one year

(US dollars in millions)	29 June 2012	1 July 2011
Deferred income taxes	$396	$374
Other	92	106

	$488	$480

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Tangible Assets

(US dollars in millions)	Land	Equipment	Buildings and Leasehold Improvements	Construction in Progress	Total
Useful lives (years)		3 - 5	Up to 48
Cost:
At 1 July 2011	$29	$5,988	$1,203	$163	$7,383
Additions	—	310	10	462	782
Disposals	(1)	(133)	(20)	—	(154)
Reclassifications	—	(3)	9	2	8
CIP Reclassifications	—	329	30	(359)	—
Impairments	—	—	—	—	—

At 29 June 2012	$28	$6,491	$1,232	$268	$8,019

Accumulated Depreciation:
At 1 July 2011	$—	$(4,632)	$(509)	$3	$(5,138)
Additions	(5)	(648)	(94)	—	(747)
Disposals	—	133	17	—	150
Reclassifications	—	4	(1)	(3)	—
Impairments	—	—	—	—	—

At 29 June 2012	$(5)	$(5,143)	$(587)	$—	$(5,735)

Net Book Value:
At 1 July 2011	$29	$1,356	$694	$166	$2,245

At 29 June 2012	$23	$1,348	$645	$268	$2,284

        Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2012 and 2011, the Company capitalized interest of $4 million and $5 million, respectively.

  Other Provisions

(US dollars in millions)	Note	29 June 2012	1 July 2011
Accrued warranty	16	$363	$348
Accrued restructuring	5	25	39

		$388	$387

  Other Creditors—amounts due within one year

(US dollars in millions)	29 June 2012	1 July 2011
Accrued expenses	$504	$423
Accrued employee compensation	344	199

	$848	$622

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     Acquisitions

        On 19 December 2011, the Company completed the acquisition of Samsung Electronics Co., Ltd's ("Samsung") hard disk drive ("HDD") business pursuant to an Asset Purchase Agreement ("APA") by which the Company acquired certain assets and liabilities of Samsung relating to the research and development, manufacture and sale of hard-disk drives. The transaction and related agreements are expected to improve the Company's position as a supplier of 2.5-inch products; position the Company to better address rapidly evolving opportunities in markets including, but not limited to, mobile computing, cloud computing and solid state storage; expand the Company's customer access in China and Southeast Asia; and accelerate time to market for new products.

        The acquisition-date fair value of the consideration transferred totaled $1,140 million, which consisted of $571 million of cash, $10 million of which was paid as a deposit upon signing the APA in the fourth quarter of fiscal year 2011, and 45.2 million ordinary shares with a fair value of $569 million. The fair value of the ordinary shares issued was determined based on the closing market price of the Company's ordinary shares on the acquisition date, less a 16.5% discount for lack of marketability as the shares issued are subject to a restriction that limits their trade or transfer for approximately a one year period.

        The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the acquisition date (US dollars in millions):

Inventories	$141
Equipment	76
Intangible assets	580
Other assets	28

Total identifiable assets acquired	825

Warranty liability	(72)
Other liabilities	(45)

Total liabilities assumed	(117)

Net identifiable assets acquired	708
Goodwill	432

Net assets acquired	$1,140

        The following table shows the fair value of the separately identifiable intangible assets at the time of acquisition and the period over which each intangible asset will be amortized:

(US dollars in millions)	Fair Value	Weighted-Average Amortization Period
Existing technology	$137	2.0 years
Customer relationships	399	5.8 years

Total amortizable intangible assets acquired	536	4.8 years
In-process research and development	44

Total acquired identifiable intangible assets	$580

        During the six months ended 29 June 2012, the Company recorded adjustments to the preliminary fair value of certain assets acquired and liabilities assumed with the Samsung HDD business that resulted in a net decrease of $5 million to Goodwill. These adjustments included a $7 million increase

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

in Other assets for spare parts and a $3 million increase to Equipment, offset by a $3 million increase in Warranty liability and a $2 million increase in Other liabilities related to certain assumed vendor obligations. These adjustments were based on information obtained in the current quarter about facts and circumstances that existed at the acquisition date.

        The amount noted above for warranty is provisional, being an estimate calculated on the basis of projected product failure rates and timing of product returns during the warranty period. Seagate assumed product warranty obligations from Samsung on products sold prior to the acquisition. These products are warranted for up to three years from the original shipment date. The estimate of the warranty liability is subject to a significant degree of subjectivity since the Company has limited experience with Samsung products. If actual return rates differ materially from the Company's estimate, or if there is an epidemic failure of drives for which Seagate assumed warranty obligations, the fair value of the warranty liability may need to be reestimated during the measurement period, which may be up to one year following the acquisition date.

        The Company received a patent portfolio that may have value apart from being an enabling technology that is included within the fair value of Intangible assets—Existing technology. However, the Company has not received all information regarding these patents that is necessary for the completion of a review to determine the extent of encumbrances and the scope of their application. Therefore, provisionally, no separately identifiable value has been recognized for the patent portfolio.

        As part of the acquisition, the Company assumed certain vendor-related and other obligations and contingent liabilities. Due to the nature of these obligations and contingent liabilities, except for the adjustment noted above relating to certain assumed vendor liabilities, the Company has not received sufficient information needed to determine the fair value of these obligations.

        The $432 million of goodwill recognized is attributable primarily to the benefits the Company expects to derive from enhanced scale and efficiency to better serve its markets and expanded customer presence in China and Southeast Asia. Except for approximately $4 million of goodwill relating to assembled workforce in Korea, none of the goodwill is expected to be deductible for income tax purposes.

        The Company incurred a total of $22 million of expenses related to the acquisition of Samsung in fiscal year 2012, which are included within Marketing and administrative expense on the Consolidated Profit and Loss Account.

        The amounts of revenue and earnings of the acquired assets of Samsung's HDD business included in the Company's Consolidated Profit and Loss Account from the acquisition date to the period ended 29 June 2012, were as follows:

(US dollars in millions)
Revenue	$970
Net income	$104

        The unaudited pro forma financial results presented below for fiscal years ended 29 June 2012 and 1 July 2011, include the effects of pro forma adjustments as if the acquisition date occurred as of the beginning of the prior fiscal year on 3 July 2010. The pro forma results combine the historical results of the Company for the fiscal years ended 29 June 2012 and 1 July 2011, respectively, and the historical results of the acquired assets and liabilities of Samsung's HDD business, and include the effects of certain fair value adjustments and the elimination of certain activities excluded from the transaction. The pro forma financial information is presented for informational purposes only and is not necessarily

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earliest period presented, nor is it intended to be a projection of future results.

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Revenue	$16,113	$13,853
Net income	$2,761	$370

        The pro forma results for the fiscal years ended 29 June 2012 and 1 July 2011, include adjustments of $65 million and $115 million, respectively, to reflect the additional depreciation and amortization that would have been charged assuming the fair value adjustments to tangible assets and intangible assets had been applied on 3 July 2010.

4.     Goodwill and Other Long-lived Assets

  Goodwill

        The Company tests other long-lived assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

        The changes in the carrying amount of goodwill are as follows:

(US dollars in millions)
Balance as of 1 July 2011	$31
Goodwill acquired(1)	432

Balance as of 29 June 2012	$463

(1)
During the six months ended 29 June 2012, the Company recorded adjustments that resulted in a net decrease in goodwill acquired of $5 million. For further information on these adjustments, see "Note 3. Acquisitions."

  Other Intangible Assets

        Other intangible assets consist primarily of existing technology, customer relationships and In-process research and development acquired in business combinations. With the exception of In-process research and development, acquired intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization of the existing technology intangible asset is charged to Cost of revenue while the amortization of the other intangible assets is included in Operating expenses in the Consolidated Profit and Loss Account. In-process research and development has been determined to have an indefinite useful life and is not amortized, but instead tested for impairment annually or more frequently if events or changes in circumstance indicate that the asset might be impaired. If the carrying amount of In-process research and development exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. There were no impairment charges recognized for in-process research and development. Upon completion of the in-process

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

research and development, the related assets will be accounted for as a finite-lived intangible asset, and will be amortized over its useful life.

        The carrying value of other intangible assets subject to amortization as of 29 June 2012, is set forth in the following table

(US dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$137	$(37)	$100	1.5 years
Customer relationships	399	(37)	362	5.2 years

Total amortizable other intangible assets	$536	$(74)	$462	4.4 years

        The carrying value of other intangible assets subject to amortization as of 1 July 2011 is set forth in the following table:

(US dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Customer relationships	$3	$(2)	$1	0.5 year

        The carrying value of In-process research and development was $44 million and $0 as of 29 June 2012 and 1 July 2011, respectively.

        As of 29 June 2012, expected amortization expense for other intangible assets for each of the next five years and thereafter is as follows:

(US dollars in millions)
2013	$139
2014	102
2015	70
2016	64
2017	59
Thereafter	28

$462

        The carrying values of intangible assets were $506 million and $1 million as of 29 June 2012 and 1 July 2011, respectively. In fiscal year 2012 amortization expense for other intangible assets was $75 million, of which $37 million was included in Cost of revenue and $38 million was included in Amortization of intangibles in the Consolidated Profit and loss account. In fiscal year 2011, amortization expense for other intangible assets was $6 million, of which $4 million was included in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cost of revenue and $2 million was included in Amortization of intangibles in the Consolidated Profit and loss account.

(US dollars in millions)	Existing Technology	Customer Relationships	Trade Names	In-process Research and Development	Patents and Licenses	Total
Cost:
At 1 July 2011	$181	$156	$37	$—	$9	$383
Reclassifications	—	1	—	—	(1)	—

Adjusted balanced at 1 July 2011	181	157	37	—	8	383
Additions	137	399	—	44	—	580

At 29 June 2012	$318	$556	$37	$44	$8	$963

Accumulated Amortization:
At 1 July 2011	$(181)	$(156)	$(37)	$—	$(8)	$(382)
Additions	(37)	(38)	—	—	—	(75)

At 29 June 2012	$(218)	$(194)	$(37)	$—	$(8)	$(457)

Net Book Value:
At 1 July 2011	$—	$1	$—	$—	$—	$1

At 29 June 2012	$100	$362	$—	$44	$—	$506

5.     Restructuring and Exit Costs

        During fiscal year 2012, the Company recorded restructuring charges of $4 million, comprised primarily of charges related to post-employment costs associated with a number of small restructuring plans. During fiscal year 2011, the Company recorded restructuring and other charges of $18 million, mainly comprised of charges related to the closure of its Ang Mo Kio ("AMK") manufacturing operations in Singapore (the "AMK Plan") and costs associated with the closure of facilities previously announced. The Company's significant restructuring plans are described below. All restructuring charges are reported in Restructuring and other, net on the Consolidated Profit and Loss Account.

        2010 Plan.    From the inception of the Company's restructuring plan announced in fiscal year 2010 as a result of the ongoing focus on cost efficiencies in all areas of its business, the Company recorded a total of $4 million related to employee termination costs. The 2010 Plan was completed during the fiscal year ended 1 July 2011.

        AMK Plan.    In August 2009, the Company announced that it will close its AMK manufacturing operations in Singapore. Operations at this facility had ceased as of the third quarter of fiscal year 2011. The hard drive manufacturing operations have been relocated to other existing Seagate facilities and the Company's Asia International Headquarters remains in Singapore. This closure and relocation is part of the Company's ongoing focus on cost efficiencies in all areas of its business and is intended to facilitate leveraging manufacturing investments across fewer sites. The Company currently estimates total restructuring charges of approximately $50 million, all in cash, including approximately $42 million for post-employment benefits, approximately $6 million for the relocation of manufacturing equipment, and approximately $2 million for other plant closure and relocation costs. From the inception of the plan the Company has recorded $48 million in restructuring charges. During fiscal year 2012, the Company made cash payments of $5 million under the AMK Plan and there were no restructuring

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

charges related to the plan during fiscal year 2012. Payments under the AMK plan are expected to continue through fiscal year 2013.

        Other Restructuring and Exit Costs.    Through 29 June 2012, the Company has recorded restructuring charges of approximately $121 million, net of adjustments, related to the previously announced closures of its Pittsburgh, Pennsylvania and Milpitas, California facilities, and also has recorded certain exit costs aggregating to $270 million related to its acquisition of Maxtor. These plans are currently expected to result in total charges of approximately $405 million. During fiscal year 2012, the Company incurred restructuring charges of $3 million in post-employment benefits, and $2 million in other exit costs primarily related to the closures of its Pittsburgh, Pennsylvania and Milpitas, California facilities and to other smaller restructuring plans. In addition, the Company recorded an adjustment to reduce the reserves related to facility lease obligations in the amount of $1 million and made cash payments of $13 million related to these plans during fiscal year 2012. Payment of these exit costs are expected to continue through the end of fiscal year 2017.

        The following table summarizes the Company's restructuring activities for fiscal years 2012 and 2011:

(US dollars in millions)	Post- Employment Benefits	Operating Leases	Other Exit Costs	Total
All Restructuring Activities
Accrual balances at 2 July 2010	$38	$46	$—	$84
Restructuring charges	3	4	8	15
Cash payments	(36)	(19)	(8)	(63)
Adjustments	3	—	—	3

Accrual balances at 1 July 2011	8	31	—	39
Restructuring charges	3	—	2	5
Cash payments	(8)	(8)	(2)	(18)
Adjustments	—	(1)	—	(1)

Accrual balances at 29 June 2012	$3	$22	$—	$25

        The accrued restructuring balance is included in Other provisions in the Company's Consolidated Balance Sheet.

6.     Debentures and Bank Loans

  Short-Term Borrowings

        On 18 January 2011, the Company, and its subsidiary Seagate HDD Cayman entered into a Credit Agreement which provides for a $350 million senior secured revolving credit facility. The Company and certain of its material subsidiaries fully and unconditionally guarantee, on a senior secured basis, the revolving credit facility. The $350 million revolving credit facility matures in January 2015. The $350 million revolving credit facility is available for cash borrowings and for the issuance of letters of credit up to a sub-limit of $75 million. As of 29 June 2012, no borrowings have been drawn under the revolving credit facility, and $2 million had been utilized for letters of credit. The line of credit is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing. The credit agreement that governs the revolving credit facility contains certain covenants that the Company must satisfy in order to remain in compliance with the credit agreement, including three financial covenants: (1) minimum amount of cash, cash equivalents and marketable securities; (2) a fixed charge coverage ratio; and (3) a net leverage ratio. As of 29 June 2012, the Company was in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

compliance with all covenants, including the financial ratios that it is required to maintain. The credit facility expires 18 January 2015.

Long-Term Debt

        $600 million Aggregate Principal Amount of 6.375% Senior Notes due October 2011 (the "2011 Notes").    The 2011 Notes matured on 1 October 2011 and the Company repaid the entire outstanding principal amount of $559 million, plus accrued and unpaid interest on 3 October 2011.

        $430 million Aggregate Principal Amount of 10.00% Senior Secured Second-Priority Notes due May 2014 (the "2014 Notes").    On 1 May 2009, the Company's subsidiary, Seagate Technology International, completed the sale of $430 million aggregate principal amount of the 2014 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2014 Notes are unconditionally guaranteed by the Company and certain of its significant subsidiaries. In addition, the obligations under the 2014 Notes are secured by a second-priority lien on substantially all of the Company's tangible and intangible assets. The indenture governing the 2014 Notes contains covenants that limit the Company's ability, and the ability of certain of its subsidiaries, (subject to certain exceptions) to: incur additional debt or issue certain preferred shares, create liens, enter into mergers, pay dividends, redeem or repurchase debt or shares, and enter into certain transactions with the Company's shareholders or affiliates. The interest on the 2014 Notes is payable semi-annually on 1 May and 1 November of each year. The 2014 Notes are redeemable any time prior to 1 May 2013 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" will be equal to the greater of (1) 1% of the principal amount of the 2014 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1 May 2013 plus interest payments due through 1 May 2013, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2014 Notes are redeemable at any time on or after 1 May 2013 at the option of the Company in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a premium equal to one-half the annual coupon thereon and accrued and unpaid interest, if any, to the redemption date.

        In addition, any time before 1 May 2012, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company's stock at a redemption price of 110% of the principal amount plus accrued interest to the redemption date. During the fiscal year 2012, the Company repurchased $96 million aggregate principal amount of its 2014 Notes for cash at a premium to their principal amount, plus accrued and unpaid interest. The Company recorded a loss on the redemption of approximately $17 million, which is included in Other income and charges, net in the Company's Consolidated Profit and Loss Account for the fiscal year ended 29 June 2012. During the fiscal year 2011, the Company redeemed approximately $14 million aggregate principal amount of its 2014 Notes for cash at 110% of their principal amount, plus accrued and unpaid interest to the redemption date. The Company recorded a loss on the redemption of approximately $2 million, which is included in Other income and charges, net in the Company's Consolidated Profit and Loss Account for the fiscal year ended 1 July 2011.

        $600 million Aggregate Principal Amount of 6.8% Senior Notes due October 2016 (the "2016 Notes").    On 20 September 2006, the Company's subsidiary, Seagate Technology HDD Holdings, completed the sale of $600 million aggregate principal amount of the 2016 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The interest on the 2016 Notes is payable semi-annually on 1 April and 1 October of each year. The issuer under the 2016 notes is Seagate Technology HDD Cayman, and the obligations under the 2016 Notes are unconditionally guaranteed by certain of the Company's significant subsidiaries. The 2016 Notes are redeemable at the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

option of the Company in whole or in part, on not less than 30, nor more than 60 days notice, at a "make-whole" premium redemption price. The "make-whole" redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2016 Notes being redeemed, discounted at the redemption date on a semi-annual basis at a rate equal to the sum of the applicable Treasury rate plus 50 basis points.

        $750 million Aggregate Principal Amount of 7.75% Senior Notes due December 2018 (the "2018 Notes").    On 14 December 2010, the Company's subsidiary, Seagate HDD Cayman, completed the sale of $750 million aggregate principal amount of the 2018 Notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2018 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The net proceeds from the offering of the 2018 Notes were approximately $736 million, which the Company intends to use for general corporate purposes, which may include the repayment, redemption and/or repurchase of a portion of its outstanding indebtedness. The interest on the 2018 Notes is payable semi-annually on 15 June and 15 December of each year. The 2018 Notes are redeemable at any time prior to 15 December 2014 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" will be equal to the greater of (1) 1% of the principal amount of the 2018 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 15 December 2014 plus interest payments due through 15 December 2014, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2018 Notes are redeemable at any time on or after 15 December 2014 at various prices expressed as a percentage of the principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. In addition, any time before 15 December 2013, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company's stock at a redemption price of 107.75% of the principal amount plus accrued interest to the redemption date.

        $600 million Aggregate Principal Amount of 6.875% Senior Notes due May 2020 (the "2020 Notes").    On 13 May 2010, the Company's subsidiary, Seagate HDD Cayman, completed the sale of $600 million aggregate principal amount of the 2020 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2020 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The net proceeds from the offering of the 2020 Notes were approximately $587 million, which the Company intends to use to repay, redeem and/or repurchase a portion of the Company's outstanding indebtedness and for general corporate purposes. The interest on the 2020 Notes is payable semi-annually on 1 May and 1 November of each year. The 2020 Notes are redeemable any time prior to 1 May 2015 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" will be equal to the greater of (1) 1% of the principal amount of the 2020 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1 May 2015 plus interest payments due through 1 May 2015, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2020 Notes are redeemable at any time on or after 1 May 2015 at various prices expressed as a percentage of the principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. In addition, any time before 1 May 2013, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company's stock at a redemption price of 106.875% of the principal amount plus accrued interest to the redemption date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        $600 million Aggregate Principal Amount of 7.00% Senior Notes due November 2021 (the "2021 Notes").    On 18 May 2011, the Company's subsidiary, Seagate HDD Cayman, completed the sale of $600 million aggregate principal amount of the 2021 Notes, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The obligations under the 2021 Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company. The net proceeds from the offering of the 2021 Notes were approximately $588 million, which the Company intends to use for general corporate purposes, which may include the repayment, redemption and/or repurchase of a portion of its outstanding indebtedness, capital expenditures and investments in its business. The interest on the 2021 Notes is payable semi-annually on 1 January and 1 July of each year. The 2021 Notes are redeemable any time prior to 1 May 2016 at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount plus an "applicable premium" and accrued and unpaid interest, if any, to the redemption date. The "applicable premium" will be equal to the greater of (1) 1% of the principal amount of the 2021 Notes, or (2) the excess, if any, of (a) the present value of the redemption price on 1 May 2016 plus interest payments due through 1 May 2016, discounted at the applicable Treasury rate as of the redemption date plus 50 basis points; over (b) the principal amount of such note. The 2021 Notes are redeemable at any time on or after 1 May 2016 at various prices expressed as a percentage of principal amount, as set forth in the indentures, plus accrued and unpaid interest, if any, to the redemption date. In addition, any time before 2 May 2014, the Company may redeem up to 35% of the principal amount with the net cash proceeds from permitted sales of the Company's stock at a redemption price of 107% of the principal amount plus accrued interest to the redemption date.

        At 29 June 2012, future principal payments on long-term debt were as follows (US dollars in millions):

Fiscal Year
2013	$—
2014	319
2015	—
2016	—
2017	600
Thereafter	1,950

$2,869

7.     Income Taxes

        The provision for liabilities and charges related to taxation as reported in the Balance Sheet consisted of the following:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Accrued income taxes falling due within one year	$18	$14
Deferred income tax liabilities	10	11
Accrued income taxes falling due after one year	84	67

Total	$112	$92

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The provision for income taxes consisted of the following:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Current tax expense (benefit):
U.S. Federal	$—	$(6)
U.S. State	(2)	—
Non-U.S.	50	28

Total Current	48	22

Deferred tax expense (benefit):
U.S. Federal	(30)	23
U.S. State	2	3
Non-U.S.	—	20

Total Deferred	(28)	46

Provision for income taxes	$20	$68

        Income before income taxes consisted of the following:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
U.S.	$137	$100
Non-U.S	2,745	479

	$2,882	$579

        The Company recorded an excess tax benefit associated with stock option deductions in fiscal years 2012 and 2011 of $6 million and $2 million, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Deferred tax assets
Accrued warranty	$116	$130
Inventory valuation accounts	68	68
Debtor reserves	18	18
Accrued compensation and benefits	117	117
Depreciation	112	126
Restructuring accruals	8	10
Other accruals and deferred items	45	50
Net operating losses and tax credit carry-forwards	1,074	1,087
Other assets	8	10

Total Deferred tax assets	1,566	1,616
Valuation allowance	(1,064)	(1,146)

Net Deferred tax assets	502	470

Deferred tax liabilities
Unremitted earnings of certain non-U.S. entities	(11)	(8)
Trading Securities—Unrealized Gain	—	(2)
Accrued compensation	(1)	—
Depreciation	—	(5)

Total Deferred tax liabilities	(12)	(15)

Net Deferred tax assets	490	455
Deferred taxes on inter-company transactions	—	7

Total Deferred tax assets	$490	$462

As Reported on the Balance Sheet
Deferred income taxes—included in Other debtors falling due within one year	$104	$99
Deferred income taxes—included in Other debtors falling due after one year	396	374
Deferred income tax liabilities—included in Provision for taxation	(10)	(11)

Total Deferred income taxes	$490	$462

        The deferred tax asset valuation allowance decreased by approximately $82 million in fiscal year 2012, and decreased by approximately $18 million in fiscal year 2011.

        At 29 June 2012, the Company recorded $490 million of net deferred tax assets. The realization of these deferred tax assets is primarily dependent on the Company's ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, the Company's management believes that it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

subsequent periods when the Company reevaluates the underlying basis for its estimates of future U.S. and certain non-U.S. taxable income.

        At 29 June 2012, the Company had U.S. federal, state and non-U.S. tax net operating loss carryforwards of approximately $2.7 billion, $1.8 billion and $540 million, respectively, which will expire at various dates beginning in fiscal year 2013, if not utilized. At 29 June 2012, the Company had U.S. federal and state tax credit carryforwards of $293 million and $70 million, respectively, which will expire at various dates beginning in fiscal year 2013, if not utilized.

        At 29 June 2012, the use of approximately $346 million and $90 million of the Company's U.S. net operating loss and tax credit carryforwards, respectively, is subject to an aggregate annual limitation of $45 million pursuant to U.S. tax law.

        For purposes of the tax reconciliation between the provision for income taxes at the rate applicable to the company in Ireland and the effective tax rate, the rate applicable to the Company in Ireland of 25% was applied as follows:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Provision at rate applicable to the company in Ireland	$720	$145
Net U.S. state income tax provision	(2)	2
Permanent differences	1	—
Valuation allowance	(70)	(18)
Non-U.S. losses with no tax benefits	1	7
Non-U.S. earnings taxed at less than rate applicable to the company in Ireland	(645)	(102)
Tax expense related to intercompany transactions	6	26
Other individually immaterial items	9	8

Provision for income taxes	$20	$68

        A substantial portion of the Company's operations in Malaysia, Singapore, and Thailand operate under various tax holidays and tax incentive programs, which expire in whole or in part at various dates through 2020. Certain of the tax holidays may be extended if specific conditions are met. The net impact of these tax holidays and tax incentive programs was to increase the Company's net income by approximately $504 million in fiscal year 2012 ($1.14 per share, diluted), and to increase the Company's net income by $117 million in fiscal year 2011 ($0.25 per share, diluted).

        Since establishing Irish tax residency in fiscal year 2010, the Company consists of an Irish tax resident parent holding company with various U.S. and non-U.S. subsidiaries that operate in multiple non-Irish taxing jurisdictions. The amount of temporary differences (including undistributed earnings) related to outside basis differences in the stock of non-Irish resident subsidiaries considered indefinitely reinvested outside of Ireland for which Irish income taxes have not been provided as of 29 June 2012 was approximately $2.8 billion. If such amount were remitted to Ireland as a dividend, it is likely that tax at 25% or approximately $700 million would result.

        As of 29 June 2012 and 1 July 2011, the Company had approximately $135 million and $128 million, respectively, of unrecognized tax benefits excluding interest and penalties. The amount of unrecognized tax benefits, if recognized, that would impact the effective tax rate is $135 million and $128 million as of 29 June 2012 and 1 July 2011, respectively, subject to certain future valuation allowance reversals.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table summarizes the activity related to the Company's gross unrecognized tax benefits:

	Fiscal Years Ended
(US dollars in millions)	29 June 2012	1 July 2011
Balance of unrecognized tax benefits at the beginning of the year	$128	$115
Gross increase for tax positions of prior years	1	30
Gross decrease for tax positions of prior years	(3)	(24)
Gross increase for tax positions of current year	13	13
Gross decrease for tax positions of current year	—	—
Settlements	—	—
Lapse of statutes of limitation	(3)	(10)
Non-U.S. exchange (gain)/loss	(1)	4

Balance of unrecognized tax benefits at the end of the year	$135	$128

        It is the Company's policy to include interest and penalties related to unrecognized tax benefits in the provision for taxes on the Consolidated Profit and Loss Account. During fiscal year 2012, the Company recognized a net tax expense for interest and penalties of $2 million as compared to a net tax expense for interest and penalties of less than $1 million during fiscal year 2011. As of 29 June 2012, the Company had $17 million of accrued interest and penalties related to unrecognized tax benefits compared to $15 million in fiscal year 2011.

        During the 12 months beginning 30 June 2012, the Company expects to reduce its unrecognized tax benefits by approximately $5 million as a result of the expiration of certain statutes of limitation. The Company does not believe it is reasonably possible that other unrecognized tax benefits will materially change in the next 12 months.

        The Company is subject to taxation in many jurisdictions globally and is required to file U.S. federal, U.S. state and non-U.S. income tax returns. In May 2011, the U.S. Internal Revenue Service (IRS) completed its field examination of the Company's U.S. federal income tax returns for fiscal years ending in 2005 through 2007. The IRS issued a Revenue Agent's Report and proposed certain adjustments. The Company is currently contesting one of these proposed adjustments through the IRS Appeals Office. The Company believes that the resolution of this disputed issue will have no material impact on its financial statements.

        With respect to U.S. state and non-U.S. income tax returns, the Company is generally no longer subject to tax examinations for years ending prior to fiscal year 2004. The Company is also no longer subject to tax examination of U.S. federal income tax returns for years prior to fiscal year 2005.

        The following table shows the activity in the deferred tax liability balance for fiscal year 2012:

(US Dollars in millions)
Balance at 1 July 2011	$11
Unremitted earnings of certain non-U.S. entities	3
Depreciation	(4)

Balance at 29 June 2012	$10

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.     Derivative Financial Instruments

        The Company is exposed to foreign currency exchange rate, interest rate, and to a lesser extent, equity price risks relating to its ongoing business operations. The Company enters into foreign currency forward exchange contracts in order to manage the foreign currency exchange rate risk on forecasted expenses denominated in foreign currencies and to mitigate the remeasurement risk of certain foreign currency denominated liabilities. The Company's accounting policies for these instruments are based on whether the instruments are classified as designated or non-designated hedging instruments. The Company records all derivatives in the Consolidated Balance Sheets at fair value. The effective portions of designated cash flow hedges are recorded in Accumulated other comprehensive income (loss), until the hedged item is recognized in earnings. Derivatives that are not designated as hedging instruments and the ineffective portions of cash flow hedges are adjusted to fair value through earnings. The amount of net unrealized gains (losses) on cash flow hedges was not material as of 29 June 2012 and 1 July 2011.

        The Company dedesignates its cash flow hedges when the forecasted hedged transactions are realized or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in Accumulated other comprehensive income (loss) are reclassified immediately into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company did not recognize any material net gains or losses related to the loss of hedge designation on discontinued cash flow hedges during fiscal years 2012 and 2011. As of 29 June 2012, the Company's existing foreign currency forward exchange contracts mature within 12 months. The deferred amount currently recorded in Accumulated other comprehensive income (loss) expected to be recognized into earnings over the next 12 months is not material.

        As of 29 June 2012, the total notional value of the Company's outstanding foreign currency forward exchange contracts was:

(US dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Thai baht	$—	$252
Singapore dollars	50	21
Chinese renminbi	27	—
Czech koruna	—	7

	$77	$280

        As of 1 July 2011, the total notional value of the Company's outstanding foreign currency forward exchange contracts was:

(US dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges
Thai baht	$98	$235
Singapore dollars	212	9
Chinese renminbi	78	—
Czech koruna	—	11

	$388	$255

        The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its SDCP. Prior to 3 January 2011, the Company had a total return swap ("TRS") in order to manage the equity market risks associated with the SDCP liabilities. Effective 3 January 2011, the Company cancelled the TRS, and currently manages its

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

exposure to equity market risks associated with the SDCP liabilities by investing directly in mutual funds that mirror the employees' investment options.

        The following tables show the Company's derivative instruments measured at gross fair value as reflected in the Consolidated Balance Sheets as of 29 June 2012 and 1 July 2011:

	As of 29 June 2012
	Asset Derivatives		Liability Derivatives
(US dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$—	Accrued expenses	$—
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	1	Accrued expenses	(2)

Total derivatives		$1		$(2)

	As of 1 July 2011
	Asset Derivatives		Liability Derivatives
(US dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	$4	Accrued expenses	$(2)
Derivatives not designated as hedging instruments:
Foreign currency forward exchange contracts	Other debtors	1	Accrued expenses	(4)

Total derivatives		$5		$(6)

        None of the Company's derivative instruments were listed as of 29 June 2012 and 1 July 2011.

        The following tables show the effect of the Company's derivative instruments on Other comprehensive income (loss) (OCI), and the Consolidated Profit and Loss Account for the fiscal year ended 29 June 2012:

(US dollars in millions) Derivatives Designated as Cash Flow Hedges	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency forward exchange contracts	$(7)	Cost of revenue	$(5)	Cost of revenue	$—

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Foreign currency forward exchange contracts	Other, net	$(6)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following tables show the effect of the Company's derivative instruments on OCI, a component of other reserves, and the Consolidated Profit and Loss Account for the fiscal year ended 1 July 2011:

(Dollars in millions) Derivatives Designated as Cash Flow Hedges	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)(a)
Foreign currency forward exchange contracts	$39	Cost of revenue	$39	Cost of revenue	$(1)

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Foreign currency forward exchange contracts	Other, net	$18
Total return swap	Operating expenses	14

		$32

(a)
The amount of gain or (loss) recognized in income represents $0 related to the ineffective portion of the hedging relationships and $1 million related to the amount excluded from the assessment of hedge effectiveness, for the fiscal year ended 1 July 2011.

9.     Fair Value

  Measurement of Fair Value

        Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

  Fair Value Hierarchy

        A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflects the Company's own assumptions of market participant valuation (unobservable inputs). A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value:

        Level 1—Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

        Level 2—Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Level 3—Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.

        The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate the Company's or the counterparty's non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

  Items Measured at Fair Value on a Recurring Basis

        The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis, excluding accrued interest components, as of 29 June 2012:

	Fair Value Measurements at Reporting Date Using
(US dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	$1,140	$—	$—	$1,140
Commercial paper	—	393	—	393
Corporate bonds	—	209	—	209
U.S. treasuries and agency bonds	—	99	—	99
Certificates of deposit	—	4	—	4
Other debt securities	—	99	—	99

Total cash equivalents and short-term investments	1,140	804	—	1,944

Restricted cash and investments:
Mutual Funds	66	—	—	66
Other debt securities	25	2	—	27
Auction rate securities	—	—	15	15
Derivative assets	—	2	—	2

Total assets	$1,231	$808	$15	$2,054

Liabilities:
Derivative liabilities	$—	$(2)	$—	$(2)

Total liabilities	$—	$(2)	$—	$(2)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Fair Value Measurements at Reporting Date Using
(US dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$1,140	$393	$—	$1,533
Short-term investments	—	411	—	411
Restricted cash and investments	91	2	—	93
Other debtors—amounts falling due within one year	—	2	—	2
Other debtors—amounts falling due after one year	—	—	15	15

Total assets	$1,231	$808	$15	$2,054

Liabilities:
Accrued expenses	$—	$(2)	$—	$(2)

Total liabilities	$—	$(2)	$—	$(2)

        The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis, excluding accrued interest components, as of 1 July 2011:

	Fair Value Measurements at Reporting Date Using
(US dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Commercial paper	$—	$1,729	$—	$1,729
Money market funds	800	—	—	800
U.S. treasuries and agency bonds	—	190	—	190
Certificates of deposit	—	133	—	133
Corporate bonds	—	116	—	116
Other debt securities	—	96	—	96

Total cash equivalents and short-term investments	800	2,264	—	3,064

Restricted Cash and Investments:
Mutual Funds	81	—	—	81
Other debt securities	19	2	—	21
Auction rate securities	—	—	16	16
Derivative assets	—	5	—	5

Total Assets	$900	$2,271	$16	$3,187

Liabilities:
Derivative liabilities	$—	$(6)	$—	$(6)

Total Liabilities	$—	$(6)	$—	$(6)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Fair Value Measurements at Reporting Date Using
(US dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Cash and cash equivalents	$800	$1,790	$—	$2,590
Short-term investments	—	474	—	474
Restricted cash and investments	100	2	—	102
Other debtors—amounts falling due within one year	—	5	—	5
Other debtors—amounts falling due after one year	—	—	16	16

Total Assets	$900	$2,271	$16	$3,187

Liabilities:
Accrued expenses	$—	$(6)	$—	$(6)

Total Liabilities	$—	$(6)	$—	$(6)

        Level 1 assets consist of money market funds and mutual funds for which quoted prices are available in an active market.

        The Company classifies items in Level 2 if the financial asset or liability is valued using observable inputs. The Company uses observable inputs including quoted prices in active markets for similar assets or liabilities. Level 2 assets include: agency bonds, corporate bonds, commercial paper, municipal bonds, and U.S. Treasuries. These debt investments are priced using observable inputs and valuation models which vary by asset class. The Company uses a pricing service to assist in determining the fair values of all of its cash equivalents and short-term investments. For the cash equivalents and short-term investments in the Company's portfolio, multiple pricing sources are generally available. The pricing service uses inputs from multiple industry standard data providers or other third party sources and various methodologies, such as weighting and models, to determine the appropriate price at the measurement date. The Company corroborates the prices obtained from the pricing service against other independent sources and, as of 29 June 2012, has not found it necessary to make any adjustments to the prices obtained. The Company's derivative financial instruments are also classified within Level 2. The Company's derivative financial instruments consist of foreign currency forward exchange contracts. The Company recognizes derivative financial instruments in its consolidated financial statements at fair value. The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date.

        The Company's Level 3 assets consist of auction rate securities with a par value of approximately $17 million, all of which are collateralized by student loans guaranteed by the Federal Family Education Loan Program. Beginning in fiscal year 2008, these securities failed to settle at auction and have continued to fail through 29 June 2012. Since there is no active market for these securities, the Company valued them using a discounted cash flow model. The valuation model is based on the income approach and reflects both observable and significant unobservable inputs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The table below presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis, excluding accrued interest components, using significant unobservable inputs (Level 3) for the two fiscal years ended 29 June 2012 and 1 July 2011:

(US dollars in millions)	Auction Rate Securities
Balance at 1 July 2011	$16
Total net gains (losses) (realized and unrealized):
Realized gains (losses)(1)	—
Unrealized gains (losses)(2)	—
Sales and settlements	(1)

Balance at 29 June 2012	$15

(1)
Realized gains (losses) on auction rate securities are recorded in Other, net in the Consolidated Profit and Loss Account.

(2)
Unrealized gains (losses) on auction rate securities are recorded as a separate component of Total comprehensive income (loss) in Accumulated other comprehensive income (loss), which is a component of Other reserves.

Items Measured at Fair Value on a Non-Recurring Basis

        The Company enters into certain strategic investments for the promotion of business and strategic objectives. Strategic investments in equity securities where the Company does not have the ability to exercise significant influence over the investees, included in Other assets, net in the Consolidated Balance Sheets, are recorded at cost and are periodically analyzed to determine whether or not there are indicators of impairment. The carrying value of the Company's strategic investments at 29 June 2012 and 1 July 2011 totaled $40 million and $27 million, respectively. The following table presents the Company's assets and liabilities that were measured at fair value on a non-recurring basis during the year fiscal year 2012:

	Fair Value Measurements Using
(US dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Equity investment	$—	$—	$5	$5

        During the fiscal years 2012 and 2011, the Company determined that certain of its equity investments accounted for under the cost method were other-than-temporarily impaired, and recognized a charge of $7 million and $5 million, respectively, in order to write down the carrying amount of the investment to its estimated fair value. These amounts were recorded in Other, net in the Consolidated Profit and Loss Account. Since there was no active market for the equity securities of the investee, the Company estimated fair value of the investee by using the market approach, which was then used to estimate the applicable portion of the fair value of its underlying intellectual property assets.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following table shows the activity in the Financial fixed assets for fiscal year 2012:

	Fair Value Measurements Using
(US Dollars in millions)	Auction Rate Securities	Strategic Investments	Total
Balance at 1 July 2011	$16	$27	$43
Additional investment	—	24	24
Sales and settlements	(1)	(4)	(5)
Impairments	—	(7)	(7)

Balance at 29 June 2012	$15	$40	$55

  Other Fair Value Disclosures

        The Company's debt is carried at amortized cost. The fair value of the Company's debt is derived using the average of bid and ask prices from brokers on the date of valuation, which takes into account the yield curve, interest rates, and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company's debt and capital lease in order of maturity:

	29 June 2012		1 July 2011
(US dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Capital Leases	$—	$—	$1	$1
6.375% Senior Notes due October 2011	—	—	559	561
10.0% Senior Secured Second-Priority Notes due May 2014	314	359	403	481
6.8% Senior Notes due October 2016	599	662	599	647
7.75% Senior Notes due December 2018	750	836	750	780
6.875% Senior Notes due May 2020	600	639	600	591
7.00% Senior Notes due November 2021	600	650	600	598

	2,863	3,146	3,512	3,659
Less short-term borrowings and current portion of long-term debt	—	—	(560)	(562)

Long-term debt, less current portion	$2,863	$3,146	$2,952	$3,097

10.   Capital and Reserves

  Share Capital

        The Company's authorized share capital is $13,500 and €40,000 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 396,032,905 shares were outstanding as of 29 June 2012, 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 29 June 2012 and 40,000 deferred shares of par value €1, of which 40,000 shares were outstanding as of 29 June 2012.

        Ordinary shares—Holders of ordinary shares are entitled to receive dividends when and as declared by the Company's board of directors (the "Board of Directors"). Upon any liquidation, dissolution, or winding up of the Company, after required payments are made to holders of preferred shares, any remaining assets of the Company will be distributed ratably to holders of the preferred and ordinary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

shares. Holders of shares are entitled to one vote per share on all matters upon which the ordinary shares are entitled to vote, including the election of directors.

        Preferred shares—The Company may issue preferred shares in one or more series, up to the authorized amount, without shareholder approval. The Board of Directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The Board of Directors can also increase or decrease the number of shares of a series, but not below the number of shares of that series then outstanding, without any further vote or action by the shareholders.

        The Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could harm the voting power or other rights of the holders of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of its ordinary shares and the voting and other rights of the holders of ordinary shares.

  Dividends

        During fiscal year 2012, the Company declared and paid cash dividends of $0.86 per share of its ordinary shares, aggregating $369 million. During fiscal year 2011, the Company declared a cash dividend of $0.18 per share of its ordinary shares, aggregating $77 million (including $3 million withheld for taxes). Of the $77 million dividend declared during fiscal year 2011, $74 million was paid in fiscal year 2011 and $3 million was paid in fiscal year 2012.

  Repurchases of Equity Securities

        On 27 January 2010, the Company's Board of Directors authorized an Anti-Dilution Share Repurchase Program (the "January 2010 Anti-Dilution Share Repurchase Program"), which was publicly announced on 1 February 2010. The repurchase program authorizes the Company to repurchase its ordinary shares to offset increases in diluted shares, such as those caused by employee stock plans and convertible debt, used in the determination of diluted net income per share. There was no minimum or maximum number of shares to be repurchased. On 26 April 2012, the Board of Directors authorized the Company to terminate the January 2010 Anti-Dilution Share Repurchase Program, which was so terminated effective 26 April 2012.

        On 29 November 2010, the Company's Board of Directors authorized repurchases of up to an additional $2 billion of the Company's outstanding ordinary shares.

        On 25 January 2012, the Board of Directors authorized the Company to repurchase an additional $1 billion of its outstanding ordinary shares.

        On 26 April 2012, the Board of Directors authorized the Company to repurchase an additional $2.5 billion of its outstanding ordinary shares.

        All repurchases are effected as redemptions in accordance with the Company's Articles of Association.

        As of 29 June 2012, $2.6 billion remained available for repurchase under the existing repurchase authorization limit.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The following tables set forth information with respect to repurchases of the Company's ordinary shares made during fiscal year 2012 and 2011:

(In millions)	Number of Shares Repurchased		Dollar Value of Shares Repurchased
Cumulative repurchased through 2 July 2010	32		$584
Repurchased in fiscal year 2011	57	(1)	822	(1)

Cumulative repurchased through 1 July 2011	89		1,406
Repurchased in fiscal year 2012	101		2,426

Cumulative repurchased through 29 June 2012	190		$3,832

(1)
Includes repurchases of 21 million shares for $305 million under the January 2010 Anti-Dilution Share Repurchase Program.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total
	(In millions)	(US dollars in millions)
Balance at 2 July 2010	470	$3,851	$(1,123)	$(4)	$2,724
Income for the period			511		511
Repurchase and cancellation of ordinary shares	(57)		(822)		(822)
Issuance of shares in respect of share-based payment plans	12	83			83
Tax benefit from exercise of share options				2	2
Dividends to shareholders			(77)		(77)
Share-based compensation				51	51
Adjustments to equity component of convertible debt upon redemption				(7)	(7)
Change in unrealized gain (loss) on cash flow hedges, net				(1)	(1)
Change in unrealized gain (loss) on post-retirement plan, net				(1)	(1)

Balance at 1 July 2011	425	3,934	(1,511)	40	2,463
Income for the period			2,862		2,862
Repurchase and cancellation of ordinary shares	(101)		(2,426)		(2,426)
Issuance of shares in respect of share-based payment plans	27	344			344
Issuance of shares in connection with the acquisition of Samsung HDD assets and liabilities	45	688		(119)	569
Tax benefit from exercise of share options				6	6
Dividends to shareholders			(369)		(369)
Share-based compensation				51	51
Change in unrealized gain (loss) on cash flow hedges, net				(2)	(2)
Change in unrealized gain (loss) on marketable securities, net				1	1
Change in unrealized gain (loss) on post-retirement plan, net				(2)	(2)

Balance at 29 June 2012	396	$4,966	$(1,444)	$(25)	$3,497

  Capital Redemption Reserve Fund

        Other reserves includes an amount of $1,900 and $890 for fiscal years 2012 and 2011, respectively, representing a Capital Redemption Reserve Fund.

11.   Compensation

  Share-Based Compensation Plans

        The Company's stock-based compensation plans have been established to promote the Company's long-term growth and financial success by providing incentives to its employees, directors, and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

consultants through grants of share-based awards. The provisions of the Company's stock-based benefit plans, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain the Company's competitive ability to attract, retain and motivate participants for the benefit of the Company and its shareholders.

        Seagate Technology plc 2012 Equity Incentive Plan (the "EIP").    On 26 October 2011, the shareholders approved the EIP and authorized the issuance of up to a total of 27,000,000 ordinary shares, par value $0.0001 per share, plus any shares remaining available for grant under the SCP as of the effective date of the EIP (which was equal to 11,041,148 ordinary shares as of the effective date of the EIP and which will increase by such additional number of shares as will be returned to the share reserve in respect of awards previously granted under the SCP) (together, the "Share Reserve"). Any shares that are subject to options or share appreciation rights granted under the EIP will be counted against the Share Reserve as one share for every one share granted, and any shares that are subject to restricted share bonus awards, restricted share units, performance share bonus awards or performance share awards (collectively, "Full-Value Share Awards") will generally be counted against the Share Reserve as two and one-tenth shares for every one share granted. As of 29 June 2012, there were approximately 37.4 million ordinary shares available for issuance under the EIP.

        Shares that are subject to Full-Value Share Awards will generally vest over a period of three to four years. Options will generally vest as follows: 25% of the options will vest on the first anniversary of the vesting commencement date and the remaining 75% will vest ratably each month thereafter over the next 36 months. Options granted under the EIP have an exercise price equal to the closing price of the Company's ordinary shares on date of grant.

        Seagate Technology plc 2004 Share Compensation Plan (the "SCP").    A maximum of 63.5 million ordinary shares were issuable under the SCP, including 10 million authorized for issuance of share awards and restricted units. Share awards and restricted units granted to employees generally vest 25% annually. Options granted to employees generally vest as follows: 25% of the options on the first anniversary of the vesting commencement date and the remaining 75% proportionately each month over the next 36 months. Options granted under the SCP were granted at fair market value. On 4 November 2011, the Company filed Post-Effective Amendment No. 1 to deregister 11,041,148 ordinary shares that remained available for grant as of 27 October 2011 under the SCP and no shares have been granted from the SCP subsequent to that date.

        The Company granted performance awards to its senior executive officers under the SCP that include a market-based condition. A single award represents the right to receive a single ordinary share of the Company. Vesting is subject to both the continued employment of the participant by the Company and the achievement of certain performance goals established by the Compensation Committee of the Company's Board of Directors. During fiscal year 2012 and 2011, the Company granted 0.6 million and 0.3 million of performance awards, respectively, under the SCP. These awards vest after the end of the performance period of 3 years from the grant date. The performance goals are a three-year average return on invested capital (ROIC) goal and a relative total shareholder return (TSR) goal, which is based on the Company's ordinary shares measured against a benchmark TSR of a peer group over the same three-year period. A percentage of these units may vest only if at least the minimum ROIC goal is met regardless of whether the TSR goal is met. The number of stock units to vest will range from 0% to 200% of the targeted units. In evaluating the fair value of these units, the Company used a Monte Carlo simulation on the grant date, taking the TSR goal into consideration. Compensation expense related to these units is only recorded in a period if it is probable that the ROIC goal will be met, and it is to be recorded at the expected level of achievement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The Company also granted 0.6 million and 0.2 million of performance awards during fiscal year 2012 and 2011 to its senior executive officers under the SCP. These awards are awards with a maximum seven-year vesting period, with 25% annual vesting starting on the first anniversary of the grant date. These units' vesting is contingent on the Company achieving an AEPS goal of $1.00 for the prior fiscal year. If the performance goal is not achieved, vesting is delayed to a following year in which the AEPS goal is achieved. Any unvested awards from prior years may vest cumulatively in a future year within the seven-year vesting period if the annual AEPS goal is achieved during a subsequent year. If the AEPS goal has not been met by the end of the seven year period, any unvested shares will be forfeited.

        Seagate Technology plc Stock Purchase Plan (the "ESPP").    There are 40 million ordinary shares authorized to be issued under the ESPP. In no event shall the total number of shares issued under the ESPP exceed 75 million ordinary shares. The ESPP consists of a six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP permits eligible employees to purchase ordinary shares through payroll deductions generally at 85% of the fair market value of the ordinary shares. As of 29 June 2012 there were approximately 4 million ordinary shares available for issuance under the ESPP.

        i365, Inc. 2010 Equity Incentive Plan (the "i365 Plan").    In October 2010, i365, Inc. ("i365"), a wholly owned subsidiary of the Company, adopted the i365, Inc. 2010 Equity Incentive Plan (the "i365 Plan"). A maximum of 5 million shares of i365's common stock are issuable under the i365 Plan. Options granted to employees generally vest as follows: 25% of the options on the first anniversary of the vesting commencement date and the remaining 75% proportionately each month over the next 36 months. Options expire ten years from the date of grant. During fiscal year 2011, the Company issued options for the purchase of approximately 4 million shares of i365 common stock with an exercise price of $1.59, respectively. As of 29 June 2012, there were approximately 1 million shares of common stock available for issuance under the i365 Plan. The compensation expense associated with options granted to date under the i365 Plan is not material for fiscal year 2012 or 2011.

  Determining Fair Value of Seagate Technology Stock Plans

        Valuation and amortization method—The Company estimates the fair value of stock options granted using the Black-Scholes-Merton valuation model and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period or the remaining service (vesting) period.

        Expected Term—Expected term represents the period that the Company's stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its stock-based awards.

        Expected Volatility—The Company uses a combination of the implied volatility of its traded options and historical volatility of its share price.

        Expected Dividend—The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price. The expected dividend assumption is based on the Company's current expectations about its anticipated dividend policy. Also, because the expected dividend yield should reflect marketplace participants' expectations, the Company does not incorporate changes in dividends anticipated by management unless those changes have been communicated to or otherwise are anticipated by marketplace participants.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company's stock-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available term maturities.

        Fair Value—The fair value of the Company's nonvested awards and performance awards subject to an AEPS condition for fiscal years 2012 and 2011, is the price of the Company's shares on the grant date. The weighted average grant date fair value of awards granted are as follows:

	Fiscal Years
	2012	2011
Nonvested awards
Weighted-average fair value	$13.14	$11.61
Performance awards
Weighted-average fair value	$11.16	$13.63

        The fair value of the Company's shares related to options granted to employees and shares issued from the ESPP for fiscal years 2012 and 2011 were estimated using the following weighted-average assumptions:

	Fiscal Years
	2012	2011
Options
Expected term (in years)	4.2	4.2
Volatility	49 - 53%	49 - 57%
Weighted-average volatility	50%	55%
Expected dividend rate	3.8 - 6.5%	0 - 4.3%
Weighted-average expected dividend rate	5.89%	0.08%
Risk-free interest rate	0.6 - 0.9%	0.9 - 1.8%
Weighted-average fair value	$3.61	$5.32
ESPP
Expected term (in years)	0.5	0.5
Volatility	45 - 54%	44 - 47%
Weighted-average volatility	49%	45%
Expected dividend rate	3.9 - 5.2%	—%
Weighted-average expected dividend rate	4.66%	—%
Risk-free interest rate	0.1 - 0.2%	0.1 - 0.2%
Weighted-average fair value	$4.89	$3.42
Performance awards subject to market condition
Expected term (in years)	2.96	2.96
Weighted-average volatility	65%	64%
Expected dividend rate	6.4%	—%
Risk-free interest rate	0.34%	0.81%
Weighted-average fair value	$10.05	$12.13

  Share-Based Compensation Expense

        The Company recorded $51 million and $51 million of share-based compensation during fiscal years 2012 and 2011, respectively. Management has made an estimate of expected forfeitures and is

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

recognizing compensation costs only for those equity awards expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as analysis of actual forfeited awards.

Share Option Activity

        The Company issues new ordinary shares upon exercise of share options. The following is a summary of option activities:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In millions)		(In years)	(US Dollars In millions)
Outstanding at 1 July 2011	46.4	$13.44	3.3	$259
Granted	2	13.56
Exercised	(23)	13.49
Forfeitures	(0.7)	6.02
Expirations	(2.1)	18.09

Outstanding at 29 June 2012	22.6	$13.18	3.3	$264

Vested and expected to vest at 29 June 2012	21.7	$13.39	3.2	$250

Exercisable at 29 June 2012	14.2	$16.10	2.4	$126

        The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company's ordinary shares for the options that were in-the-money at 29 June 2012. During fiscal years 2012 and 2011, the aggregate intrinsic value of options exercised under the Company's stock option plans was $245 million and $76 million, respectively, determined as of the date of option exercise. The aggregate fair value of options vested during fiscal year 2012 was approximately $17 million.

        At 29 June 2012, the total compensation cost related to options granted to employees but not yet recognized was approximately $20 million, net of estimated forfeitures of approximately $1 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of approximately 2.4 years and will be adjusted for subsequent changes in estimated forfeitures.

Nonvested Share Activity

        The following is a summary of nonvested share activities:

Nonvested Awards	Number of Shares	Weighted-Average Grant-Date Fair Value
	(In millions)
Nonvested at 1 July 2011	2.5	$12.05
Granted	2.5	$13.14
Forfeitures	(0.2)	$11.70
Vested	(0.8)	$12.77

Nonvested at 29 June 2012	4	$12.62

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        At 29 June 2012, the total compensation cost related to nonvested awards granted to employees but not yet recognized was approximately $36 million, net of estimated forfeitures of approximately $3 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.9 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of nonvested awards vested during fiscal year 2012 was approximately $11 million.

Performance Share Activity

        The following is a summary of performance share activities:

Performance Awards	Number of Shares	Weighted-Average Grant-Date Fair Value
	(In millions)
Performance awards at 1 July 2011	0.6	$12.05
Granted	1.2	$10.05
Forfeitures	—	$—
Vested	(0.1)	$11.36

Performance awards at 29 June 2012	1.7	$10.69

        At 29 June 2012, the total compensation cost related to performance awards granted to employees but not yet recognized was approximately $16 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 3 years.

  ESPP

        During fiscal years 2012 and 2011, the aggregate intrinsic value of shares purchased under the Company's ESPP was approximately $17 million and $7 million respectively. At 29 June 2012, the total compensation cost related to options to purchase the Company's ordinary shares under the ESPP but not yet recognized was approximately $1 million. This cost will be amortized on a straight-line basis over a weighted-average period of approximately one month. During fiscal year 2012, the Company issued 3.0 million ordinary shares with a weighted-average purchase price of $11.79 per share.

  Tax-Deferred Savings Plan

        The Company has a tax-deferred savings plan, the Seagate 401(k) Plan (the "40l(k) plan"), for the benefit of qualified employees. The 40l(k) plan is designed to provide employees with an accumulation of funds at retirement. Qualified employees may elect to make contributions to the 401(k) plan on a bi-weekly basis. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to maximum annual contributions of $3,500 per participating employee. During fiscal years 2012 and 2011, the Company made matching contributions of $13 million and $13 million, respectively.

  Deferred Compensation Plan

        On 1 January 2001, the Company adopted the SDCP for the benefit of eligible employees. This plan is designed to permit certain discretionary employer contributions, in excess of the tax limits applicable to the 401(k) plan and to permit employee deferrals in excess of certain tax limits. The Company's assets designated to pay benefits under the plan are held by a rabbi trust. The assets and liabilities of a rabbi trust are accounted for as assets and liabilities of the Company. As of 29 June 2012 and 1 July 2011, the assets held in the rabbi trust were approximately $73 million and $84 million,

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

respectively, and are included in Restricted cash and investments in the Consolidated Balance Sheets. The deferred compensation obligation related to the rabbi trust included in Accrued expenses on the accompanying Consolidated Balance Sheets was approximately $82 million and $93 million as of 29 June 2012 and 1 July 2011, respectively.

  Directors' Emolument

        During the year ended 29 June 2012, the Company paid $10 million to its directors in respect of duties relating to Seagate Technology plc. Of the total paid, $8 million was for managerial services, which included compensation for Mr. Luczo's service as President and Chief Executive Officer, and $2 million was for director services, which included compensation for all non-employee directors.

        During the year ended 1 July 2011, the Company paid $6 million to its directors in respect of duties relating to Seagate Technology plc. Of the total paid, $4 million was for managerial services, which included compensation for Mr. Luczo's service as President and Chief Executive Officer, and $2 million was for director services, which included compensation for all non-employee directors.

12.   Earnings Per Share

        The following table sets forth the computation of basic and diluted net income per share:

	Fiscal Years Ended
(US Dollars in millions, except per share data)	29 June 2012	1 July 2011
Numerator:
Net income	$2,862	$511

Net income, as adjusted	$2,862	$511

Number of shares used in per share calculations:
Total shares for purpose of calculating basic net income per share	426	451
Weighted-average effect of dilutive securities:
Employee equity award plans	15	16

Dilutive potential shares:	15	16

Total shares for purpose of calculating diluted net income per share	441	467

Net income per share:
Basic net income per share	$6.72	$1.13

Diluted net income per share	$6.49	$1.09

        The following potential shares were excluded from the computation of diluted net income (loss) per share as their effect would have been anti-dilutive:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011
Employee equity award plans	7	15

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   Business Segment and Geographic Information

        The Company has concluded that its manufacture and distribution of disk drives constitutes one reporting segment. The Company's manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple disk drive applications and markets. The Company's main technology platforms are primarily focused around areal density of media and read/write head technologies. In addition, the Company also invests in certain other technology platforms including motors, servo formatting read/write channels, solid state technologies and sealed drive technologies. The Company has determined that its Chief Executive Officer is the Company's chief operating decision maker (CODM) as he is responsible for reviewing and approving investments in the Company's technology platforms and manufacturing infrastructure.

        In fiscal years 2012 and 2011, Dell Inc. accounted for approximately 15% and 13% of consolidated revenue, respectively, while Hewlett-Packard Company accounted for approximately 14% and 15% of consolidated revenue, respectively. No other customer accounted for more than 10% of consolidated revenue in any year presented.

        Other long-lived assets consist of tangible assets, other intangible assets, capital leases, equity investments and other non-current assets as recorded by the Company's operations in each area.

        The following table summarizes the Company's operations by geographic area:

	Fiscal Years Ended
	29 June 2012	1 July 2011
	(US Dollars in millions)
Revenue from external customers(1):
Singapore	$7,847	$5,507
United States	3,845	3,043
The Netherlands	3,089	2,344
Other	158	77

Consolidated	$14,939	$10,971

Long-lived assets:
Singapore	$868	$748
Thailand	409	380
United States	318	355
China	270	277
Malaysia	144	173
Other	928	462

Consolidated	$2,937	$2,395

(1)
Revenue is attributed to countries based on the shipping location.

14.   Legal, Environmental and Other Contingencies

        The Company assesses the probability of an unfavorable outcome of all its material litigation, claims, or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.

  Intellectual Property Litigation

        Convolve, Inc. ("Convolve") and Massachusetts Institute of Technology ("MIT") v. Seagate Technology LLC, et al.—On 13 July 2000, Convolve and MIT filed suit against Compaq Computer Corporation and Seagate Technology LLC in the U.S. District Court for the Southern District of New York, alleging infringement of U.S. Patent Nos. 4,916,635, "Shaping Command Inputs to Minimize Unwanted Dynamics" (the '635 patent) and U.S. Patent No. 5,638,267, "Method and Apparatus for Minimizing Unwanted Dynamics in a Physical System" (the '267 patent), misappropriation of trade secrets, breach of contract, tortious interference with contract and fraud relating to Convolve and MIT's Input Shaping® and Convolve's Quick and Quiet™ technology. The plaintiffs claimed their technology is incorporated in the Company's sound barrier technology, which was publicly announced on 6 June 2000. The complaint seeks injunctive relief, $800 million in compensatory damages and unspecified punitive damages, including for willful infringement and willful and malicious misappropriation. If willful infringement is found by the jury, the court may assess, in addition to compensatory damages for the infringement, punitive damages in an amount up to three times the amount of such compensatory damages. If willful and malicious misappropriation is found by the jury, the court may assess, in addition to compensatory damages for the misappropriation, punitive damages in an amount up to two times the amount of such compensatory damages. On 6 November 2001, the U.S. Patent and Trademark Office ("USPTO") issued to Convolve US Patent No. 6,314,473, "System for Removing Selected Unwanted Frequencies in Accordance with Altered Settings in a User Interface of a Data Storage Device," (the '473 patent"). Convolve filed an amended complaint on 16 January 2002, alleging defendants infringe this patent. The '635 patent expired on 12 September 2008. The court ruled in 2010 that the '267 patent was out of the case.

        On 16 August 2011, the court granted in part and denied in part the Company's motion for summary judgment. The court granted summary judgment in favor of the Company on all patent infringement claims and on 11 of the 15 remaining alleged trade secrets at issue. The court also denied Convolve's request for enhanced damages as moot and dismissed Convolve's request for injunctive relief. Following this ruling, the parties entered into a stipulation to conditionally dismiss without prejudice the remaining claims in order to facilitate an appeal of the 16 August 2011 order by Convolve to the U.S. Court of Appeals for the Federal Circuit. Pursuant to this stipulation, the court entered a final judgment on 4 October 2011. Convolve filed its notice of appeal to the U.S. Court of Appeals for the Federal Circuit on 3 November 2011. A hearing before the Court of Appeals has not yet been scheduled. In view of the court's 16 August 2011 ruling and the uncertainty regarding the amount of damages, if any, that could be awarded Convolve in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

        Alexander Shukh v. Seagate Technology—On 12 February 2010, former Seagate engineer Alexander Shukh filed a complaint and an amended complaint against the Company in Minnesota federal court, alleging, among other things, employment discrimination based on his Belarusian national origin and wrongful failure to name him as an inventor on several patents and patent applications. Mr. Shukh's employment was terminated as part of a company-wide reduction in force in fiscal year 2009. He seeks

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

damages in excess of $75 million. The Company believes the claims are without merit and intends to vigorously defend this case. Trial is scheduled to begin 1 July 2013. In view of the uncertainty regarding the amount of damages, if any, that could be awarded in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

        Rembrandt Data Storage, LP v. Seagate Technology LLC—On 10 November 2010, Rembrandt Data Storage, LP filed suit against Seagate Technology LLC in the U.S. District Court for the Western District of Wisconsin alleging infringement of U.S. Patent No. 5,995,342 C1, "Thin Film Heads Having Solenoid Coils," and U.S. Patent No. 6,195,232, "Low-Noise Toroidal Thin Film Head With Solenoidal Coil." The complaint seeks unspecified compensatory damages, enhanced damages, injunctive relief, and attorneys' fees and costs. On 2 March 2012, the district court granted Seagate's motion for summary judgment of non-infringement and entered judgment in favor of Seagate. On 7 March 2012, Rembrandt appealed to the U.S. Court of Appeals for the Federal Circuit. A hearing before the Court of Appeals has not yet been scheduled. In view of the court's 2 March 2012 ruling and the uncertainty regarding the amount of damages, if any, that could be awarded Rembrandt in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible loss or possible range of loss related to this matter.

        Rambus, Inc. ITC Investigation re Certain Semiconductor Chips and Products Containing the Same —On 1 December 2010, Rambus, Inc. filed a complaint with the International Trade Commission seeking an investigation pursuant to Section 337 of the Tariff Act of 1930, as amended. The complaint names Seagate Technology LLC and numerous other respondents, including LSI, Inc. and ST Microelectronics, Inc., alleging that Seagate products incorporate semiconductor products made by LSI and STMicroelectronics that infringe various patents owned by Rambus. The ITC initiated an investigation on 29 December 2010. Rambus seeks an order to exclude entry of infringing products into the U.S. and a cease and desist order. On 25 July 2012, the ITC gave notice that it had determined to terminate the investigation with a finding of no violation of Section 337 by Seagate and the other respondents. In light of the 25 July 2012 notice and the nature of the relief sought, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible loss or range of loss, or other possible adverse result, if any, that may be incurred with respect to this matter.

        LEAP Co., Ltd. v. Seagate Singapore International Headquarters Pte. Ltd. and Nippon Seagate Inc. —On 4 July 2012, LEAP Co., Ltd. filed a lawsuit in the Tokyo District Court of Japan against Seagate Singapore International Headquarters Pte. Ltd., Nippon Seagate Inc. and Buffalo Inc. alleging wrongful termination of purchase agreements and other claims, and seeking approximately $38 million in damages. The Company believes the claims are without merit and intends to vigorously defend this case. In view of the uncertainty regarding the amount of damages, if any, that could be awarded in this matter, the Company does not believe that it is currently possible to determine a reasonable estimate of the possible range of loss related to this matter.

  Environmental Matters

        The Company's operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company's operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The Company has established environmental management systems and continually updates its environmental policies and standard operating procedures for its operations worldwide. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.

        Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the "Superfund" law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.

        While the Company's ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.

        The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union ("EU") enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, which prohibits the use of certain substances, including lead, in certain products, including disk drives, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the United States, Canada, Mexico, Taiwan, China, Japan and others. The European Union REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern ("SVHCs") in products. If the Company or its suppliers fails to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company's business.

  Other Matters

        The Company is involved in a number of other judicial and administrative proceedings incidental to its business, and the Company may be involved in various legal proceedings arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

15.   Commitments

        Leases.    The Company leases certain property, facilities and equipment under non-cancelable lease agreements. Land and facility leases expire at various dates through 2067 and contain various provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index. Also, certain leases provide for renewal of the lease at the Company's option at expiration of the lease. All of the leases require the Company to pay property taxes, insurance and normal maintenance costs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Future minimum lease payments for operating leases (including accrued lease payments relating to restructuring plans) with initial or remaining terms of one year or more were as follows at 29 June 2012 (lease payments are shown net of sublease income):

Fiscal Years	Operating Leases
(US Dollars in millions)
2013	$38
2014	27
2015	16
2016	11
2017	6
Thereafter	79

$177

        Total rent expense for all land, facility and equipment operating leases, net of sublease income, was $34 million and $24 million for fiscal years 2012 and 2011, respectively. Total sublease rental income for fiscal years 2012 and 2011 was $6 million and $12 million, respectively. The Company subleases a portion of its facilities that it considers to be in excess of current requirements. As of 29 June 2012, total future lease income to be recognized for the Company's existing subleases is approximately $8 million.

        During the fiscal year 2011, the Company entered into a sale-leaseback transaction for its AMK facility in Singapore. The transaction was completed in the fourth fiscal quarter and net proceeds were $73 million. Upon execution of the sale, the Company recognized a $15 million gain and an additional $26 million of deferred gain. The deferred gain is being recognized ratably over the minimum lease term of three years, as an offset to the related rental expense. The Company considers this lease as a normal leaseback and classified the lease as an operating lease. As of 29 June 2012, the total future minimum lease payments for the leaseback were $12 million, which are included in the total future minimum lease payments for operating leases shown above.

        The Company recorded amounts for both adverse and favorable leasehold interests and for exit costs that apply directly to the lease commitments assumed through the 2006 acquisition of Maxtor. As of 29 June 2012, the Company had a $10 million adverse leasehold interest related to leases acquired from Maxtor. The adverse leasehold interest is being amortized to Cost of revenue and Operating expenses over the remaining duration of the leases. In addition, the Company had $12 million and $16 million remaining in accrued exit costs related to the planned exit of Maxtor leased excess facilities at 29 June 2012 and 1 July 2011, respectively.

        Capital Expenditures.    The Company's non-cancelable commitments for construction of manufacturing facilities and purchases of equipment approximated $236 million at 29 June 2012.

16.   Guarantees

  Indemnifications to Officers and Directors

        On 4 May 2009, prior to the Redomestication (defined below) Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Seagate-Cayman"), then the parent company, entered into a new form of indemnification agreement (the "Revised Indemnification Agreement") with its officers and directors of Seagate-Cayman and its subsidiaries (each, an "Indemnitee"). The Revised Indemnification Agreement provides indemnification in addition to any of Indemnitee's indemnification rights under Seagate-Cayman's Articles of Association,

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

applicable law or otherwise, and indemnifies an Indemnitee for certain expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of Seagate-Cayman or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of Seagate-Cayman or any of its subsidiaries or of any other entity to which he or she provides services at Seagate-Caymans's request. However, an Indemnitee shall not be indemnified under the Revised Indemnification Agreement for (i) any fraud or dishonesty in the performance of Indemnitee's duty to Seagate-Cayman or the applicable subsidiary of Seagate-Cayman or (ii) Indemnitee's conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate-Cayman or the applicable subsidiary of Seagate-Cayman. In addition, the Revised Indemnification Agreement provides that Seagate-Cayman will advance expenses incurred by an Indemnitee in connection with enforcement of the Revised Indemnification Agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

        On 3 July 2010, pursuant to a corporate reorganization, the common shareholders of Seagate-Cayman became ordinary shareholders of Seagate Technology PLC (the Company) and Seagate-Cayman became a wholly owned subsidiary of the Company, as described more fully in the Current Report on Form 8-K filed by the Company on 6 July 2010 (the "Redomestication"). On 27 July 2010, in connection with the Redomestication, the Company, as sole shareholder of Seagate-Cayman, approved a form of deed of indemnity (the "Deed of Indemnity"), which provides for the indemnification by Seagate-Cayman of any director, officer, employee or agent of the Company, Seagate-Cayman or any subsidiary of the Company (each, a "Deed Indemnitee"), in addition to any of a Deed Indemnitee's indemnification rights under the Company's Articles of Association, applicable law or otherwise, with a similar scope to the Revised Indemnification Agreement. Seagate-Cayman entered into the Deed of Indemnity with certain Deed Indemnitees effective as of 3 July 2010 and continues to enter into the Deed of Indemnity with additional Deed Indemnitees from time to time.

        The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification obligations.

  Intellectual Property Indemnification Obligations

        The Company has entered into agreements with customers and suppliers that include limited intellectual property indemnification obligations that are customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims arising from these transactions. The nature of the intellectual property indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification obligations.

  Product Warranty

        The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of one to five years. The Company uses estimated repair or replacement costs and uses statistical modeling to estimate product return rates in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

order to determine its warranty obligation. Changes in the Company's product warranty liability during the fiscal years ended 29 June 2012 and 1 July 2011 were as follows:

	Fiscal Years Ended
(US Dollars in millions)	29 June 2012	1 July 2011
Balance, beginning of period	$348	$372
Warranties issued	169	199
Repairs and replacements	(284)	(221)
Changes in liability for pre-existing warranties, including expirations	58	(2)
Warranty liability assumed from Samsung HDD business	72	—

Balance, end of period	$363	$348

17.   Related Party Transactions

        In connection with the Company's acquisition of the Samsung HDD business, Samsung became a shareholder of the Company and appointed one of its executives on the Company's Board of Directors.

        Samsung Electronics Co. Ltd. ("Samsung")    The Company recorded revenue of $407 million from sales to Samsung for fiscal year 2012. The Company made payments to Samsung in fiscal years 2012 of $102 million related to purchases of various components. The Company had accounts payable to Samsung of $25 million and accounts receivable from Samsung of $64 million at 29 June 2012.

        During fiscal year 2012, members of the Company's board of directors also served on the boards of the following companies with which the Company had transactions:

        Symantec Corporation ("Symantec")    The Company made payments of $30 million for the purchase of its new Cupertino, California facility to Symantec in fiscal year 2011.

        United Parcel Service, Inc. ("UPS")    The Company made payments for freight and logistics services to UPS of $94 million and $150 million in fiscal years 2012 and 2011, respectively. At 29 June 2012, and 1 July 2011, the Company had accounts payable to UPS of $15 million and $14 million, respectively.

        LSI Corporation ("LSI")    The Company recorded revenue of $4 million and $65 million from sales to LSI for fiscal years 2012 and 2011, respectively. The Company made payments to LSI in fiscal years 2012 and 2011 of $685 million and $333 million, respectively, related to purchases of various components. The Company had accounts payable to LSI of $455 million and $70 million at 29 June 2012 and 1 July 2011, respectively.

        Microsoft Corporation ("Microsoft")    The Company recorded revenue of $54 million from sales to Microsoft for fiscal year 2012. The Company made payments to Microsoft in fiscal year 2012 of $24 million related to purchases of licensed software. The Company had accounts receivable from Microsoft of $39 million at 29 June 2012.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   Employees and Remuneration

        The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	29 June 2012	1 July 2011
	(in thousands)
Manufacturing	47	45
Product development	5	4
Sales, marketing, general & administrative	3	3

	55	52

        Employee costs during each year consist of the following:

	Fiscal Years Ended
	29 June 2012	1 July 2011
	(US Dollars in millions)
Salaries and wages	$1,416	$1,184
Social security costs(1)	351	298
Share-based compensation	51	51

	$1,818	$1,533

(1)
Social security costs includes social security costs, employer paid payroll taxes, and other employee benefits paid by the Company.

19.   Auditors' Remuneration

        Total auditors' remuneration was $5.7 million and $5.1 million for the years ended 29 June 2012 and 1 July 2011, respectively. These amounts reflect fees for all professional services rendered by Ernst & Young and its affiliated firms.

        The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts was $0.1 million and $0.2 million for the years ended 29 June 2012 and 1 July 2011, respectively. In addition, Ernst & Young Ireland received fees of $0.08 million and $0.2 million for other assurance services and nil for tax and other non-audit services in respect of the years ended 29 June 2012 and 1 July 2011.

20.   Post Balance Sheet Events

  Dividends

        On 25 July 2012, the Board of Directors approved a cash dividend of $0.32 per share, which will be payable on 29 August 2012 to shareholders of record as of the close of business on 10 August 2012.

        On 3 August 2012, the Company acquired 64.5% of LaCie S.A., a manufacturer of consumer storage products. The Company paid approximately $117 million in cash for the acquisition. The purchase agreement includes a contingent price supplement of 3% in the event that 95% of the shares and voting rights of LaCie S.A. acquired by the Company within 6 months following closing.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21.   Subsidiary Undertakings

        The subsidiary undertakings of Seagate Technology plc are listed below. Unless noted herein, all subsidiary undertakings are wholly owned by Seagate Technology plc and their financial results are included in the Company's consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology (Dublin Branch)	Ireland	38/39 Fitzwilliam Square, Dublin, 2, Ireland	Ireland branch of Seagate Technology	100%
Seagate Technology HDD Holdings	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology HDD Holdings (Dublin Branch)	Ireland	38/39 Fitzwilliam Square, Dublin, 2, Ireland	Ireland branch of Seagate Technology HDD Holdings	100%
Seagate HDD Cayman	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801	Holding company	100%
EVault Inc.	Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle, Delaware, 19808, United States	Backup and recovery services	100%
EVault Canada Inc.	Canada	c/o Stewart McKelvey, 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, NB, E2L 4S6, Canada	Backup and recovery services	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
EVault (EMEA) B.V.	Netherlands	Tupolevlaan 109, 1119 PA, Schiphol-Rijk, The Netherlands	Backup and recovery services	100%
EVault UK Limited	United Kingdom	120 Bridge Road, Chertsey, Surrey, KT16 8LA	Backup and recovery services	100%
i365 GmbH	Germany	Messerschmittstrasse 4, Munchen, 80992, Germany	Backup and recovery services	100%
Quinta Corporation	California	818 West Seventh Street, Los Angeles, California, 90017, USA	Holding company	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801	Designs, manufactures, markets and sells computer disc drives.	100%
Seagate Technology AB	Sweden	Ekonomikontoret J&J AB, Birger Jarlsgatan 2, 5th Floor, Stockholm, S-114 34, Sweden	Marketer of disc drives	100%
Seagate Technology Australia Pty Limited	Australia	WLM Partners Pty Limited, Level 12, 84 Pitt Street, Sydney, 2000, Australia	Marketer of disc drives	100%
Seagate Technology Canada Inc.	Canada	c/o Stewart McKelvey, 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, NB, E2L 4S6, Canada	Data recovery services	100%
Seagate Technology GmbH	Germany	Messerschmittstrasse 4, Munchen, 80992, Germany	Marketer of disc drives	100%
Seagate Technology (Hong Kong) Limited	Hong Kong	c/o B. & McK. Nominees Limited, 1401 Hutchison House, 10 Harcourt Road, Hong Kong	Designs, manufactures and markets disc drives and peripheral products	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Beijing Representative Office	China	Room 1205-1207, South Building, Raycom Park, Tower C, No. 2 Science Institute South Road, Zhong Guan Cun, Haidin District, Beijing 100190, China	China Representative Office of Seagate Technology (Hong Kong) Limited	100%
Shanghai Representative Office	China	Unit 904-905, Platinum, No. 233 Tai Cang Road, Lu Wan District, Shanghai 200020, China	China Representative Office of Seagate Technology (Hong Kong) Limited	100%
Shenzhen Representative Office	China	Room 6512, 65F, Office Tower, Di Wang Commercial Centre, 5002 Shan Nan Dong Road, Shenzhen 518008 China	China Representative Office of Seagate Technology (Hong Kong)	100%
Seagate Technology SAS	France	16-18 rue du Dôme, 92100 Boulogne-Billancourt, France	Marketer of disc drives	100%
Seagate Technology Taiwan Ltd.	Taiwan	14th Fl., No. 363, Fu Hsin N. Road, Taipei, 10543, TAIWAN, R.O.C.	Marketer of disc drives	100%
Seagate US LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801	Payroll company	100%
Seagate Technology International	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Designs, manufactures, markets and sells computer disc drives.	100%
Seagate Technology International (Netherlands Branch)	Netherlands	Koolhovenlaan 1, 1119 NB, Schiphol-Rijk, The Netherlands	Netherlands branch of Seagate Technology International	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology International (Singapore Branch)	Singapore	7000 Ang Mo Kio Avenue 5, 569877, Singapore	Singapore branch of Seagate Technology International	100%
Seagate Brasil Comércio e Distribuição de Produtos de Informatica Ltda.	Brazil	Millenium Center, #501-503, Djalma Batista Avenue, 166, Manaus , Brasil	Marketer of disc drives	100%
Maxtor Global Ltd.	Bermuda	Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda	Holding company	100%
Maxtor Luxembourg S.àr.l.	Luxembourg	5 rue Guillaume Kroll, L-1882, Luxembourg	Holding company	100%
Maxtor Peripherals (S) Pte Ltd	Singapore	50 Raffles Place #06-00, Singapore Land Tower 048623, Singapore	Inactive	100%
Maxtor International S.àr.l.	Switzerland	c/o Gerfico SA, Rue du Bassin 14, Neuchâtel, 2001, Switzerland	Inactive	100%
Maxtor International Manufacturing S.àr.l.	Switzerland	c/o Gerfico SA, Rue du Bassin 14, Neuchâtel, 2001, Switzerland	Inactive	100%
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia	1st Floor (Rm. 102), 42 Jalan Sultan Ahmad Shah, Penang 10050	Components manufacturer	100%
Seagate Business Centre (UK) Ltd.	United Kingdom	100 New Bridge Street, London EC4V 6JA, England	Holding company	100%
Seagate Business Centre (US) LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA	Sales and marketing support	100%
Seagate Business Centre (Singapore) Pte. Ltd.	Singapore	50 Raffles Place #06-00, Singapore Land Tower	Sales and marketing of computer peripherals	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Business Centre GmbH	Germany	Messerschmittstrasse 4, Munchen 80992, Germany	Sales and marketing of computer auxiliary equipment.	100%
Seagate Korea Ltd.	Korea	41/F Gangnam Finance Center, 737 Yeoksam-dong, Gangnam-gu, Seoul 135-984 Korea	Research and development; support services	100%
Seagate International (Johor) Sdn. Bhd.	Malaysia	B-11-8, Level 11, Megan Avenue II, Jalan Yap Kwan Seng, Kuala Lumpur, 50450, Malaysia	Substrate manufacturer	100%
Seagate Memory Products International	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Singapore International Headquarters Pte. Ltd.	Singapore	50 Raffles Place #06-00, Singapore Land Tower 048623, Singapore	Exports products manufactured in Asia	100%
Seagate Technology International (Wuxi) Co. Ltd.	China	Export Processing Zone, B No. 2, Xing Chuang Er Lu Wuxi, Jiangsu China, Peoples Republic of	Drive manufacturer	100%
Seagate Technology (Netherlands) B.V.	Netherlands	Koolhovenlaan 1, 1119 NB, Schiphol-Rijk, The Netherlands	Holding company; Recovery Services	100%
Nippon Seagate Inc.	Japan	Tennoz Parkside Bldg. 3F, 2-5-8 Higashi-Shinagawa, Shinagawa-ku, Tokyo, 140-0002, Japan	Procurement; marketer of disc drives; designs and manufacturers disc drive components.	100%
Seagate Technology Republic Ireland Limited	Ireland	Arthur Cox Building, Earlsfort Terrace, Dublin, 2, Republic of Ireland	Inactive	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology Asia Holdings	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology China Holding Company	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong	c/o B. & McK. Nominees Limited, 1401 Hutchison House, 10 Harcourt Road, Hong Kong	Holding company	100%
Seagate Technology (Suzhou) Co. Ltd.	China	No. 1 Wu Xiang Road, Zone A, Export Processing Zone, 200 Suhong Zhong Road, Suzhou Industrial Park, 215021, People's Republic of China	Disk drive manufacturer	100%
Seagate Technology HDD (India) Private Limited	India	Paharpur Business Centre, Suite 412, 21 Nehru Place Greens, New Delhi, 110019, India	Technical and marketing support; software development and enhancement services	100%
Seagate Technology (Ireland)	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%
Seagate Technology (Ireland)(Springtown Branch)	United Kingdom	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	N. Ireland Branch of Seagate Technology (Ireland)	100%
Seagate Technology (Malaysia) Holding Company	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Holding company	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia	Suite 6.1A, Level 6, Menara Pelangi, Jalan Kuning, Taman Pelangi, 80400 Johor Bahru, Johor	Manufacture and sales of printed circuit boards	100%
Seagate Technology UK Ltd.	United Kingdom	100 New Bridge Street, London, EC4V 6JA, England	Markets and sells computer disc drives and components	100%
Seagate Technology UK Ltd. (Dublin Branch)	Ireland	38/39 Fitzwilliam Square, Dublin, 2, Ireland	Ireland branch of Seagate Technology (UK) Ltd.	100%
Seagate Technology Media (Ireland)	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Inactive	100%
Seagate Technology (Philippines)	Cayman	c/o Maples and Calder, P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Inactive	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn, 10270, Thailand	Manufacturer of disc drives and related peripherals	100%

SEAGATE TECHNOLOGY PLC

PARENT COMPANY BALANCE SHEET

(US dollars in millions)	Note	29 June 2012	1 July 2011
ASSETS
Fixed assets:
Financial assets—investment in subsidiary	3	$6,306	$6,258
Current assets:
Amounts due from subsidiaries		688	1
Debtors		1	2
Cash		1	1

Total Assets		$6,996	$6,262

LIABILITIES
Capital and reserves:
Share capital	5	$—	$—
Share premium	6	1,116	84
Other reserves	6	102	51
Profit and loss account	6	3,502	5,503

		4,720	5,638
Creditors—Amounts falling due within one year:
Amounts due to subsidiaries	4	2,274	619
Creditors		2	5

		2,276	624

Total Liabilities		$6,996	$6,262

        Approved by the Board of Directors on 29 August 2012 and signed on its behalf by:

/s/ STEPHEN J. LUCZO Stephen J. Luczo	/s/ KRISTEN M. ONKEN Kristen M. Onken

NOTES TO THE PARENT COMPANY BALANCE SHEET

1.     Accounting Policies

        Accounting Convention and Basis of Preparation of Financial Statements.    The financial statements are prepared under the historical cost convention and in accordance with the Companies Acts, 1963 to 2012 and Irish generally accepted accounting practice. The accompanying balance sheet of Seagate Technology plc is presented as an individual undertaking. The financial statements are presented in United States dollars, which is the Company's functional and presentation currency.

        Profit and Loss Account.    In accordance with Section 148(8) of the Companies Act, 1963, and Section 7(1A) of the Companies (Amendment) Act, 1986, Seagate Technology plc is availing of the exemption from presenting the individual profit and loss account. Seagate Technology plc's profit for the fiscal years ended 29 June 2012 and 1 July 2011 was $794 million and $210 million, respectively.

        Statement of Cash Flows.    Seagate Technology plc is availing the exemption afforded by Financial Reporting Standard (FRS) No. 1, Cash Flow Statements, not to provide a statement of cash flows.

        Investment in Subsidiary.    The Company's investment in Seagate Technology ("Seagate-Cayman"), a wholly owned subsidiary, was recorded at cost which equaled fair value on 3 July 2010, the date of the Scheme of Arrangement, based on the Company's market capitalization at that time. This initial valuation is the Company's cost basis for its investment in Seagate-Cayman. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist.

        Guarantees and Contingencies.    The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called. For more information on these guarantees, see the Consolidated Financial Statements "Note 16 Guarantees."

        The Company concluded that as the likelihood of the guarantees being called upon is remote no provisions for any guarantees have been booked to these financial statements.

        Share-based Payments.    The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the profit and loss account is charged with the expense related to the services received by Seagate Technology plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.

        Taxation.    Corporation tax is provided on taxable profits at the current rates.

        Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is only recognized when it is more likely than not the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the underlying timing differences can be recovered.

        The corporate tax rate applicable to the Company in Ireland is 25%. No deferred tax asset has been recorded in respect of losses as it is not more likely than not that there will be future taxable profits against which to utilize the losses.

NOTES TO THE PARENT COMPANY BALANCE SHEET (Continued)

2.     History and Description of the Company

        Seagate Technology plc was incorporated in Ireland, as a public limited company, on 22 January 2010 in order to assist the change of the Company's jurisdiction of incorporation from the Cayman Islands to Ireland (the "Scheme of Arrangement"). On 14 April 2010, the shareholders of Seagate-Cayman voted in favor the scheme of arrangement. The scheme of arrangement was sanctioned by the Cayman Court and became effective on 3 July 2010, at which time Seagate Technology plc replaced Seagate-Cayman as the parent company. Accordingly, all of the outstanding common shares of Seagate-Cayman were cancelled and Seagate Technology plc issued ordinary shares on a one-for-one basis for the cancelled shares. Shares of the Irish company, Seagate Technology plc, began trading on the NASDAQ Global Select Market under the symbol "STX" on 6 July 2010. Prior to 3 July 2010, Seagate Technology plc had no substantive operating activity.

        The principal activity of Seagate Technology plc is an investment holding company. Seagate Technology plc is the parent company of subsidiaries that design, manufacture, market and sell hard disk drives.

        The Company's registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland.

3.     Financial Assets—Investment in Subsidiary

(US dollars in millions)
At 2 July 2010	$—
Investment in Seagate-Cayman as part of the Scheme of Arrangement	6,193
Capital contribution in respect of share-based payment plans	49
Additional investment in subsidiary	16
Impairments	—

At 1 July 2011	6,258
Capital contribution in respect of share-based payment plans	48
Impairments	—

At 29 June 2012	$6,306

        As at 29 June 2012, the Company had the following subsidiary:

Company name	Registered office	Nature of business
Seagate Technology	Cayman Islands	Investment holding

        On 3 July 2010, following the Scheme of Arrangement becoming effective, Seagate Cayman Holdings, a dormant subsidiary held by Seagate Technology plc at 2 July 2010, was merged with Seagate Technology.

        The above subsidiary holding represents 100% of the common shares of the subsidiary, which is unlisted.

4.     Amounts Due to Subsidiaries

        The balance is primarily comprised of notes due to Seagate-Cayman. The Company borrowed $2,455 million during fiscal year 2012, of which $800 million was repaid by way of applying dividends declared by Seagate-Cayman. The remaining balance outstanding as at 29 June 2012 of $2,274 million is unsecured, interest free and is due within one year. For more information on these amounts, see "Note 10, Post Balance Sheet Events."

NOTES TO THE PARENT COMPANY BALANCE SHEET (Continued)

5.     Share Capital

	29 June 2012	1 July 2011
(US dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $.00001 par value per share	—	—

	$—	$—

	29 June 2012	1 July 2011
(US dollars in millions)
Allotted, called up and fully paid:
40,000 deferred shares of €1 par value per share	$—	$—
396,032,905 (2011: 424,611,591) ordinary shares of $.00001 par value per share	—	—

	$—	$—

        On 22 January 2010, 40,000 ordinary shares with a nominal value of €1 each were issued for cash at par. On 3 July 2010, as part of the Scheme of Arrangement, the 40,000 ordinary shares of €1 par value per share were reclassified as deferred shares of €1 par value per share and 470,240,793 ordinary shares of $.00001 par value per share were issued.

        During the period from 2 July 2011 to 29 June 2012, approximately 27 million ordinary shares were issued in respect of share-based payment plans and 101 million ordinary shares were repurchased and cancelled. Additionally, approximately 45 million ordinary shares were issued in connection with the acquisition of Samsung HDD assets and liabilities.

NOTES TO THE PARENT COMPANY BALANCE SHEET (Continued)

6.     Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total
	(In millions)	(US dollars in millions)
Balance at 2 July 2010	—	$—	$—	$—	$—
Issuance of shares upon Scheme of Arrangement	470	6,193			6,193
Transfer to profit and loss account		(6,192)	6,192		—
Income for the period			210		210
Repurchase and cancellation of ordinary shares	(57)		(822)		(822)
Issuance of shares in respect of share-based payment plans	12	83			83
Dividends to shareholders			(77)		(77)
Share-based compensation				51	51

Balance at 1 July 2011	425	84	5,503	51	5,638
Income for the period			794		794
Repurchase and cancellation of ordinary shares	(101)		(2,426)		(2,426)
Issuance of shares in connection with the acquisition of Samsung HDD assets and liabilities	45	688			688
Issuance of shares in respect of share-based payment plans	27	344			344
Dividends to shareholders			(369)		(369)
Share-based compensation				51	51

Balance at 29 June 2012	396	$1,116	$3,502	$102	$4,720

Transfer of share premium to profit and loss account

        On 23 July 2010, the High Court of Ireland approved the creation of distributable reserves of Seagate Technology plc through the reduction of the share premium account, so as to facilitate the ongoing payment of dividends to the shareholders of the Company and to permit the repurchase of shares. The court order authorizing the creation of distributable reserves was filed with the Companies Registration Office in Ireland and became effective on 28 July 2010.

Dividends

        During fiscal year 2012, the Company declared and paid cash dividends of $0.86 per share of its ordinary shares, aggregating $369 million. During fiscal year 2011, the Company declared a cash dividend of $0.18 per share of its ordinary shares, aggregating $77 million (including $3 million withheld for taxes). Of the $77 million dividend declared during fiscal year 2011, $74 million was paid in fiscal year 2011 and $3 million was paid in fiscal year 2012.

Capital Redemption Reserve Fund

        Other reserves includes an amount of $1,900 and $890 for fiscal years 2012 and 2011, respectively, representing a Capital Redemption Reserve Fund.

NOTES TO THE PARENT COMPANY BALANCE SHEET (Continued)

7.     Share-Based Payments

        Total share based payment expense in respect of share based payment plans was $51 million for the fiscal years ended 29 June 2012 and 1 July 2011, of which $48 million and $49 million, respectively, was included as a capital contribution in Investment in subsidiary (Note 3). Share based payment expense and shares issued in respect of share based payment plans are included in Note 11 to the Consolidated Financial Statements.

8.     Related Party Transactions

        The Company has availed of the exemption provided in FRS 8, Related Party Disclosures, 3(c) which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group. See Note 17 to the Consolidated Financial Statements for the companies with which the Company had related party transactions.

9.     Auditors' Remuneration

        The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts was $0.05 million and $0.05 million for the periods ended 29 June 2012 and 1 July 2011, respectively. In addition, Ernst & Young Ireland received fees of $0.13 million and $0.35 million for other assurance services in those periods. Ernst & Young Ireland did not receive any fees for tax or other non audit services in 2012 or 2011. Note 19 to the Consolidated Financial Statements provides additional information regarding auditors' remuneration.

10.   Post Balance Sheet Events

  Dividends

        On 25 July 2012, the Board of Directors approved a cash dividend of $0.32 per share, which will be payable on 29 August 2012 to shareholders of record as of the close of business on 10 August 2012.

11.   Approval of Financial Statements

        The directors approved the financial statements and authorized them for issue on 29 August 2012.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on October 22, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials, including notices of shareholder meetings, electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on October 22, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by October 22, 2012. SEAGATE TECHNOLOGY PLC 38/39 FITZWILLIAM SQUARE DUBLIN 2, IRELAND M48895-P29521 Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. SEAGATE TECHNOLOGY PLC (the "Company") The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Abstain Against Nominees: ! ! ! 1a. Stephen J. Luczo ! ! ! 1b. Frank J. Biondi, Jr. Abstain Against For 1c. Michael R. Cannon ! ! ! ! ! ! 1i. Kristen M. Onken 1j. Dr. Chong Sup Park ! ! ! ! ! ! 1d. Mei-Wei Cheng 1k. Gregorio Reyes ! ! ! ! ! ! 1e. William T. Coleman ! ! ! ! 1l. Edward J. Zander ! ! 1f. Jay L. Geldmacher ! ! ! ! ! ! 1g. Dr. Seh-Woong Jeong 2. To approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan; ! ! ! ! ! ! 1h. Lydia M. Marshall 3. To determine the price range at which the Company can re-issue treasury shares off-market; ! ! ! 4. To authorize holding the 2013 Annual General Meeting of Shareholders of the Company at a location outside of Ireland; Alternatively, you can instruct your proxy not to vote on a resolution by inserting an “x” in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. ! ! ! 5. To approve, in a non-binding advisory vote, the Company's named executive officer compensation; 6. To ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors for fiscal year 2013 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors' remuneration. ! ! ! ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. In their discretion, the proxies, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement, Form 10-K, Shareholder Letter and Irish Statutory Accounts are available at www.proxyvote.com. M48896-P29521 SEAGATE TECHNOLOGY PLC Annual Meeting of Shareholders October 24, 2012 9:30 AM (Irish Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Dr. Chong Sup Park and Kenneth M. Massaroni, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m. Irish Time on October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2012 Annual General Meeting, Dr. Chong Sup Park and Kenneth M. Massaroni, or each of them, shall be entitled to vote the undersigned's shares, as designated on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6 AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2012 ANNUAL GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE The signer(s) hereby acknowledge(s) receipt of the Notice of the 2012 Annual General Meeting of Shareholders and accompanying proxy statement. Continued and to be signed on reverse side